                                                                  EXECUTION COPY

                                                                   EXHIBIT 10.11

================================================================================

                                CREDIT AGREEMENT

                          Dated as of January 18, 2007

                                      among

                  FIDELITY NATIONAL INFORMATION SERVICES, INC.
                            and CERTAIN SUBSIDIARIES,
                                  as Borrowers,

                           The LENDERS Party Hereto,

                           JPMORGAN CHASE BANK, N.A.,
           as Administrative Agent, Swing Line Lender and L/C Issuer

                                      and

                             BANK OF AMERICA, N.A.,
                              as Swing Line Lender

                       ---------------------------------

                          J.P. MORGAN SECURITIES INC.,
                        BANC OF AMERICA SECURITIES LLC,

                                      and

                         WACHOVIA CAPITAL MARKETS, LLC,
             Joint Lead Arrangers and Joint Book Running Managers,

                             BANK OF AMERICA, N.A.
                                      and
                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             Co-Syndication Agents

                                      and

                                  BNP PARIBAS,
                              Documentation Agent

================================================================================

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                        ARTICLE 1
                                          DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Defined Terms...................................................................................     1
Section 1.02. Other Interpretive Provisions...................................................................    35
Section 1.03. Accounting Terms................................................................................    35
Section 1.04. Rounding........................................................................................    36
Section 1.05. References to Agreements and Laws...............................................................    36
Section 1.06. Times of Day....................................................................................    36
Section 1.07. Timing of Payment or Performance................................................................    36
Section 1.08. Exchange Rates; Currency Equivalents............................................................    36
Section 1.09. Additional Alternative Currencies...............................................................    37

                                                        ARTICLE 2
                                         THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01. The Committed Loans.............................................................................    38
Section 2.02. Borrowings, Conversions and Continuations of Committed Loans....................................    39
Section 2.03. Bid Loans.......................................................................................    41
Section 2.04. Letters of Credit...............................................................................    43
Section 2.05. Swing Line Loans................................................................................    52
Section 2.06. Prepayments.....................................................................................    55
Section 2.07. Termination or Reduction of Commitments.........................................................    58
Section 2.08. Repayment of Loans..............................................................................    59
Section 2.09. Interest........................................................................................    60
Section 2.10. Fees............................................................................................    60
Section 2.11. Computation of Interest and Fees................................................................    61
Section 2.12. Evidence of Indebtedness........................................................................    61
Section 2.13. Payments Generally..............................................................................    62
Section 2.14. Sharing of Payments.............................................................................    64
Section 2.15. Designated Borrowers............................................................................    65
Section 2.16. Increase in Commitments.........................................................................    67

                                                        ARTICLE 3
                                         TAXES, INCREASED COSTS AND ILLEGALITY

Section 3.01. Taxes...........................................................................................    69
Section 3.02. Illegality......................................................................................    71
Section 3.03. Inability to Determine Rates....................................................................    71
Section 3.04. Increased Cost and Reduced Return...............................................................    72

                                                                                                                PAGE

Section 3.05. Capital Adequacy................................................................................    72
Section 3.06. Reserves on Eurocurrency Rate Loans.............................................................    72
Section 3.07. Funding Losses..................................................................................    73
Section 3.08. Matters Applicable to All Requests for Compensation.............................................    73
Section 3.09. Replacement of Lenders Under Certain Circumstances..............................................    75
Section 3.10. Survival........................................................................................    76

                                                        ARTICLE 4
                                         CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01. Conditions of Initial Credit Extension..........................................................    76
Section 4.02. Conditions to All Credit Extensions.............................................................    78

                                                        ARTICLE 5
                                            REPRESENTATIONS AND WARRANTIES

Section 5.01. Existence, Qualification and Power; Compliance with Laws........................................    79
Section 5.02. Authorization; No Contravention.................................................................    79
Section 5.03. Governmental Authorization; Other Consents......................................................    79
Section 5.04. Binding Effect..................................................................................    80
Section 5.05. Financial Statements; No Material Adverse Effect................................................    80
Section 5.06. Litigation......................................................................................    80
Section 5.07. Ownership of Property; Liens....................................................................    81
Section 5.08. [Intentionally Omitted].........................................................................    81
Section 5.09. Taxes...........................................................................................    81
Section 5.10. ERISA Compliance................................................................................    81
Section 5.11. Subsidiaries; Equity Interests..................................................................    82
Section 5.12. Margin Regulations; Investment Company Act......................................................    82
Section 5.13. Disclosure......................................................................................    82
Section 5.14. Solvency........................................................................................    82

                                                        ARTICLE 6
                                                 AFFIRMATIVE COVENANTS

Section 6.01. Financial Statements............................................................................    83
Section 6.02. Certificates; Other Information.................................................................    84
Section 6.03. Notices.........................................................................................    86
Section 6.04. Payment of Obligations..........................................................................    86
Section 6.05. Preservation of Existence, Etc..................................................................    86
Section 6.06. Maintenance of Properties.......................................................................    86
Section 6.07. Maintenance of Insurance........................................................................    86
Section 6.08. Compliance with Laws............................................................................    87
Section 6.09. Books and Records...............................................................................    87
Section 6.10. Inspection Rights...............................................................................    87
Section 6.11. Use of Proceeds.................................................................................    87
Section 6.12. Covenant to Guarantee Obligations...............................................................    87
Section 6.13. [Intentionally Omitted].........................................................................    88

                                                                                                                PAGE

Section 6.14.  Designation of Subsidiaries....................................................................    88

                                                        ARTICLE 7
                                                   NEGATIVE COVENANTS

Section 7.01. Liens...........................................................................................    89
Section 7.02. Investments.....................................................................................    92
Section 7.03. Indebtedness....................................................................................    95
Section 7.04. [Intentionally Omitted].........................................................................    97
Section 7.05. Dispositions....................................................................................    97
Section 7.06. Restricted Payments.............................................................................    99
Section 7.07. [Intentionally Omitted].........................................................................    99
Section 7.08. Transactions with Affiliates....................................................................   100
Section 7.09. Burdensome Agreements...........................................................................   100
Section 7.10. Financial Covenants.............................................................................   101
Section 7.11. Prepayments, Etc. of Indebtedness...............................................................   101

                                                        ARTICLE 8
                                             EVENTS OF DEFAULT AND REMEDIES

Section 8.01. Events of Default...............................................................................   101
Section 8.02. Remedies Upon Event of Default..................................................................   103
Section 8.03. Application of Funds............................................................................   104

                                                        ARTICLE 9
                                           ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01. Appointment and Authorization of Agents.........................................................   105
Section 9.02. Delegation of Duties............................................................................   105
Section 9.03. Liability of Agents.............................................................................   105
Section 9.04. Reliance by Agents..............................................................................   106
Section 9.05. Notice of Default...............................................................................   106
Section 9.06. Credit Decision; Disclosure of Information by Agents............................................   107
Section 9.07. Indemnification of Agents.......................................................................   107
Section 9.08. Agents in their Individual Capacities...........................................................   108
Section 9.09. Successor Agents................................................................................   108
Section 9.10. Administrative Agent May File Proofs of Claim...................................................   109
Section 9.11. Guaranty Matters................................................................................   110
Section 9.12. Other Agents; Arrangers and Managers............................................................   110
Section 9.13. Appointment of Supplemental Administrative Agents...............................................   110

                                                        ARTICLE 10
                                                        GUARANTY

Section 10.01. Guaranty.......................................................................................   111
Section 10.02. Contribution...................................................................................   111
Section 10.03. Guaranty Absolute..............................................................................   111

                                                                                                                PAGE

Section 10.04. Waiver and Acknowledgments.....................................................................   112
Section 10.05. Subrogation....................................................................................   113
Section 10.06. Payment Free and Clear of Taxes................................................................   114
Section 10.07. No Waiver; Remedies............................................................................   114
Section 10.08. Right of Set-Off...............................................................................   114
Section 10.09. Continuing Guaranty; Assignments under the Credit Agreement....................................   114
Section 10.10. Subordination of Certain Intercompany Indebtedness.............................................   115

                                                        ARTICLE 11
                                                      MISCELLANEOUS

Section 11.01. Amendments, Etc................................................................................   115
Section 11.02. Notices and Other Communications; Facsimile Copies.............................................   117
Section 11.03. No Waiver; Cumulative Remedies.................................................................   119
Section 11.04. Attorney Costs, Expenses and Taxes.............................................................   119
Section 11.05. Indemnification by the Borrowers...............................................................   119
Section 11.06. Payments Set Aside.............................................................................   121
Section 11.07. Assigns........................................................................................   121
Section 11.08. Successors.....................................................................................   125
Section 11.09. Confidentiality................................................................................   125
Section 11.10. Set-off........................................................................................   126
Section 11.11. Interest Rate Limitation.......................................................................   126
Section 11.12. Counterparts...................................................................................   126
Section 11.13. Integration....................................................................................   127
Section 11.14. Survival of Representations and Warranties.....................................................   127
Section 11.15. Severability...................................................................................   127
Section 11.16. Tax Forms......................................................................................   127
Section 11.17. Governing Law..................................................................................   130
Section 11.18. Waiver of Right to Trial by Jury...............................................................   131
Section 11.19. Binding Effect.................................................................................   131
Section 11.20. No Implied Duties..............................................................................   131
Section 11.21.  USA Patriot Act Notice........................................................................   131
Section 11.22.  Judgment Currency.............................................................................   132

SCHEDULES

  1.01A           Mandatory Cost Formulae
  1.01B           Closing Date Guarantors
  1.01C           Management Agreements
  1.01D           Unrestricted Subsidiaries
  2.01            Commitments
  5.06            Litigation
  5.11            Subsidiaries
  7.01            Existing Liens
  7.02            Existing Investments
  7.03            Existing Indebtedness
  7.08            Transactions with Affiliates
  7.09            Existing Restrictions
  11.02           Administrative Agent's Office; Certain Addresses for Notices

EXHIBITS

                  Form of

  A               Committed Loan Notice
  B-1             Bid Request
  B-2             Competitive Bid
  C               Swing Line Loan Notice
  D-1             Term Note
  D-2             US Dollar Revolving Credit Note
  D-3             Multicurrency Revolving Credit Note
  E               Compliance Certificate
  F               Assignment and Assumption
  G               Subsidiary Guaranty
  H               Designated Borrower Request and Assumption Agreement
  I               Designated Borrower Notice
  J               Subordination Terms

                                CREDIT AGREEMENT

      This CREDIT AGREEMENT ("AGREEMENT") is entered into as of January 18, 2007, among FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation (the "COMPANY"), certain Subsidiaries of the Company party hereto pursuant to
Section 2.15 (each, a "DESIGNATED BORROWER" and, together with the Company, the "BORROWERS" and, each, a "BORROWER") each lender from time to time party hereto (collectively, the "LENDERS" and individually, a "LENDER"), JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and BANK OF AMERICA, N.A., as Swing Line Lender.

                                    RECITALS

      The Company has requested that (a) on the Closing Date the Term Lenders make a Term Loan to the Company in an aggregate principal amount of $2,100,000,000 and (b) from time to time, the Revolving Credit Lenders lend to the Borrowers and the L/C Issuer issue Letters of Credit for the account of the Borrowers and their Subsidiaries under a $900,000,000 revolving credit facility (comprised of a $735,000,000 multicurrency tranche and a $165,000,000 U.S. dollar-only tranche) for the Borrowers and their Subsidiaries. The applicable Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to so issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

      In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

      Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

      "1934 ACT" means the Securities Exchange Act of 1934.

      "ABSOLUTE RATE" means a fixed rate of interest expressed in multiples of 1/100th of one basis point.

      "ABSOLUTE RATE LOAN" means a Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.

      "ADDITIONAL ALTERNATIVE CURRENCY" has the meaning set forth in Section 2.01(b).

      "ADDITIONAL REVOLVING CREDIT COMMITMENTS" has the meaning specified in
Section 2.16(c).

      "ADDITIONAL TERM LOANS" has the meaning specified in Section 2.16(b).

      "ADDITIONAL TERM LOAN TRANCHE" has the meaning specified in Section
2.16(b).

      "ADDITIONAL COMMITMENTS EFFECTIVE DATE" has the meaning specified in
Section 2.16(e).

      "ADMINISTRATIVE AGENT" means JPMCB in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

      "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Company and the Lenders.

      "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

      "AGENT-RELATED PERSONS" means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons.

      "AGENTS" means, collectively, the Administrative Agent, the Co-Syndication Agents, the Documentation Agent and the Supplemental Administrative Agents (if any).

      "AGGREGATE COMMITMENTS" means the Commitments of all the Lenders.

      "AGGREGATE REVOLVING CREDIT COMMITMENTS" means, at any time, the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Lenders at such time.

      "AGREEMENT" means this Credit Agreement.

      "ALTERNATIVE CURRENCY" means each of Euro, Sterling, Australian Dollar and each other currency (other than Dollars) that is approved in accordance with
Section 1.09.

      "ALTERNATIVE CURRENCY EQUIVALENT" means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

      "APPLICABLE MARGIN" means a percentage per annum equal to: (a) with respect to any Term Loans, (i) until the Compliance Certificate is received by the Administrative Agent pursuant to Section 6.02(b) for the fiscal quarter ending December 31, 2006, 1.00% if such Loans are Eurocurrency Loans and 0% if such Loans are Base Rate Loans and (ii) thereafter, the following percentages per annum based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

                                   Term Loans
------------------------------------------------------------------------
Pricing Level         Leverage Ratio        Eurocurrency Rate     Base Rate
------------     -------------------------  -----------------     ---------
      1                       < or = 2.0:1         0.75%              0%
      2           > 2.0:1 and < or = 2.5:1        0.875%              0%
      3          > 2.5:1 and < or = 3.25:1         1.00%              0%
      4                           > 3.25:1         1.25%           0.25%

and (b) with respect to (x) any Revolving Credit Loans, (y) the facility fee to be paid pursuant to Section 2.10(a) (as used below, the "FACILITY FEE") and (z) the Letter of Credit fee (the "L/C FEE"), (i) until the Compliance Certificate is received by the Administrative Agent pursuant to Section 6.02(b) for the fiscal quarter ending December 31, 2006, 0.80% if such Loans are Eurocurrency Loans and 0% if such Loans are Base Rate Loans, the Facility Fee shall be 0.20% and the L/C Fee shall be 0.80% and (ii) thereafter, the following percentages per annum based upon the Leverage Ratio as set forth below:

                                  Revolving Credit Facility
---------------------------------------------------------------------------------------------
                                             Eurocurrency Rate/
Pricing Level         Leverage Ratio             L/C Fee           Base Rate    Facility Fee
-------------    -------------------------   ------------------    ---------    -------------
      1                       < or = 2.0:1           0.60%             0%            0.15%
      2           > 2.0:1 and < or = 2.5:1           0.70%             0%           0.175%
      3          > 2.5:1 and < or = 3.25:1           0.80%             0%            0.20%
      4                           > 3.25:1           1.00%             0%            0.25%

Any increase or decrease in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that at the option of the Administrative Agent or the Required Lenders, Pricing Level 4 shall apply (1) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and
(2) as of the first Business Day after an Event of Default set forth in Section 8.01(a) or (f) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

      "APPLICABLE TIME" means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

      "APPLICANT BORROWER" has the meaning specified in Section 2.15(a).

      "APPROPRIATE LENDER" means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.04, the Multicurrency Revolving Credit Lenders, (c) with respect to the Swing Line Facility, (i) the Swing Line Lenders and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.05, the Multicurrency Revolving Credit Lenders and (d) with respect to Revolving Credit Loans of any Tranche, the Lenders of such Tranche.

      "APPROVED FOREIGN BANK" has the meaning specified in clause (k) of the definition of "Cash Equivalents".

      "APPROVED FUND" means any Fund that is administered, advised or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

      "ARRANGERS" means J.P. Morgan Securities Inc., Banc of America Securities LLC and Wachovia Capital Markets, LLC, each in its capacity as a joint lead arranger and joint book running manager of the Facilities.

      "ASSIGNEE GROUP" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

      "ASSIGNMENT AND ASSUMPTION" means an Assignment and Assumption substantially in the form of Exhibit F.

      "ATTORNEY COSTS" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

      "ATTRIBUTABLE INDEBTEDNESS" means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

      "AUSTRALIAN DOLLAR" means the lawful currency of the Commonwealth of Australia.

      "AUSTRALIAN DOLLAR SUBLIMIT" means an amount equal to $175,000,000. The Australian Dollar Sublimit is part of, and not in addition to, the Multicurrency Revolving Credit Facility.

      "AUTO-RENEWAL LETTER OF CREDIT" has the meaning specified in Section 2.04(b)(iii).

      "BANK OF AMERICA" means Bank of America, N.A. and its successors.

      "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by JPMCB as its "prime rate." The "prime rate" is a rate set by JPMCB based upon various factors including JPMCB's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by JPMCB shall take effect at the opening of business on the day specified in the public announcement of such change.

      "BASE RATE COMMITTED LOAN" means a Committed Loan that is a Base Rate
Loan.

      "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

      "BID BORROWING" means a borrowing consisting of simultaneous Bid Loans of the same Type from each of the Lenders whose offer to make one or more Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.

      "BID LOAN" has the meaning specified in Section 2.03(a).

      "BID LOAN LENDER" means, in respect of any Bid Loan, the Lender making such Bid Loan to the Borrower.

      "BID REQUEST" means a written request for one or more Bid Loans substantially in the form of Exhibit B-1.

      "BORROWERS" has the meaning specified in the introductory paragraph to this Agreement.

      "BORROWER MATERIALS" has the meaning specified in Section 6.02.

      "BORROWING" means a Revolving Credit Borrowing, a Bid Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

      "BRAZILIAN JOINT VENTURE" means that joint venture among Certegy LTDA, Banco Bradesco S.A. and Banco ABN AMRO Real S.A. and any future members.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office with respect to Obligations denominated in Dollars is located and:

            (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

            (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

            (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

            (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

      "CAPITAL LEASING" means FNF Capital Leasing, Inc.

      "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases on a balance sheet of the lessee.

      "CASH COLLATERAL" has the meaning specified in Section 2.04(g).

      "CASH COLLATERAL ACCOUNT" means a deposit account at the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

      "CASH COLLATERALIZE" has the meaning specified in Section 2.04(g).

      "CASH EQUIVALENTS" means any of the following types of Investments, to the extent owned by the Company or any of its Restricted Subsidiaries:

            (a) operating deposit accounts maintained by the Restricted
      Companies;

            (b) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof or other durations approved by the Administrative Agent;

            (c) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof or other durations approved by the Administrative Agent and, at the time of acquisition, having a rating of at least "A-2" or "P-2" (or long-term ratings of at least "A3" or "A-") from either S&P or Moody's, or, with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody's (or the equivalent thereof);

            (d) commercial paper issued by any Lender that is a commercial bank or any bank holding company owning any Lender;

            (e) commercial paper maturing not more than 12 months after the date of creation thereof or other durations approved by the Administrative Agent and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody's and commercial paper maturing not more than 90 days after the creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody's;

            (f) domestic and eurodollar certificates of deposit or bankers' acceptances maturing no more than one year after the date of acquisition thereof or other durations approved by the Administrative Agent which are either issued by any Lender or any other banks having combined capital and surplus of not less than $100,000,000 (or in the case of foreign banks, the dollar equivalent thereof) or are insured by the Federal Deposit Insurance Corporation for the full amount thereof;

            (g) repurchase agreements with a term of not more than 30 days for, and secured by, underlying securities of the type without regard to maturity described in clauses (b), (c) and (f) above entered into with any bank meeting the qualifications specified in clause (f) above or securities dealers of recognized national standing;

            (h) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types with regard to maturity of securities described in clauses (b) through (g) above;

            (i) asset-backed securities and corporate securities that are eligible for inclusion in money market funds;

            (j) fixed maturity securities which are rated BBB- and above by S&P or Baa3 and above by Moody's; provided that the aggregate amount of Investments by any Person in fixed maturity securities which are rated BBB+, BBB or BBB- by S&P or Baa1, Baa2 or Baa3 by Moody's shall not exceed 10% of the aggregate amount of Investments in fixed maturity securities by such Person; and

            (k) solely with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least "A-1" or the equivalent thereof or from Moody's is at least "P-1" or the equivalent thereof (any such bank being an "APPROVED FOREIGN BANK") and maturing within 12 months of the date of acquisition or other durations approved by the Administrative Agent and (ii) (A) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank or (B) other temporary investments (with maturities less than 12 months or other durations approved by the Administrative Agent) of a non-speculative nature which are made with preservation of principal as the primary objective and in each case in accordance with normal investment practices for cash management of such Foreign Subsidiaries.

      "CASH MANAGEMENT PRACTICES" means the cash, Cash Equivalent and short-term investment management practices of the Consolidated Companies as approved by the board of directors or chief financial officer of the Company from time to time, including any Indebtedness of the Consolidated Companies having a maturity of 92 days or less representing borrowings from any financial institution with which the Consolidated Companies have a depository or other investment relationship in connection with such practices (or any Affiliate of such financial institution), which borrowings may be secured by the cash, Cash Equivalents and other short-term investments purchased by the relevant Consolidated Company with the proceeds of such borrowings.

      "CASH ON HAND" means, on any day, the sum of the amount of cash, Cash Equivalents and other short-term investments of the Consolidated Companies as set forth on the balance sheet of the Consolidated Companies on the last day of each calendar month ending during the four fiscal quarters most recently ended on or prior to such day, divided by twelve (it being understood that such amount shall exclude in any event any cash and Cash Equivalents identified on such balance sheet as "restricted" or otherwise subject to a security interest in favor of any other Person (other than non-consensual Liens permitted under Section 7.01).

      "CASUALTY EVENT" means any event that gives rise to the receipt by the Company or Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

      "CERTEGY MERGER" means the merger effected pursuant to the Agreement and Plan of Merger among Certegy Inc., C Co Merger Sub, LLC and Fidelity National Information Services, Inc., dated as of September 14, 2005.

      "CHANGE OF CONTROL" means the earliest to occur of (a) (i) a "person" or "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the 1934 Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the 1934 Act), directly or indirectly, of more than 35% of the then outstanding voting stock of the Company, and (ii) during any period of twelve consecutive months, the board of directors of the Company shall cease to consist of a majority of the Continuing Directors; and

      (b) any "Change of Control" (or any comparable term) in any document pertaining to any Permitted Subordinated Indebtedness with an aggregate outstanding principal amount in excess of the Threshold Amount.

      "CLASS" (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders or Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments or Term Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans or Term Loans.

      "CLOSING DATE" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 11.01.

      "CLOSING DATE FORECASTS" has the meaning specified in Section 5.05(c).

      "CODE" means the U.S. Internal Revenue Code of 1986.

      "COMMITMENT" means a Term Commitment or Revolving Credit Commitment, as the context may require.

      "COMMITTED BORROWING" means a borrowing consisting of simultaneous Committed Loans of the same Type and Class, in the same currency and, in the case of Eurocurrency Rate Committed Loans, having the same Interest Period.

      "COMMITTED LOAN" means a Term Loan or a Revolving Credit Loan.

      "COMMITTED LOAN NOTICE" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other or (c) a continuation of Eurocurrency Rate Committed Loans, pursuant to Section 2.02, which, if in writing, shall be substantially in the form of Exhibit A.

      "COMPANY" has the meaning specified in the introductory paragraph of this Agreement.

      "COMPENSATION PERIOD" has the meaning specified in Section 2.13(b)(ii).

      "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit E.

      "CONSOLIDATED COMPANIES" means the Company and its Consolidated Subsidiaries.

      "CONSOLIDATED EBITDA" means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for, without duplication,

            (i) total interest expense,

            (ii) income, franchise and similar taxes,

            (iii) depreciation and amortization expense (including amortization of intangibles, goodwill and organization costs),

            (iv) letter of credit fees,

            (v) non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options to employees of the Company or any of its Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting,

            (vi) all extraordinary charges,

            (vii) non-cash amortization (or write offs) of financing costs (including debt discount, debt issuance costs and commissions and other fees associated with Indebtedness, including the Loans) of such Person and its Subsidiaries,

            (viii) cash expenses incurred in connection with the Transaction, the Certegy Merger, the Reorganization or, to the extent permitted hereunder, any Investment permitted under Section 7.02 (including any Permitted Acquisition), Equity Issuance or Debt Issuance (in each case, whether or not consummated),

            (ix) any losses realized upon the Disposition of property or assets outside of the ordinary course of business,

            (x) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition,

            (xi) to the extent covered by insurance, expenses with respect to liability or casualty events or business interruption,

            (xii) management fees permitted under Section 7.08(d),

            (xiii) any non-cash purchase accounting adjustment and any non-cash write-up, write-down or write-off with respect to re-valuing assets and liabilities in connection with the Certegy Merger, the Reorganization or any Investment permitted under Section 7.02 (including any Permitted Acquisition),

            (xiv) non-cash losses from Joint Ventures and non-cash minority interest reductions,

            (xv) fees and expenses in connection with exchanges or refinancings permitted by Section 7.11,

            (xvi) (A) non-cash, non-recurring charges with respect to employee severance, (B) other non-cash, non-recurring charges so long as such charges described in this clause (B) do not result in a cash charge in a future period (except as permitted under clause (xvi)(C)) and (C) non-recurring charges other than those referred to in clauses (A) and (B) so long as such charges described in this clause (C) do not exceed $30,000,000 during any fiscal year, and

            (xvii) other expenses and charges of such Person and its Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period; minus

      (c) an amount which, in the determination of Consolidated Net Income, has been included for

            (i) (A) non-cash gains (other than with respect to cash actually received) and (B) all extraordinary gains, and

            (ii) any gains realized upon the Disposition of property outside of the ordinary course of business, plus/minus

      (d) unrealized losses/gains in respect of Swap Contracts,

all as determined in accordance with GAAP.

      "CONSOLIDATED INTEREST CHARGES" means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, the amount payable with respect to such period in respect of
(a) total interest expense payable in cash plus pay-in-kind interest in respect of Indebtedness (other than Specified Non-Recourse Indebtedness) of the type set forth in clause (a) of the definition thereof (including the interest component under Capitalized Leases, but excluding, to the extent included in interest expense, (i) fees and expenses associated with the consummation of the Transaction, (ii) annual agency fees paid to the Administrative Agent, (iii) costs associated with obtaining Swap Contracts, (iv) fees and expenses associated with any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated) and (v) amortization of deferred financing costs), minus (b) interest income with respect to Cash on Hand of such Person and its Subsidiaries earned during such period, in each case as determined in accordance with GAAP.

      "CONSOLIDATED NET INCOME" means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, net income (excluding, without duplication, (i) extraordinary items and (ii) any amounts attributable to Investments in any Joint Venture to the extent that (A) such amounts were not earned by such Joint Venture during the applicable period, (B) there exists any legal or contractual encumbrance or restriction on the ability of such Joint Venture to pay dividends or make any other distributions in cash on the Equity Interests of such Joint Venture held by such Person and its Subsidiaries, but only to the extent so encumbered or restricted or (C) such Person does not have the right to receive or the ability to cause to be distributed its pro rata share of all earnings of such Joint Venture) as determined in accordance with GAAP; provided that Consolidated Net Income for any such period shall not include (w) the cumulative effect of a change in accounting principles during such period, (x) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, (y) any non-cash charges resulting from mark-to-market accounting relating to Equity Interests and (z) any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 - Goodwill and Other Intangibles and No. 144 - Accounting for the Impairment or Disposal of Long-Lived Assets and the amortization of intangibles including arising pursuant to Statement of Financial Accounting Standards No. 141 - Business Combinations.

      "CONSOLIDATED SHAREHOLDERS' EQUITY" means, as of any date of determination, the consolidated shareholders' equity of the Company and its Subsidiaries that would be reported as shareholders' equity on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with GAAP.

      "CONSOLIDATED SUBSIDIARIES" means, with respect to any Person at any time, all Subsidiaries of such Person that would be consolidated in the financial statements of such Person on such date prepared in accordance with GAAP, but excluding any such consolidated Subsidiary of such Person that would not be so consolidated but for the effect of FIN 46.

      "CONTINUING DIRECTORS" shall mean the directors of the Company on the Closing Date, and each other director, if, in each case, such other directors' nomination for election to the board of directors of the Company is recommended by a majority of the then Continuing Directors.

      "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "CONTROL" has the meaning specified in the definition of "Affiliate."

      "CO-SYNDICATION AGENTS" means Bank of America and Wachovia Bank, as co-syndication agents under this Agreement.

      "CREDIT EXTENSION" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

      "DEBT ISSUANCE" means the issuance by any Person and its Subsidiaries of any Indebtedness for borrowed money.

      "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "DEFAULT RATE" means an interest rate equal to (a) the Base Rate plus (b) the Applicable Margin, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin and any Mandatory Cost) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

      "DEFAULTING LENDER" means any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

      "DESIGNATED BORROWER" has the meaning specified in the introductory paragraph hereto.

      "DESIGNATED BORROWER NOTICE" has the meaning specified in Section 2.15(a).

      "DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT" has the meaning specified in Section 2.15(a).

      "DISPOSITION" or "DISPOSE" means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any sale of Equity Interests, but excluding any issuance by such Person of its own Equity Interests), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

      "DISQUALIFIED EQUITY INTERESTS" means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date.

      "DOCUMENTATION AGENT" means BNP Paribas, as documentation agent under this Agreement.

      "DOLLAR" and "$" mean lawful money of the United States.

      "DOLLAR EQUIVALENT" means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

      "DOMESTIC SUBSIDIARY" means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

      "ELIGIBLE ASSIGNEE" means (a) in the case of any assignment of a Term Loan, (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and
(iv) any other Person (other than a natural person) approved by (A) the Administrative Agent and (B) unless an Event of Default has occurred and is continuing under Section 8.01(a) or 8.01(f), the Company (each such approval not to be unreasonably withheld or delayed) and (b) in the case of any assignment of a Revolving Credit Commitment, any Person (other than a natural person) approved by (A) the Administrative Agent, (B) the L/C Issuer, (C) the Swing Line Lenders and (D) unless (x) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (y) an Event of Default has occurred and is continuing under
Section 8.01(a) or 8.01(f), the Company (each such approval not to be unreasonably withheld or delayed).

      "EMU" means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

      "EMU LEGISLATION" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

      "ENVIRONMENTAL LAWS" means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Restricted Company resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "EQUITY INTERESTS" means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

      "EQUITY ISSUANCE" means any issuance for cash by any Person and its Subsidiaries to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or
(d) any options or warrants relating to its Equity Interests. A Disposition shall not be deemed to be an Equity Issuance.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Borrower or any ERISA

Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums not yet due or premiums due but not yet delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

      "EURO" and "EUR" mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

      "EUROCURRENCY BID MARGIN" means the margin above or below the Eurocurrency Rate to be added to or subtracted from the Eurocurrency Rate, which margin shall be expressed in multiples of 1/100th of one basis point.

      "EUROCURRENCY MARGIN BID LOAN" means a Bid Loan that bears interest at a rate based upon the Eurocurrency Rate.

      "EUROCURRENCY RATE" means, for any Interest Period with respect to any Eurocurrency Rate Loan:

            (a) the rate per annum equal to the rate determined by the Administrative Agent to be the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time), for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (b) if the rate referenced in the preceding clause (a) is not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by JPMCB and with a term equivalent to such Interest Period would be offered by JPMCB's London Branch to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

      "EUROCURRENCY RATE COMMITTED LOAN" means a Committed Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Committed Loans that are Revolving Credit Loans may be denominated in Dollars or in an Alternative Currency. Eurocurrency Rate Committed Loans that are Term Loans may be denominated only in Dollars.

      "EUROCURRENCY RATE LOAN" means a Eurocurrency Rate Committed Loan or a Eurocurrency Margin Bid Loan.

      "EUROCURRENCY RATE REVOLVING CREDIT LOAN" means a Eurocurrency Rate Loan that is a Revolving Credit Loan.

      "EVENT OF DEFAULT" has the meaning specified in Section 8.01.

      "EXCHANGE COMPANIES" means Investment Property Exchange Services, Inc. and any other Restricted Companies that are engaged in like-kind-exchange operations.

      "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement dated as of March 9, 2005, as amended, among the Company and certain of its Subsidiaries, Bank of America, as administrative agent, and a syndicate of lenders.

      "FACILITY" means the Term Facility, the Revolving Credit Facility, the US Dollar Revolving Credit Facility, the Multicurrency Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.

      "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to JPMCB on such day on such transactions as determined by the Administrative Agent.

      "FEE LETTERS" means, collectively, (i) the letter agreement, dated November 2, 2006, among the Company, the Arrangers and certain Affiliates of the Arrangers and (ii) the letter agreement dated November 2, 2006, between the Company and the Administrative Agent.

      "FNF" means an entity formerly known as Fidelity National Financial, Inc., a Delaware corporation, which entity was at one time prior to the Closing Date, the parent of all of the other entities included in the Consolidated Companies.

      "FOREIGN LENDER" means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "FOREIGN SUBSIDIARY" means any direct or indirect Subsidiary of the Company which is not a Domestic Subsidiary.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "FUND" means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

      "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "GRANTING LENDER" has the meaning specified in Section 11.07(i).

      "GUARANTEE" means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "GUARANTOR PARTY" has the meaning set forth in Section 10.01.

      "GUARANTORS" means, collectively, (i) each Guarantor Party and (ii) each Subsidiary Guarantor.

      "GUARANTY" means, collectively, (i) the Guarantee by the Company and each other Borrower set forth in Article 10 of this Agreement and (ii) each Subsidiary Guaranty.

      "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law as hazardous, toxic, pollutants or contaminants or words of similar meaning or effect.

      "HISTORICAL FINANCIAL STATEMENTS" has the meaning specified in Section 5.05(a).

      "HONOR DATE" has the meaning specified in Section 2.04(c)(i).

      "IMMATERIAL SUBSIDIARIES" means, as of any date of determination, those Restricted Subsidiaries that, individually or collectively, for the four fiscal quarter period ended most recently prior to such date of determination did not generate more than 10% of the Consolidated EBITDA of the Restricted Companies. No Borrower shall be deemed to be an Immaterial Subsidiary.

      "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments or agreements;

            (b) the maximum available amount of all letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

            (c) net obligations of such Person under Swap Contracts (with the amount of such net obligations being deemed to be the aggregate Swap Termination Value thereof as of such date);

            (d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person, and (iii) any earn-out obligation that appears in the liabilities section of the balance sheet of such Person, to the extent (A) such Person is indemnified for the payment thereof by a solvent Person reasonably acceptable to the Administrative Agent or (B) amounts to be applied to the payment therefore are in escrow);

            (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

            (f) all Attributable Indebtedness;

            (g) all obligations of such Person in respect of Disqualified Equity Interests;

            (h) indebtedness or similar financing obligations of such Person under any Securitization Financing; and

            (i) all Guarantees of such Person in respect of any of the foregoing paragraphs.

      For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

      "INDEMNIFIED LIABILITIES" has the meaning set forth in Section 11.05.

      "INDEMNITEES" has the meaning set forth in Section 11.05.

      "INFORMATION" has the meaning specified in Section 11.09.

      "INTEREST COVERAGE RATIO" means, as of the end of any fiscal quarter of the Company for the four fiscal quarter period ending on such date, the ratio of
(a) Consolidated EBITDA of the Company and its Subsidiaries for such period to
(b) Consolidated Interest Charges of the Company and its Consolidated Subsidiaries for such period.

      "INTEREST PAYMENT DATE" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and
(b) as to any Base Rate Loan or any Specified Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

      "INTEREST PERIOD" means (a) as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or (or in the case of any Eurocurrency Rate Committed Loan) converted to or continued as a Eurocurrency Rate Loan and ending on the date one week, two weeks, one month, two months, three months or six months thereafter, or to the extent available (as determined by each relevant Lender) to all relevant Lenders, nine or twelve months thereafter, as selected by the Company in its Committed Loan Notice or Bid Request, as the case may be (or, in the case of Eurocurrency Rate Committed Loans, such other period as agreed by the Company and all applicable Lenders); and (b) as to each Absolute Rate Loan, a period of not less than 14 days and not more than 180 days as selected by the Company in its Bid Request; provided that:

            (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

            (ii) other than with respect to one and two week Interest Periods, any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (iii) no Interest Period shall extend beyond the Maturity Date.

      "INVESTMENT" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person,
(b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of "Indebtedness" set forth in this Section 1.01 in respect of such Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For all purposes of this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

      "IRS" means the United States Internal Revenue Service.

      "JOINT VENTURE" means (a) any Person which would constitute an "equity method investee" of the Company or any of its Subsidiaries, (b) any other Person designated by the Company in writing to the Administrative Agent (which designation shall be irrevocable) as a "Joint Venture" for purposes of this Credit Agreement and at least 50% but less than 100% of whose Equity Interests are directly owned by the Company or any of its Subsidiaries, and (c) any Person in whom the Company or any of its Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.

      "JPMCB" means JPMorgan Chase Bank, N.A. and its successors.

      "LAWS" means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "L/C ADVANCE" means, with respect to each Revolving Credit Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share. All L/C Advances shall be denominated in Dollars.

      "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

      "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

      "L/C ISSUER" means JPMCB or any other Revolving Lender (or Affiliate thereof) that agrees in writing with the Company and the Administrative Agent to act as an L/C Issuer, in each case in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

      "L/C OBLIGATIONS" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

      "LEASING COMPANIES" means Capital Leasing and its Subsidiaries.

      "LENDER" has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

      "LENDER PARTIES" means, collectively, the Administrative Agent, the Lenders, the Supplemental Administrative Agents (if any) and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to
Section 9.02.

      "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

      "LETTER OF CREDIT" means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

      "LETTER OF CREDIT APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

      "LETTER OF CREDIT EXPIRATION DATE" means the day that is five days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

      "LETTER OF CREDIT SUBLIMIT" means an amount equal to $250,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Multicurrency Revolving Credit Facility.

      "LEVERAGE RATIO" means, as of the end of any fiscal quarter of the Company for the four fiscal quarter period ending on such date, the ratio of (a) Total Indebtedness on the last day of such period to (b) Consolidated EBITDA of the Consolidated Companies for such period; provided that the amount of Total Indebtedness determined pursuant to clause (a) above at any date shall be reduced, in the case of any such Indebtedness of a Majority-Owned Subsidiary, by an amount directly proportional to the amount (if any) by which Consolidated EBITDA determined pursuant to clause (b) above for such date was reduced (including through the calculation of Consolidated Net Income) by the elimination of a minority interest in such Majority-Owned Subsidiary owned by a Person other than a Consolidated Company.

      "LIEN" means any mortgage, pledge, hypothecation, assignment for security, deposit arrangement for security, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing but excluding operating leases).

      "LOAN" means an extension of credit by a Lender to a Borrower under
Article 2 in the form of a Term Loan, a Revolving Credit Loan, a Bid Loan or a Swing Line Loan.

      "LOAN DOCUMENTS" means, collectively, (a) this Agreement, (b) the Notes,
(c) the Guaranty, (d) the Fee Letters, (e) each Letter of Credit Application and
(f) each Designated Borrower Request and Assumption Agreement.

      "LOAN PARTIES" means, collectively, the Company, each Guarantor and each Designated Borrower.

      "MAJORITY-OWNED SUBSIDIARY" means a Consolidated Subsidiary that is not wholly-owned (directly or indirectly) by the Company.

      "MANAGEMENT AGREEMENT" means each of the agreements set forth on Schedule 1.01C.

      "MANDATORY COST" means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01A.

      "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect on the business, assets, liabilities, results of operations, or financial position of the Company and its Subsidiaries, taken as a whole, (b) a material and adverse effect on the ability of any Loan Party to perform its obligations under the Loan Documents or (c) a material and adverse effect on the rights and remedies of the Lenders under the Loan Documents.

      "MATERIAL COMPANIES" means the Company and all Restricted Subsidiaries (other than Immaterial Subsidiaries).

      "MATURITY DATE" means the fifth anniversary of the Closing Date.

      "MAXIMUM RATE" has the meaning specified in Section 11.11.

      "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

      "MULTICURRENCY REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Multicurrency Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Multicurrency Revolving Credit Lenders pursuant to Section 2.01(b).

      "MULTICURRENCY REVOLVING CREDIT COMMITMENT" means, as to each Multicurrency Revolving Credit Lender, its obligation to (a) make Multicurrency Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender's name on
Schedule 2.01 under the caption "Multicurrency Revolving Credit Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto under the caption "Multicurrency Revolving Credit Commitment", as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Multicurrency Revolving Credit Commitments of all Multicurrency Revolving Credit Lenders shall be $735,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

      "MULTICURRENCY REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Multicurrency Revolving Credit Commitments at such time.

      "MULTICURRENCY REVOLVING CREDIT LENDER" means, at any time, any Lender that has a Multicurrency Revolving Credit Commitment at such time.

      "MULTICURRENCY REVOLVING CREDIT LOAN" has the meaning specified in Section 2.01(b).

      "MULTICURRENCY REVOLVING CREDIT NOTE" means a promissory note of a Borrower payable to any Multicurrency Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit D-3 hereto, evidencing the aggregate indebtedness of such Borrower to such Multicurrency Revolving Credit Lender resulting from the Multicurrency Revolving Credit Loans made by such Multicurrency Revolving Credit Lender.

      "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

      "NET CASH PROCEEDS" means:

      (a) with respect to the Disposition of any asset by any Restricted Company or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of such Restricted Company) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses (including attorneys' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by such Restricted Company in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be payable by such Restricted Company or any of the direct or indirect members thereof and attributable to such Disposition (including, in respect of any proceeds received in connection with a Disposition or Casualty Event of any asset of any Foreign Subsidiary, deductions in respect of withholding taxes that are or would be payable in cash if such funds were repatriated to the United States), and (D) any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by such Restricted Company after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that "Net Cash Proceeds" shall include any cash or Cash Equivalents
(I) received upon the Disposition of any non-cash consideration received by such Restricted Company in any such Disposition and (II) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) of the preceding sentence or, if such liabilities have not been satisfied in cash and such reserve not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such proceeds shall exceed $5,000,000 and (y) no proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $25,000,000 (and thereafter only proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and

      (b) with respect to the incurrence or issuance of any Indebtedness by any Restricted Company, the excess, if any, of (i) the sum of the cash received in connection with such sale over (ii) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by such Restricted Company (or, in the case of taxes, any member thereof) in connection with such incurrence or issuance and, in the case of Indebtedness of any Foreign Subsidiary, deductions in respect of withholding taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States.

      "NON-CONSENTING LENDER" has the meaning specified in Section 3.09(e).

      "NONRENEWAL NOTICE DATE" has the meaning specified in Section
2.04(b)(iii).

      "NOTE" means a Term Note or a Revolving Credit Note, as the context may require.

      "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include
(a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

      "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-US. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

      "OTHER TAXES" has the meaning specified in Section 3.01(c).

      "OUTSTANDING AMOUNT" means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the principal amount thereof (or, in the case of the Revolving Credit Loans, the Dollar Equivalent amount thereof) after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Borrowings as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and
(b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

      "OVERNIGHT RATE" means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of JPMCB in the applicable offshore interbank market for such currency to major banks in such interbank market.

      "PARTICIPANT" has the meaning specified in Section 11.07(f).

      "PARTICIPATING MEMBER STATE" means each state so described in any EMU Legislation.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "PERMITTED ACQUISITION" has the meaning specified in Section 7.02(h).

      "PERMITTED REFINANCING" means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to Section 7.03, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, (d) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, (e) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor (or another of the Restricted Companies, at the election of the Company, provided that if the obligor is a Loan Party, such other Restricted Company must also be a Loan Party) on the Indebtedness being modified, refinanced, refunded, renewed or extended, and such new or additional obligors as are or become Loan Parties in accordance with Section 6.12 and with respect to subordinated Indebtedness the obligations of such obligors shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in documentation governing the Indebtedness, taken as a whole and (f) at the time thereof, no Event of Default shall have occurred and be continuing.

      "PERMITTED SUBORDINATED INDEBTEDNESS" means any unsecured Indebtedness that (a) is expressly subordinated to the prior payment in full in cash of the Obligations on terms not materially less favorable to the Lenders, taken as a whole, than the terms set forth on Exhibit J hereto or on such other terms as shall be reasonably acceptable to the Administrative Agent, (b) is not scheduled to mature prior to the date that is 91 days after the scheduled maturity date of the Term Loans (or any later scheduled maturity date of any Additional Term Loans outstanding on the date of issuance of such Indebtedness),
(c) has no scheduled amortization or payments of principal prior to the scheduled maturity date of the Term Loans (or any later scheduled maturity date of any Additional Term Loans outstanding on the date of issuance of such Indebtedness), and (d) in the case of such Indebtedness (or series of related Indebtedness) in excess of the Threshold Amount, has mandatory prepayment, repurchase or redemption provisions no more onerous or expansive in scope, taken as a whole, than those contained in this Agreement for the Term Loans or are otherwise reasonably acceptable to the Administrative Agent.

      "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) maintained or sponsored by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      "PLATFORM" has the meaning specified in Section 6.02.

      "PRO FORMA BASIS", "PRO FORMA COMPLIANCE" and "PRO FORMA EFFECT" means, for purposes of calculating compliance with the Leverage Ratio or each of the financial covenants set forth in Section 7.10 in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, in the case of a Permitted Acquisition or Investment described in the definition of "Specified Transaction", shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by any Restricted Company in connection with such Specified Transaction, and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that the foregoing pro forma adjustments may be applied to the Leverage Ratio and the financial covenants set forth in Section 7.10 to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and may take into account cost savings for which the necessary steps have been implemented or are reasonably expected to be implemented within twelve months after the closing of the applicable Permitted Acquisition.

      "PRO RATA SHARE" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time.

      "PUBLIC LENDER" has the meaning specified in Section 6.02.

      "REGISTER" has the meaning set forth in Section 11.07(e).

      "REORGANIZATION" means the series of transactions in which the operations of FNF and its Subsidiaries were reorganized such that (i) the Separated Operations ceased to be owned, directly or indirectly, by FNF, (ii) FNF's interests in Capital Leasing and its Subsidiaries were transferred to the Company and (iii) FNF was merged into the Company.

      "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

      "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to a Bid Loan, a Bid Request, (c) with respect to an L/C Credit Extension, a Letter of Credit Application, and (d) with respect to a Swing Line Loan, a Swing Line Loan Notice.

      "REQUIRED LENDERS" means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition), (b) aggregate unused Term Commitments, if any, and (c) aggregate unused Revolving Credit Commitments, if any; provided that the unused Term Commitment, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that Bid Loans shall not be included in the determination of Total Outstandings above except (x) for purposes of declaring Loans to be due and payable pursuant to Section 8.02 and (y) for all purposes after the Loans become due and payable pursuant to Section 8.02 or after the Aggregate Revolving Credit Commitments expire or terminate.

      "RESPONSIBLE OFFICER" means the chief executive officer, president, any vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party (or any other person duly authorized by a Loan Party to act with respect to the Loan Documents on behalf of such Loan Party) and, as to any document delivered on the Closing Date, secretary or assistant secretary. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

      "RESTRICTED COMPANIES" means the Company and its Restricted Subsidiaries, and "RESTRICTED COMPANY" means any of the foregoing.

      "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Restricted Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Company's stockholders, partners or members (or the equivalent Persons thereof).

      "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary (including in any event each Designated Borrower).

      "REVALUATION DATE" means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and
(iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency and
(iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

      "REVOLVING CREDIT BORROWING" means a Multicurrency Revolving Credit Borrowing or a US Dollar Revolving Credit Borrowing, as the context may require.

      "REVOLVING CREDIT COMMITMENT" means Multicurrency Revolving Credit Commitment or US Dollar Revolving Credit Commitment, as the context may require.

      "REVOLVING CREDIT FACILITY" means, collectively, the US Dollar Revolving Credit Facility and the Multicurrency Revolving Credit Facility.

      "REVOLVING CREDIT LENDER" means a Multicurrency Revolving Credit Lender or a US Dollar Revolving Credit Lender, as the context may require.

      "REVOLVING CREDIT LOAN" has the meaning specified in Section 2.01(b).

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

      "SAME DAY FUNDS" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "SECURITIZATION ASSETS" means any accounts receivable, royalty or revenue streams, other financial assets, proceeds and books, records and other related assets incidental to the foregoing subject to a Securitization Financing.

      "SECURITIZATION FINANCING" has the meaning referred to in Section 7.03(u).

      "SECURITIZATION VEHICLE" means one or more special purpose vehicles that are, directly or indirectly, wholly-owned Subsidiaries of the Company and are Persons organized for the limited purpose of entering into a Securitization Financing by purchasing, or receiving by way of capital contributions, sale or other transfer, assets from the Company and its Subsidiaries and obtaining financing for such assets from third parties, and whose structure is designed to insulate such vehicle from the credit risk of the Company.

      "SEPARATED OPERATIONS" means Fidelity National Title Group, Sedgwick CMS, Fidelity National Insurance Company and certain other assets of FNF and its Subsidiaries (prior to giving effect to the Reorganization), excluding, however, the Company and Capital Leasing and their respective Subsidiaries.

      "SOLVENT" and "SOLVENCY" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "SPC" has the meaning specified in Section 11.07(i).

      "SPECIFIED NON-RECOURSE INDEBTEDNESS" has the meaning set forth in Section 7.03(f).

      "SPECIFIED RATE LOAN" means a loan that bears interest at a rate per annum equal to (x) the Federal Funds Rate plus the Applicable Margin specified for Eurocurrency Rate Revolving Credit Loans or (y) such other rate as may be agreed between the Company and the Swing Line Lenders.

      "SPECIFIED RESPONSIBLE OFFICER" means the chief executive officer, president, chief operating officer, chief financial officer, treasurer, comptroller or general counsel of the Company.

      "SPECIFIED TRANSACTION" means, any Investment or incurrence of Indebtedness in respect of which compliance with the financial covenants set forth in Section 7.10 is by the terms of this Agreement required to be calculated on a Pro Forma Basis.

      "SPOT RATE" for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency;

and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

      "STERLING" and "(POUND)" mean the lawful currency of the United Kingdom.

      "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Company.

      "SUBSIDIARY GUARANTOR" has the meaning specified in Section 6.12(a).

      "SUBSIDIARY GUARANTY" means, collectively, the guaranty in respect of the Obligations made by those Subsidiaries of the Company that are Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit G, together with any other guaranty and guaranty supplement delivered pursuant to Section 6.12.

      "SUPPLEMENTAL ADMINISTRATIVE AGENT" has the meaning specified in Section
9.13 and "Supplemental Administrative Agents" shall have the corresponding meaning.

      "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, futures contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy backs and buy sell back agreements, and securities lending and borrowing agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement or related schedules, including any such obligations or liabilities arising therefrom.

      "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

      "SWING LINE BORROWING" means a borrowing of a Swing Line Loan pursuant to
Section 2.05.

      "SWING LINE FACILITY" means the revolving credit facility made available by the Swing Line Lenders pursuant to Section 2.05.

      "SWING LINE LENDER" means JPMCB or Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

      "SWING LINE LOAN" has the meaning specified in Section 2.05(a).

      "SWING LINE LOAN NOTICE" means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit C.

      "SWING LINE SUBLIMIT" means an amount equal to $250,000,000. The Swing Line Sublimit is part of, and not in addition to, the Multicurrency Revolving Credit Facility.

      "TARGET DAY" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

      "TAXES" has the meaning specified in Section 3.01(a).

      "TERM BORROWING" means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

      "TERM COMMITMENT" means, as to each Term Lender, its obligation to make a Term Loan to the Company pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Term Lender's name on Schedule 2.01 under the caption "Term Commitment" or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Term Commitments is $2,100,000,000.

      "TERM FACILITY" means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time.

      "TERM LENDER" means, at any time, any Lender that has a Term Commitment or Term Loans at such time.

      "TERM LOAN" means a Loan made pursuant to Section 2.01(a).

      "TERM NOTE" means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit D-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.

      "THRESHOLD AMOUNT" means $150,000,000.

      "TOTAL ASSETS" means, at any time with respect to any Person, the total assets appearing on the most recently prepared consolidated balance sheet of such Person as of the end of the most recent fiscal quarter of such Person for which such balance sheet is available, prepared in accordance with GAAP.

      "TOTAL CONSOLIDATED ASSETS" means, at any time, the total assets appearing on the most recently prepared consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of the most recent fiscal quarter of the Company and its Consolidated Subsidiaries for which such balance sheet is available, prepared in accordance with GAAP.

      "TOTAL INDEBTEDNESS" means, without duplication, (a) the aggregate Outstanding Amount of all Loans, the aggregate undrawn amount of all outstanding trade Letters of Credit and all Unreimbursed Amounts and (b) all other Indebtedness of the Consolidated Companies of the type referred to in clauses
(a), (b) (but solely in respect of letters of credit and bankers' acceptances, and solely to the extent drawn and not yet reimbursed), (d), (e), (f) and (h) of the definition thereof and all Guarantees of the Company and its Subsidiaries in respect of such Indebtedness of any other Person, in each case other than Specified Non-Recourse Indebtedness.

      "TOTAL OUTSTANDINGS" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

      "TOTAL REVOLVING OUTSTANDINGS" means the aggregate Outstanding Amount of all Revolving Credit Loans, all L/C Obligations, Bid Loans and Swing Line Loans.

      "TRANCHE" (a) when used with respect to Revolving Credit Lenders, refers to whether such Lenders are Multicurrency Revolving Credit Lenders or US Dollar Revolving Credit Lenders, (b) when used with respect to Revolving Credit Commitments, refers to whether such Commitments are Multicurrency Revolving Credit Commitments or US Dollar Revolving Credit Commitments and (c) when used with respect to Revolving Credit Loans or a Revolving Credit Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Multicurrency Revolving Credit Loans or US Dollar Revolving Credit Loans.

      "TRANSACTION" means, collectively, (a) the execution, delivery and performance by the Loan Parties of this Agreement, (b) the funding of the Term Loans and (c) the payment of the fees and expenses incurred in connection with any of the foregoing.

      "TYPE" means (a) with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan and (b) with respect to a Bid Loan, its character as an Absolute Rate Loan or a Eurocurrency Margin Bid Loan.

      "US DOLLAR REVOLVING CREDIT BORROWING " means a borrowing consisting of simultaneous US Dollar Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the US Dollar Revolving Credit Lenders pursuant to Section 2.01(b).

      "US DOLLAR REVOLVING CREDIT COMMITMENT" means, as to each US Dollar Revolving Credit Lender, its obligation to make US Dollar Revolving Credit Loans to the Company pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender's name on Schedule 2.01 under the caption "US Dollar Revolving Credit Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto under the caption "US Dollar Revolving Credit Commitment", as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate US Dollar Revolving Credit Commitments of all US Dollar Revolving Credit Lenders shall be $165,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

      "US DOLLAR REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the US Dollar Revolving Credit Commitments at such time.

      "US DOLLAR REVOLVING CREDIT LENDER" means, at any time, any Lender that has a US Dollar Revolving Credit Commitment at such time.

      "US DOLLAR REVOLVING CREDIT NOTE" means a promissory note of the Company payable to any US Dollar Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit D-2 hereto, evidencing the aggregate indebtedness of the Company to such Revolving Credit Lender resulting from the US Dollar Revolving Credit Loans made by such US Dollar Revolving Credit Lender.

      "U.S. LENDER" has the meaning set forth in Section 11.16(b).

      "UNITED STATES" and "U.S." mean the United States of America.

      "UNREIMBURSED AMOUNT" has the meaning set forth in Section 2.04(c)(i).

      "UNRESTRICTED SUBSIDIARY" means (a) each Subsidiary of the Company listed on Schedule 1.01D and (b) any Subsidiary of the Company designated by the board of directors of the Company as an Unrestricted Subsidiary pursuant to Section
6.14 subsequent to the Closing Date (and continuing until such time that such designation may be thereafter revoked by the Company).

      "VAULT CASH OPERATIONS" means the vault cash or other arrangements pursuant to which various financial institutions fund the cash requirements of automated teller machines and cash access facilities operated by the Consolidated Companies at customer locations.

      "WACHOVIA BANK" means Wachovia Bank, National Association and its successors.

      "WACHOVIA CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of February 1, 2006 between the Company and Wachovia Bank.

      "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

      Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

      (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

      (b) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

      (c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

      (d) The term "including" is by way of example and not limitation.

      (e) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

      (f) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      Section 1.03. Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations pursuant to Section 7.10) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered to the Lenders pursuant to Section 6.01 or, prior to such delivery, the Historical Financial Statements for the fiscal year ended December 31, 2005.

      (b) If at any time any change in GAAP would affect the computation of any financial ratio set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent and the Company shall negotiate in good faith to amend such ratio to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio shall continue to be computed in accordance with GAAP prior to such change therein and
(ii) the Company shall provide to the Administrative Agent and the Lenders a written reconciliation in form reasonably satisfactory to the Administrative Agent, between calculations of such ratio made before and after giving effect to such change in GAAP.

      (c) Notwithstanding anything to the contrary contained herein, financial ratios and other financial calculations pursuant to this Agreement shall, following any Specified Transaction, be calculated on a Pro Forma Basis until the completion of four full fiscal quarters following such Specified Transaction.

      Section 1.04. Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      Section 1.05. References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

      Section 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

      Section 1.07. Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, with respect to any payment of interest on or principal of Eurocurrency Rate Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

      Section 1.08. Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

      (b) Wherever in this Agreement in connection with a Revolving Credit Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Revolving Credit Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Revolving Credit Borrowing, Eurocurrency Rate Revolving Credit Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

      Section 1.09. Additional Alternative Currencies. (a) The Company may from time to time request that Eurocurrency Rate Revolving Credit Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of "Alternative Currency;" provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Revolving Credit Loans, such request shall be subject to the approval of the Administrative Agent and the Multicurrency Revolving Credit Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

      (b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 15 Business Days prior to the date of the desired Credit Extension (or such earlier time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Revolving Credit Loans, the Administrative Agent shall promptly notify each Multicurrency Revolving Credit Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Multicurrency Revolving Credit Lender (in the case of any such request pertaining to Eurocurrency Rate Revolving Credit Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Revolving Credit Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

      (c) Any failure by a Multicurrency Revolving Credit Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Revolving Credit Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Multicurrency Revolving Credit Lenders consent to making Eurocurrency Rate Revolving Credit Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Committed Borrowings of Eurocurrency Rate Revolving Credit Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company, it being acknowledged and agreed that the Company shall be permitted to create a subtranche of the Multicurrency Revolving Credit Facility in respect of such currency pursuant to and in accordance with the last sentence of Section 2.01(b).

                                    ARTICLE 2
                      THE COMMITMENTS AND CREDIT EXTENSIONS

      Section 2.01. The Committed Loans. (a) The Term Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make, on the Closing Date, a single loan in Dollars to the Company in an amount equal to 100% of such Term Lender's Term Commitment. Amounts borrowed under this
Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

      (b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, (i) each US Dollar Revolving Credit Lender severally agrees to make loans (each such loan, a "US DOLLAR REVOLVING CREDIT LOAN") to the Company in Dollars from time to time, on any Business Day until the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's US Dollar Revolving Credit Commitment and (ii) each Multicurrency Revolving Credit Lender severally agrees to make loans (each such loan, a "MULTICURRENCY REVOLVING CREDIT LOAN" and, together with the Multicurrency Revolving Credit Loans, the "REVOLVING CREDIT LOANS") to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day until the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Multicurrency Revolving Credit Commitment, provided that after giving effect to any Multicurrency Revolving Credit Borrowing, (x) the aggregate Outstanding Amount of the Multicurrency Revolving Credit Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Multicurrency Revolving Credit Commitment, (y) the aggregate Outstanding Amount of all Multicurrency Revolving Credit Loans denominated in Australian Dollars, plus the Outstanding Amount of all L/C Obligations denominated in Australian Dollars shall not exceed the Australian Dollar Sublimit and (z) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Credit Commitments. Within the limits of each Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, a Borrower may borrow under this Section 2.01(b), prepay under Section 2.06 and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. Notwithstanding the foregoing, in the event the Borrowers desire to make a Revolving Credit Borrowing in a currency other than Dollars or an Alternative Currency and some, but not all, of the Multicurrency Revolving Credit Lenders are willing to fund such Borrowing in the Borrowers' desired currency, the Borrowers shall be permitted, with the reasonable consent of the Administrative Agent, to create a subtranche of the Multicurrency Revolving Credit Facility in which only Multicurrency Revolving Credit Lenders willing to fund in the desired currency (each, an "ADDITIONAL ALTERNATIVE CURRENCY") shall participate, and with respect to such subtranche, such Additional Alternative Currency shall be deemed to be an Alternative Currency for all purposes hereof. Each Multicurrency Revolving Credit Lender may, at its option, make any Multicurrency Revolving Credit Loan denominated in an Alternative Currency available to any Designated Borrower that is a Foreign Subsidiary by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Designated Borrower to repay such Loan in accordance with the terms of this Agreement.

      Section 2.02. Borrowings, Conversions and Continuations of Committed Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Committed Loans shall be made upon the Company's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 1:00 p.m. three Business Days prior to the requested date of any Borrowing of Eurocurrency Rate Committed Loans denominated in Dollars, continuation of Eurocurrency Rate Committed Loans denominated in Dollars or any conversion of Base Rate Committed Loans to Eurocurrency Rate Committed Loans denominated in Dollars, (ii) 1:00 p.m. four Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, and (iii) 12:00 p.m. on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.04(c)(i) and Section 2.05(c)(i), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Committed Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) in the case of a Revolving Credit Borrowing, the relevant currency and (vii) if applicable, the Designated Borrower. If the Company fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the Company fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, a Eurocurrency Rate Committed Loan with an

Interest Period of one month (subject to the definition of Interest Period). Any such automatic conversion to Eurocurrency Rate Committed Loans with an Interest Period of one month shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

      (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount (and currency) of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Eurocurrency Rate Loans with an Interest Period of 1 month or continuation described in Section 2.02(a). In the case of each Committed Borrowing, each Appropriate Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office for the applicable currency not later than 1:00 p.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section
4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the relevant Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the relevant Borrower on the books of JPMCB with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Company; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Company, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing denominated in Dollars shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the relevant Borrower as provided above.

      (c) Except as otherwise provided herein, a Eurocurrency Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Committed Loan unless the relevant Borrower pays the amount due, if any, under Section 3.07 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.

      (d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Committed Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in JPMCB's prime rate used in determining the Base Rate promptly following the public announcement of such change.

      (e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than 20 Interest Periods in effect with respect to Committed Loans.

      (f) The failure of any Lender to make the Committed Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Committed Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Committed Loan to be made by such other Lender on the date of any Borrowing.

      Section 2.03. Bid Loans. (a) General. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees that the Company may from time to time request the Revolving Credit Lenders of any Tranche or both Tranches to submit offers to make loans (each such loan, a "BID LOAN") to the Company prior to the Maturity Date pursuant to this Section 2.03; provided, however, that after giving effect to any Bid Borrowing, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Credit Commitments.

      (b) Requesting Competitive Bids. The Company may request the submission of Competitive Bids by delivering a Bid Request to the Administrative Agent not later than 12:00 noon (i) one Business Day prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) four Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Margin Bid Loans. Each Bid Request shall specify (i) the requested date of the Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Bid Loans requested (which must be $10,000,000 or a whole multiple of $1,000,000 in excess thereof), (iii) the Type of Bid Loans requested, (iv) the requested currency and (v) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer of the Company. No Bid Request shall contain a request for (i) more than one Type of Bid Loan or (ii) Bid Loans having more than three different Interest Periods. Unless the Administrative Agent otherwise agrees in its sole and absolute discretion, the Company may not submit a Bid Request if it has submitted another Bid Request within the prior five Business Days.

      (c) Submitting Competitive Bids.

            (i) The Administrative Agent shall promptly notify each Revolving Credit Lender of each Bid Request received by it from the Company and the contents of such Bid Request.

            (ii) Each Revolving Credit Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Bid Loans in response to such Bid Request. Such Competitive Bid must be delivered to the Administrative Agent not later than 10:30 a.m. (A) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (B) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Margin Bid Loans; provided, however, that any Competitive Bid submitted by JPMCB in its capacity as a Revolving Credit Lender in response to any Bid Request must be submitted to the Administrative Agent not later than 10:15 a.m. on the date on which Competitive Bids are required to be delivered by the other Lenders in response to such Bid Request. Each Competitive Bid shall specify (A) the proposed date of the Bid Borrowing; (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount
      (x) may be equal to, greater than or less than the Commitment of the bidding Lender, (y) must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested; (C) if the proposed Bid Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto; (D) the proposed currency of each Bid Loan; (E) if the proposed Bid Borrowing is to consist of Eurocurrency Margin Bid Loans, the Eurocurrency Bid Margin with respect to each such Eurocurrency Margin Bid Loan and the Interest Period applicable thereto; and (F) the identity of the bidding Lender.

            (iii) Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Bid Request. Any Revolving Credit Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Revolving Credit Lender of any manifest error it detects in such Lender's Competitive Bid.

            (iv) Subject only to the provisions of Sections 3.02, 3.03 and 4.02 and clause (iii) above, each Competitive Bid shall be irrevocable.

      (d) Notice to Company of Competitive Bids. Not later than 11:00 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Margin Bid Loans, the Administrative Agent shall notify the Company of the identity of each Lender that has submitted a Competitive Bid that complies with Section 2.03(c) and of the terms of the offers contained in each such Competitive Bid.

      (e) Acceptance of Competitive Bids. Not later than 12:00 p.m. (x) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (y) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Margin Bid Loans, the Company shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 2.03(d). The Company shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; provided that:

            (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Bid Request;

            (ii) the principal amount of each Bid Loan must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof;

            (iii) the acceptance of offers may be made only on the basis of ascending Absolute Rates or Eurocurrency Bid Margins within each Interest Period; and

            (iv) the Company may not accept any offer regarding which the Administrative Agent has notified the Company that such offer is either
      (a) of the type described in Section 2.03(c)(iii) or (b) otherwise fails to comply with the requirements hereof.

      (f) Procedure for Identical Bids. If two or more Lenders have submitted Competitive Bids at the same Absolute Rate or Eurocurrency Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or Eurocurrency Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified therefor in the related Bid Request, then, unless otherwise agreed by the Company, the Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $1,000,000.

      (g) Notice to Lenders of Acceptance or Rejection of Bids. The Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the applicable Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Company by the applicable time specified in Section 2.03(e) shall be deemed rejected.

      (h) Notice of Eurocurrency Rate. If any Bid Borrowing is to consist of Eurocurrency Margin Loans, the Administrative Agent shall determine the Eurocurrency Rate for the relevant Interest Period, and promptly after making such determination, shall notify the Company and the Lenders that will be participating in such Bid Borrowing of such Eurocurrency Rate.

      (i) Funding of Bid Loans. Each Lender that has received notice pursuant to
Section 2.03(g) that all or a portion of its Competitive Bid has been accepted by the Company shall make the amount of its Bid Loan(s) available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the date of the requested Bid Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent.

      (j) Notice of Range of Bids. After each Competitive Bid auction pursuant to this Section 2.03, the Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder's name) and accepted for each Bid Loan and the aggregate amount of each Bid Borrowing.

      Section 2.04. Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Multicurrency Revolving Credit Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the relevant Borrower and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.04(b), and (2) to honor drafts under the Letters of Credit; and (B) the Multicurrency Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the relevant Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension or after giving effect thereto, (w) the Total Revolving Outstandings would exceed the Aggregate Revolving Credit Commitments, (x) the aggregate Outstanding Amount of the Multicurrency Revolving Credit Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Multicurrency Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit or (z) the aggregate Outstanding Amount of all Multicurrency Revolving Credit Loans denominated in Australian Dollars, plus the Outstanding Amount of all L/C Obligations denominated in Australian Dollars would exceed the Australian Dollar Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

            (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                  (A) any order, judgment or decree of any Governmental
            Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, the L/C Issuer in good faith deems material to it;

                  (B) subject to Section 2.04(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Multicurrency Revolving Credit Lenders (other than any Multicurrency Revolving Credit Lender that is a Defaulting Lender) have approved such expiry date;

                  (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Multicurrency Revolving

            Credit Lenders (other than any Multicurrency Revolving Credit Lender that is a Defaulting Lender) have approved such expiry date; or

                  (D) the issuance of such Letter of Credit would violate any
            Laws or one or more policies of the L/C Issuer.

            (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

      (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be, or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof;
(D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business
Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may reasonably request. In the event that any Letter of Credit Application includes representations and warranties, covenants and/or events of default that do not contain the materiality qualifiers, exceptions or thresholds that are applicable to the analogous provisions of this Agreement or other Loan Documents, or are otherwise more restrictive, the relevant qualifiers, exceptions and thresholds contained herein shall be incorporated therein or, to the extent more restrictive, shall be deemed for purposes of such Letter of Credit Application to be the same as the analogous provisions herein.

            (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof (such confirmation to be promptly provided by the Administrative Agent), then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the relevant Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Multicurrency Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

            (iii) If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "AUTO-RENEWAL LETTER OF CREDIT"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "NONRENEWAL NOTICE DATE") in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the L/C Issuer shall not permit any such renewal if
      (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.04(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Multicurrency Revolving Credit Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

            (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

      (c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the relevant Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the relevant Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 3:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an "HONOR DATE"), the Company shall reimburse the L/C Issuer through the

Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency; provided that if notice of such drawing is not provided to the Company prior to 1:00 p.m. on the Honor Date, then the relevant Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency on the next succeeding Business Day and such extension of time shall be reflected in computing fees in respect of any such Letter of Credit. If the relevant Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Multicurrency Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the "UNREIMBURSED AMOUNT"), and the amount of such Multicurrency Revolving Credit Lender's Pro Rata Share thereof. In such event, the Company shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in
Section 2.02(a) for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (ii) Each Multicurrency Revolving Credit Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.04(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office for Dollar-denominated payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Multicurrency Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

            (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Multicurrency Revolving Credit Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

            (iv) Until each Multicurrency Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

            (v) Each Multicurrency Revolving Credit Lender's obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Multicurrency Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by a Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of any Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

            (vi) If any Multicurrency Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. If such Lender pays such amount (with interest as aforesaid), the amount so paid shall constitute such Lender's Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Multicurrency Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.04(c)(vi) shall be conclusive absent manifest error.

      (d) Repayment of Participations. (i) If, at any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Multicurrency Revolving Credit Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.04(c), the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in Dollars and in the same funds as those received by the Administrative Agent.

            (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Multicurrency Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

      (e) Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

            (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

            (ii) the existence of any claim, counterclaim, setoff, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

            (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

            (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

            (v) any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrowers in respect of such Letter of Credit;

            (vi) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to a Borrower or in the relevant currency markets generally; or

            (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers;

provided that the foregoing shall not excuse the L/C Issuer from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the L/C Issuer's gross negligence or willful misconduct. The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the relevant

Borrower's instructions or other irregularity, such Borrower will promptly notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

      (f) Role of L/C Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrowers from pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under this Agreement or any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.04(e); provided that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by a Borrower which such Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section 4.02 to a Revolving Credit Borrowing cannot then be met, or
(ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the relevant Borrower shall, within three Business Days, Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be) or, in the case of clause (ii), provide a back-to-back letter of credit in a face amount at least equal to the then undrawn amount of such Letter of Credit from an issuer and in form and substance reasonably satisfactory to the L/C Issuer. Unless at the option of the Company, Cash Collateral was deposited in the foreign currency in which the applicable Letter of Credit was issued, the Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations. For purposes hereof, "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances ("CASH COLLATERAL") pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Cash Collateral shall be maintained in a Cash Collateral Account. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than rights or claims of the Administrative Agent arising by operation of law or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the L/C Issuer. To the extent the amount of any Cash Collateral exceeds the aggregate Outstanding Amount of all L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrowers.

      (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

      (i) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Multicurrency Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued for the account of a Borrower equal to the Applicable Margin times the Dollar Equivalent of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

      (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued for the account of a Borrower equal to 0.125% per annum (or, in the case of any L/C Issuer, any lesser percentage that may be agreed by the Borrowers and such L/C Issuer) of the Dollar Equivalent of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrowers shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five Business Days of demand and are nonrefundable.

      (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

      Section 2.05. Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lenders agree to make loans in Dollars (each such loan, a "SWING LINE LOAN") to the Company from time to time on any Business Day (other than the Closing Date) until the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Multicurrency Revolving Credit Loans and L/C Obligations of any Lender acting as Swing Line Lender, may exceed the amount of such Lender's Multicurrency Revolving Credit Commitment; provided that after giving effect to any Swing Line Loan, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Credit Commitments and (y) the aggregate Outstanding Amount of the Multicurrency Revolving Credit Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Multicurrency Revolving Credit Commitment; provided further that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.05, prepay under
Section 2.06 and reborrow under this Section 2.05. Each Swing Line Loan shall be a Specified Rate Loan. Immediately upon the making of a Swing Line Loan, each Multicurrency Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lenders a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

      (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company's irrevocable notice to the Swing Line Lenders and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lenders and the Administrative Agent not later than 3:00 p.m. on the requested borrowing date or such later time on the requested borrowing date as may be approved by the Swing Line Lenders in their sole discretion, and shall specify (i) the amount to be borrowed, which shall be a minimum of

$100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lenders and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lenders of any telephonic Swing Line Loan Notice, the Swing Line Lenders will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lenders will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lenders have received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Multicurrency Revolving Credit Lender) prior to 3:30 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lenders not to make such Swing Line Loan as a result of the limitations set forth in the provisos to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lenders will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company. Unless otherwise agreed between the Swing Line Lenders, each Swing Line Lender shall make 50% of each Swing Line Loan.

      (c) Refinancing of Swing Line Loans. (i) The Swing Line Lenders at any time in their sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lenders to so request on its behalf), that each Multicurrency Revolving Credit Lender make a Specified Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02(a), without regard to the minimum and multiples specified therein for the principal amount of Specified Rate Loans, but subject to the unutilized portion of the Multicurrency Revolving Credit Facility and the conditions set forth in Section
4.02. The Swing Line Lenders shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Multicurrency Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lenders at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.05(c)(ii), each Multicurrency Revolving Credit Lender that so makes funds available shall be deemed to have made a Specified Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lenders.

            (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.05(c)(i), the request for Specified Rate Loans submitted by the Swing Line Lenders as set forth herein shall be deemed to be a request by the Swing Line Lenders that each of the Multicurrency Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Multicurrency Revolving Credit Lender's payment to the Administrative Agent for the account of the Swing Line Lenders pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.

            (iii) If any Multicurrency Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lenders any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in
      Section 2.05(c)(i), the Swing Line Lenders shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lenders at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lenders (or either of them) in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender's Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lenders submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

            (iv) Each Multicurrency Revolving Credit Lender's obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Multicurrency Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in
      Section 4.02 (other than delivery by the Company of a Committed Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

      (d) Repayment of Participations. (i) At any time after any Multicurrency Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lenders receive any payment on account of such Swing Line Loan, the Swing Line Lenders will distribute to such Lender its Pro Rata Share of such payment in the same funds as those received by the Swing Line Lenders.

            (ii) If any payment received by the Swing Line Lenders in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lenders under any of the circumstances described in Section
      11.06 (including pursuant to any settlement entered into by the Swing Line Lenders in their discretion), each Multicurrency Revolving Credit Lender shall pay to the Swing Line Lenders its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lenders.

      (e) Interest for Account of Swing Line Lenders. The Swing Line Lenders shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Multicurrency Revolving Credit Lender funds its Specified Rate Loan or risk participation pursuant to this Section 2.05 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lenders.

      (f) Payments Directly to Swing Line Lenders. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to each Swing Line Lender.

      Section 2.06. Prepayments. (a) Optional. (i) Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time, voluntarily prepay the Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies and (3) on the date of prepayment of Base Rate Committed Loans; (B) any prepayment of Eurocurrency Rate Committed Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.07. Each prepayment of the Loans pursuant to this Section 2.06(a) shall be applied among the Facilities in such amounts as the Company may direct in its sole discretion, provided that any such prepayment of the Term Loans shall be applied against the then remaining scheduled amortization payments under the Term Loans in order of their maturities. Each prepayment in respect of a particular Facility shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.

            (ii) No Bid Loan may be prepaid without the prior consent of the applicable Bid Loan Lender; provided that in connection with the repayment in full or refinancing of all of the Facilities, if any Bid Loan is outstanding at such time, the Company shall be permitted to deposit with the Administrative Agent cash or deposit account balances (or a letter of credit) pursuant to documentation reasonably satisfactory to such Bid Loan Lender in an amount equal to the sum of the outstanding principal amount of such Bid Loan and the remaining interest payments on such Bid Loan.

            (iii) The Company may, upon notice to the Swing Line Lenders (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lenders and the Administrative Agent not later than 3:00 p.m. on the date of the prepayment, (B) any such prepayment shall be in a minimum principal amount of the lesser of $100,000 and the total principal amount of the Swing Line Loans then outstanding and (C) any such prepayment shall be applied ratably to the outstanding Swing Line Loans held by the respective Swing Line Lenders. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

            (iv) Notwithstanding anything to the contrary contained in this Agreement, the Company may rescind any notice of prepayment under Section 2.06(a)(i) or 2.06(a)(iii) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

      (b) Mandatory.

            (i) (A) If (1) any Restricted Company Disposes of any property or assets pursuant to Section 7.05(l)(ii), Section 7.05(q) or Section 7.05(s), or (2) any Casualty Event occurs, which in the aggregate results in the realization or receipt by any Restricted Company of Net Cash Proceeds in excess of $1,000,000 in any fiscal year, the Company shall cause to be prepaid on or prior to the date which is ten Business Days after the date of the realization or receipt of such Net Cash Proceeds an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received; provided that no such prepayment shall be required pursuant to this Section 2.06(b)(i)(A) if, on or prior to such date, the Company shall have given written notice to the Administrative Agent of its intention to reinvest all or a portion of such Net Cash Proceeds in accordance with Section 2.06(b)(i)(B) (which election may only be made if no Event of Default has occurred and is then continuing);

                  (B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition or any Casualty Event required to be applied in accordance with Section 2.06(b)(i)(A), at the option of the Company, and so long as no Event of Default shall have occurred and be continuing, the Company may reinvest all or any portion of such Net Cash Proceeds in the acquisition, improvement or maintenance of assets useful in the operations of the Restricted Companies (1) in the case of any Net Cash Proceeds received with respect to any Disposition, within (x) 12 months following receipt of such Net Cash Proceeds or (y) if the Company enters into a contract to reinvest such Net Cash Proceeds within such 12 month period following receipt thereof, 18 months following receipt of such Net Cash Proceeds and (2) in the case of any Net Cash Proceeds received with respect to any Casualty Event, within (x) 24 months following receipt of such Net Cash Proceeds or (y) if the Company enters into a contract to reinvest such Net Cash Proceeds within such 24 month period following receipt thereof, 30 months following receipt of such Net Cash Proceeds; provided that if any Net Cash Proceeds are no longer intended to be so reinvested at any time after delivery of a notice of reinvestment election or are not so reinvested during (I) in the case of any such Disposition, such 12 month period or 18 month period, as applicable and (II) in the case of any such Casualty Event, such 24 month period or 30 month period, as applicable, an amount equal to any such Net Cash Proceeds shall be immediately applied to the prepayment of the Term Loans as set forth in this Section 2.06.

            (ii) If any Restricted Company incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Company shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five Business Days after the receipt of such Net Cash Proceeds.

            (iii) Each prepayment of Term Loans pursuant to this Section 2.06(b) shall be applied in direct order of maturities to the principal repayment installments of the Term Loans that are due after the date of such prepayment. Each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares.

            (iv) The Borrowers shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) and (ii) of this Section 2.06(b) at least (A) in the case of the prepayment of Term Loans which are Base Rate Loans, three Business Days and (B) in the case of prepayments of Term Loans which are Eurocurrency Rate Loans, five Business Days, in each case prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrowers' prepayment notice and of such Appropriate Lender's Pro Rata Share of the prepayment.

            (v) If the Administrative Agent notifies the Company at any time that the Total Revolving Outstandings at such time exceed an amount equal to 105% of the Aggregate Revolving Credit Commitments then in effect, then, within five Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Total Revolving Outstandings as of such date of payment to an amount not to exceed 100% of the Aggregate Revolving Credit Commitments then in effect (provided that in the case of any Eurocurrency Rate Loan, if the Borrowers deposit in an escrow account on terms satisfactory to the Administrative Agent an amount (the "ESCROWED AMOUNT") for the prepayment of such Eurocurrency Rate Loan on the last day of then next-expiring Interest Period for such Eurocurrency Rate Loan, the Total Revolving Outstandings shall be deemed to be reduced by an amount equal to the Escrowed Amount for purposes of this Section 2.06(b)(v), it being agreed and understood that interest in respect of any Escrowed Amount shall continue to accrue thereon at the rate provided hereunder for the Eurocurrency Rate Loan which such Escrowed Amount is intended to repay until such Escrowed Amount shall have been used in full to repay such Euroccurency Rate Loan)

      (c) Funding Losses, Etc. All prepayments under this Section 2.06 shall be made together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section
3.07. Notwithstanding any of the other provisions of Section 2.06(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under Section 2.06(b), other than on the last day of the Interest Period therefor, the Company may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Company or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.06(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Company or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with
Section 2.06(b).

      Section 2.07. Termination or Reduction of Commitments. (a) Optional. The Company may, upon written notice to the Administrative Agent, terminate the Aggregate Revolving Credit Commitments, or from time to time permanently reduce the Aggregate Revolving Credit Commitments of any Tranche; provided that (i) any such notice shall be received by the Administrative Agent one Business Day prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount (A) of $500,000 or any whole multiple of $100,000 in excess thereof or (B) equal to the Aggregate Revolving Credit Commitments of such Tranche at such time, (iii) if, after giving effect to any reduction of the Aggregate Revolving Credit Commitments, (A) the Letter of Credit Sublimit, the Swing Line Sublimit, the US Dollar Revolving Credit Facility or the Multicurrency Revolving Credit Facility exceeds the amount of the Aggregate Revolving Credit Commitments, such sublimit or facility commitments shall be automatically reduced by the amount of such excess. Notwithstanding the foregoing, the Company may rescind or postpone any notice of termination of the Aggregate Revolving Credit Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

      (b) Mandatory. Subject to Section 2.16, the Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 on the Closing Date upon the funding of the Term Loans in accordance with Section 2.01. The Revolving Credit Commitments shall be automatically and permanently reduced to $0 on the Maturity Date.

      (c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class or Tranche under this Section
2.07. Upon any reduction of unused Commitments of any Class or Tranche, the Commitment of each Lender of such Class or Tranche shall be reduced by such Lender's Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.09). All facility fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

      Section 2.08. Repayment of Loans. (a) Term Loans. The Company shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate principal amount of all Term Loans outstanding in quarterly installments as follows (which installments shall be (i) reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06(b)(iii) and (ii) increased by an amount equal to (x) in the case of each installment other than the installment payable on the Maturity Date, an amount equal to the applicable quarterly installment amount of any Additional Term Loans made pursuant to Section 2.16 as additional Term Loans and
(y) in the case of the installment payable on the Maturity Date, an amount equal to the remainder of the aggregate principal amount of any such Additional Term Loans made as additional Term Loans), each such payment to be made on or prior to the date specified below:

                                                         AGGREGATE TERM LOAN PRINCIPAL
         PAYMENT DATE                                      AMORTIZATION PAYMENT
-------------------------------                          -----------------------------
March 31, 2007                                              $         13,125,000
June 30, 2007                                               $         13,125,000
September 30, 2007                                          $         13,125,000
December 31, 2007                                           $         13,125,000
March 31, 2008                                              $         13,125,000
June 30, 2008                                               $         13,125,000
September 30, 2008                                          $         13,125,000
December 31, 2008                                           $         13,125,000
March 31, 2009                                              $         26,250,000
June 30, 2009                                               $         26,250,000
September 30, 2009                                          $         26,250,000
December 31, 2009                                           $         26,250,000
March 31, 2010                                              $         52,500,000
June 30, 2010                                               $         52,500,000
September 30, 2010                                          $         52,500,000
December 31, 2010                                           $         52,500,000
March 31, 2011                                              $         52,500,000
June 30, 2011                                               $         52,500,000
September 30, 2011                                          $         52,500,000
Maturity Date                                               $      1,522,500,000

provided that the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

      (b) Revolving Credit Loans. Each Borrower shall repay to the Administrative Agent for the ratable account of the applicable Revolving Credit Lenders on the Maturity Date the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date.

      (c) The Company shall repay each Bid Loan on the last day of the Interest Period in respect thereof.

      (d) Swing Line Loans. The Company shall repay its Swing Line Loans on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date.

      Section 2.09. Interest. (a) Subject to the provisions of Section 2.09(b),
(i) each Eurocurrency Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Margin plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost, (ii) each Committed Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin, (iii) each Bid Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus (or minus) the Eurocurrency Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be, and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin for Eurocurrency Rate Revolving Credit Loans, or at such other rates as may be agreed between the Company and the Swing Line Lenders.

      (b) While any Event of Default set forth in Section 8.01(a) or (f) exists (but, in the case of any Event of Default set forth in Section 8.01(a), only upon the election of the Administrative Agent or the Required Lenders), the Borrowers shall pay interest on all overdue Obligations hereunder (regarding which all applicable grace periods set forth in Section 8.01 have expired) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

      (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

      Section 2.10. Fees. In addition to certain fees described in Sections 2.04(i) and (j):

      (a) Facility Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a facility fee in Dollars equal to the Applicable Margin times the actual daily amount of the Aggregate Revolving Credit Commitments (or, if the Aggregate Revolving Credit Commitments have terminated, on the Outstanding Amount of all Committed Loans, Swing Line Loans and L/C Obligations), regardless of usage. The facility fee shall accrue at all times from the date hereof until the date on which the Aggregate Revolving Credit Commitments have terminated, the Outstanding Amounts on all Committed Loans and Swing Line Loans have been paid and the Outstanding Amounts on all L/C Obligations have been paid or Cash Collateralized (the "TERMINATION DATE"), including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Termination Date. The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

      (b) Other Fees. The Borrowers shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

      Section 2.11. Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by JPMCB's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Committed Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

      Section 2.12. Evidence of Indebtedness. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation
Section 5f.103-1(c), as agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender's Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

      (b) In addition to the accounts and records referred to in Section 2.12(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative

Agent shall control in the absence of manifest error.

      (c) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.12(a) and (b), and by each Lender in its account or accounts pursuant to Section 2.12(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Loan Documents.

      Section 2.13. Payments Generally. (a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in Dollars and in Same Day Funds not later than 2:00 p.m. (or, in the case of Section 2.06(a)(iii), 3:00 p.m.) on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m. (or, in the case of Section 2.06(a)(iii), 3:00 p.m.), in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

      (b) Unless a Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

            (i) if a Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Overnight Rate; and

            (ii) if any Lender failed to make such payment with respect to any Committed Borrowing, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the relevant Borrower to the date such amount is recovered by the Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the Overnight Rate. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender's Committed Loan included in the applicable Committed Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Committed Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

      A notice of the Administrative Agent to any Lender or a Borrower with respect to any amount owing under this Section 2.13(b) shall be conclusive, absent manifest error.

      (c) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the relevant Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

      (d) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

      (e) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      (f) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in
Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender's Pro Rata Share of the sum of (i) the Outstanding Amount of all Loans outstanding at such time and (ii) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

      Section 2.14. Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.14 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.14 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

      Section 2.15. Designated Borrowers.

      (a) The Company may at any time, upon not less than ten (10) Business Days' notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any Restricted Subsidiary of the Company (an "APPLICANT BORROWER") as a Designated Borrower to receive Revolving Credit Loans hereunder that are denominated in an Alternative Currency by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit H (a "DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT"). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Lenders in their sole discretion, and Notes signed by such new Borrowers to the extent any Lenders so require. Promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of
Exhibit I (a "DESIGNATED BORROWER NOTICE") to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Revolving Credit Loans hereunder that are denominated in an Alternative Currency, on the terms and conditions set forth herein; provided that no Committed Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date that is five Business Days after such effective date.

      (b) The Obligations of the Company and each Designated Borrower that is a Domestic Subsidiary shall be joint and several in nature. The Obligations of all Designated Borrowers that are Foreign Subsidiaries shall be several in nature.

      (c) Each Restricted Subsidiary of the Company that becomes a "Designated Borrower" pursuant to this Section 2.15 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices (including as agent for service of process), (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

      (d) The Company may from time to time, upon not less than ten (10) Business Days' notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower's status as such, provided that there are no outstanding Loans or L/C Obligations payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans or Letters of Credit made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower's status.

      (e) Notwithstanding anything to the contrary herein, the status of any Subsidiary as a Designated Borrower shall terminate immediately if, at any time, the Company and such Subsidiary are not able to make any of the representations set forth below with respect to such Subsidiary at such time (the occurrence of such situation with respect to such Subsidiary, a "SPECIFIED REPRESENTATION DEFAULT"):

            (i) Such Designated Borrower is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Designated Borrower, the "APPLICABLE DESIGNATED BORROWER DOCUMENTS"), and the execution, delivery and performance by such Designated Borrower of the Applicable Designated Borrower Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Designated Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Designated Borrower is organized and existing in respect of its obligations under the Applicable Designated Borrower Documents.

            (ii) The Applicable Designated Borrower Documents are in proper legal form under the Laws of the jurisdiction in which such Designated Borrower is organized and existing for the enforcement thereof against such Designated Borrower under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Designated Borrower Documents.

            (iii) It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Designated Borrower Documents that the Applicable Designated Borrower Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Designated Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Designated Borrower Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Designated Borrower Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

            (iv) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Designated Borrower is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Designated Borrower Documents or (ii) on any payment to be made by such Designated Borrower pursuant to the Applicable Designated Borrower Documents, except as has been disclosed to the Administrative Agent.

            (v) The execution, delivery and performance of the Applicable Designated Borrower Documents executed by such Designated Borrower are, under applicable foreign exchange control regulations of the jurisdiction in which such Designated Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

The Company agrees to give prompt notice to the Administrative Agent of any Specified Representation Default with respect to any Subsidiary that is a Designated Borrower, and within the later of (x) five (5) Business Days after the occurrence of such Specified Representation Default or (y) in the case of Eurocurrency Rate Loans, the ending date of the applicable Interest Period, such Subsidiary shall pay in full the unpaid principal of and interest on all its outstanding Loans and Cash Collateralize the then Outstanding Amount of all its L/C Obligations (in an amount equal to the then Outstanding Amount thereof), failing which the Company shall forthwith make such payments and post such Cash Collateral pursuant to its guarantee thereof set forth in Article 10. Nothing in this Section 2.15(e) shall limit or otherwise affect the Guarantor Parties' obligations under Article 10.

      Section 2.16. Increase in Commitments. (a) Upon notice to the Administrative Agent (which shall promptly notify the Lenders), at any time after the Closing Date, the Company may on up to ten different occasions request additional Term Commitments and/or additional Revolving Credit Commitments; provided that (i) after giving effect to any such addition, the aggregate amount of all additional Term Commitments and additional Revolving Credit Commitments that have been added pursuant to this Section 2.16 shall not exceed $600,000,000, and (ii) any such addition shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof.

      (b) Any loans made in respect of any such additional Term Commitments (the "ADDITIONAL TERM LOANS") may be made, at the option of the Company, either by
(i) increasing the Term Loans with the same terms (including pricing) as the existing Term Loans, or (ii) creating a new tranche of terms loans (an "ADDITIONAL TERM LOAN TRANCHE"); provided that any Additional Term Loan Tranche
(A) shall not mature prior to the stated Maturity Date and (B) the Weighted Average Life to Maturity of any Additional Term Loan Tranche shall be no less than the Weighted Average Life to Maturity of the Term Loans.

      (c) Any such additional Revolving Credit Commitments (the "ADDITIONAL REVOLVING CREDIT COMMITMENTS") may be made, at the option of the Company, by either (i) increasing the US Dollar Revolving Credit Commitments or the Multicurrency Revolving Credit Commitments with the same terms (including pricing and currency) as the existing US Dollar Revolving Credit Commitments or Multicurrency Revolving Credit Commitments, as the case may be or (ii) creating a new tranche of the Multicurrency Revolving Credit Facility with the Additional

Revolving Credit Commitments of Lenders willing to fund in an Additional Alternative Currency pursuant to which Multicurrency Revolving Credit Loans under such new tranche may be denominated in such Additional Alternative Currency.

      (d) At the time of the sending of notice requesting additional Term Commitments and/or additional Revolving Credit Commitments, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to provide an additional Term Commitment or Revolving Credit Commitment, as applicable, and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase (which shall be calculated on the basis of the amount of the funded and unfunded exposure under all the Facilities held by each Lender). Any Lender not responding within such time period shall be deemed to have declined to provide an additional Term Commitment or Revolving Credit Commitment, as applicable. The Administrative Agent shall notify the Company and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, the Company may also invite additional Eligible Assignees to become Term Lenders or Revolving Credit Lenders, as applicable, pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

      (e) If any Term Commitments or Revolving Credit Commitments are added in accordance with this Section 2.16, the Administrative Agent and the Company shall determine the effective date (the "ADDITIONAL COMMITMENTS EFFECTIVE DATE") and the final allocation of such addition. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such addition and the Additional Commitments Effective Date. As a condition precedent to such addition, the Company shall deliver to the Administrative Agent a certificate of the Company dated as of the Additional Commitments Effective Date signed by a Responsible Officer of the Company certifying that, before and after giving effect to such increase, (i) the representations and warranties contained in Article 5 and the other Loan Documents are true and correct in all material respects on and as of the Additional Commitments Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.16(e), the representations and warranties contained in Section 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (ii) no Default exists before or after giving effect to such addition.

      (f) On each Additional Commitments Effective Date, (i) each Lender or Eligible Assignee which is providing an additional Term Commitment (A) shall become a "Term Lender" for all purposes of this Agreement and the other Loan Documents, and (B) shall make an Additional Term Loan to the Company in a principal amount equal to such additional Term Commitment, and such Additional Term Loan shall be a "Term Loan" for all purposes of this Agreement and the other Loan Documents (except that the interest rate applicable to any Additional Term Loan under an Additional Term Loan Tranche may be as agreed by the Company and the applicable Lenders providing the additional Term Commitments) and (ii) each Lender or Eligible Assignee which is providing an additional Revolving Credit Commitment shall become a "Revolving Credit Lender" for all purposes of this Agreement and the other Loan Documents with a Revolving Credit Commitment that is increased by (in the case of an existing Revolving Credit Lender) or equal to (in the case of a new Revolving Credit Lender) such additional Revolving Credit Commitment.

                                    ARTICLE 3
                      TAXES, INCREASED COSTS AND ILLEGALITY

      Section 3.01. Taxes. (a) Except as provided in this Section 3.01, any and all payments by any Borrower to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, taxes imposed on or measured by its net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized, is (or was, during the relevant period) doing business or maintains a Lending Office, and all liabilities (including additions to tax, penalties and interest) with respect thereto (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "TAXES"). Notwithstanding anything to the contrary contained herein, any withholding tax imposed at any time on payments made by or on behalf of a Designated Borrower to any Lender hereunder or under any other Loan Document shall be deemed to be Taxes hereunder so long as such Lender shall have complied with Section 11.16.

      (b) If any Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) except to the extent provided in Sections 3.01(e) and 3.01(f) below, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Borrower shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

      (c) Each Borrower also agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

      (d) Each Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by such Agent and such Lender, and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided such Agent or Lender, as the case may be, provides such Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 3.01(d) shall be made within 30 days after the date such Lender or such Agent makes a demand therefor.

      (e) No Borrower shall be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization of such Lender or Agent or a change in the Lending Office of such Lender, except to the extent that any such change is requested or required in writing by any Borrower (and provided that nothing in this clause (e) shall be construed as relieving any Borrower from any obligation to make such payments or indemnification in the event of a change in Lending Office or place of organization that precedes a change in Law to the extent such Taxes result from a change in Law).

      (f) If a Lender or an Agent is subject to United States withholding tax at a rate in excess of zero percent at the time such Lender or such Agent, as the case may be, first becomes a party to this Agreement, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender or Agent, as the case may be, provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided that, if at the date of the Assignment and Assumption pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under clause (a) of this Section 3.01 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date.

      (g) If any Lender or Agent shall become aware that it is entitled to receive a refund in respect of amounts paid by any Borrower pursuant to this
Section 3.01, which refund in the good faith judgment of such Lender or Agent is allocable to such payment, it shall promptly notify such Borrower of the availability of such refund and shall, within 30 days after the receipt of a request by such Borrower, apply for such refund; provided that in the sole reasonable judgment of the Lender or Agent, applying for such refund would not be disadvantageous to it.

      (h) If any Lender or Agent receives a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by a Borrower pursuant to this Section 3.01, it shall promptly remit such refund (including any interest included in such refund) to such Borrower (to the extent that it determines that it can do so without prejudice to the retention of the refund), net of all out-of-pocket expenses of the Lender or Agent, as the case may be; provided that the relevant Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at such Borrower's request, provide such Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority; provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential.

      (i) Nothing in this Section 3.01 shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

      Section 3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Committed Loans to Eurocurrency Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

      Section 3.03. Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency), or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Committed Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

      Section 3.04. Increased Cost and Reduced Return. If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04 any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 and Section 11.16 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed in lieu of net income taxes, by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized, is doing business or maintains a Lending Office, (iii) reserve requirements contemplated by Section 3.06 and (iv) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost to the extent the Mandatory Cost, as calculated hereunder, is sufficient to cover the cost to the applicable Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans), then from time to time within 30 days following written demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.08), the Company shall pay (or cause the applicable Designated Borrower to pay) to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

      Section 3.05. Capital Adequacy. If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any Person controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration such Lender's policies with respect to capital adequacy and desired return on capital), then from time to time within 30 days following written demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.08), the Company shall pay (or cause the applicable Designated Borrower to pay) to such Lender such additional amounts as will compensate such Lender for such reduction.

      Section 3.06. Reserves on Eurocurrency Rate Loans. (a) If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), the Company shall pay (or cause the applicable Designated Borrower to pay) to such Lender additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error).

      (b) If any Lender is required to comply with any reserve ratio requirement or analogous requirement of any other Governmental Authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, the Company shall pay (or cause the applicable Designated Borrower to pay) such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan. Any Lender requesting payment from any Borrower under Section 3.06(a) or (b) shall give such Borrower at least fifteen days' prior notice (with a copy to the Administrative Agent). If a Lender fails to give notice fifteen days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen days from receipt of such notice.

      Section 3.07. Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent), the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

      (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

      (b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower; or

      (c) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;

including any loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain such Loan, any foreign exchange losses or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.

For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to any Lender under this Section 3.07, such Lender shall be deemed to have funded each Eurocurrency Rate Committed Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Committed Loan was in fact so funded.

      Section 3.08. Matters Applicable to All Requests for Compensation. (a) Any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Company contemporaneously with the demand for payment setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

      (b) With respect to any Lender's claim for compensation under any of Sections 3.01 through Section 3.07, no Borrower shall be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender notifies the relevant Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation from any Borrower under any of Sections 3.04 through 3.06, such Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurocurrency Rate Loans, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.08(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

      (c) If the obligation of any Lender to make or continue from one Interest Period to another any Eurocurrency Rate Loan (or to convert Base Rate Loans into Eurocurrency Rate Loans) shall be suspended pursuant to Section 3.08(b) hereof, such Lender's Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 3.01 through 3.06 hereof that gave rise to such conversion no longer exist:

            (i) to the extent that such Lender's Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

            (ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

      (d) If any Lender gives notice to any Borrower (with a copy to the Administrative Agent) that the circumstances specified in any of Sections 3.01 through 3.06 that gave rise to the conversion of such Lender's Eurocurrency Rate Loans pursuant to this Section 3.08 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

      (e) Each Lender agrees that (i) upon the occurrence of any event giving rise to the operation of Section 3.01(b) or (d) with respect to such Lender it will, if requested by any Borrower, use commercially reasonable efforts (subject to such Lender's internal policies and any legal or regulatory restrictions) to avoid the consequences of such event, including to designate another Lending Office for any Loan or Letter of Credit affected by such event and (ii) if any Lender (A) requests compensation under any of Sections 3.04 through 3.06, or (B) notifies any Borrower that it has determined that it is unlawful for its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, then such Lender will, if requested by such Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that in each case, such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.08(e) shall affect or postpone any of the Obligations of any Borrower or the rights of such Lender pursuant to Section 3.01(b) or (d), 3.02 or 3.04 through 3.06.

      Section 3.09. Replacement of Lenders Under Certain Circumstances. (a) If at any time:

            (i) any Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or Sections 3.04 through 3.06, as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or Sections 3.04 through 3.06,

            (ii) any Lender becomes a Defaulting Lender or

            (iii) any Lender becomes a "Non-Consenting Lender" (as defined below in this Section 3.09),

      then the Company may, on ten Business Days' prior written notice to the Administrative Agent and such Lender, either:

            (iv) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign 100% of its relevant Commitments and the principal of its relevant outstanding Loans plus any accrued and unpaid interest pursuant to Section 11.07(d) (with the assignment fee to be paid by such Borrower unless waived by the Administrative Agent in such instance) all of its relevant rights and obligations under this Agreement to one or more Eligible Assignees; provided that (A) the replacement Lender shall agree to the consent, waiver or amendment to which the Non-Consenting Lender did not agree and (B) neither the Administrative Agent nor any Lender shall have any obligation to any Borrower to find a replacement Lender or other such Person or

            (v) terminate the Commitment of such Lender and repay all obligations of the Borrowers owing to such Lender relating to the Loans and participations held by such Lender as of such termination date.

      (b) Any Lender being replaced pursuant to Section 3.09(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the relevant Borrower or the Administrative Agent.

      (c) Pursuant to an Assignment and Assumption arising by operation of
Section 3.09(b), (i) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (ii) all obligations of each Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with the execution of such Assignment and Assumption and (iii) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by each relevant Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to be a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

      (d) Notwithstanding anything to the contrary, (i) any Lender that acts as L/C Issuer may not be replaced by operation of this Section 3.09 at any time that it has any Letter of Credit outstanding unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a Cash Collateral Account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) any Lender that acts as Administrative Agent may not be replaced by operation of this Section 3.09 except in accordance with the terms of Section 9.09.

      (e) If (i) any Borrower or the Administrative Agent requests the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 11.01 or all the Lenders with respect to a certain class of the Loans and (iii) one or more of the Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "NON-CONSENTING LENDER."

      Section 3.10. Survival. All of the Borrowers' obligations under this
Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                    ARTICLE 4
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      Section 4.01. Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

      (a) The Administrative Agent's receipt of the following, each of which shall be originals, or electronic copies or facsimiles followed promptly by originals (unless otherwise specified), each properly executed by a Responsible Officer of the signing Loan Party (as applicable), each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

            (i) executed counterparts of this Agreement and each Guaranty;

            (ii) a Note executed by the Company in favor of each Lender requesting a Note;

            (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

            (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in its jurisdiction of organization;

            (v) an opinion of Nelson Mullins Riley & Scarborough LLP, counsel to the Loan Parties, addressed to each Agent and each Lender and in form and substance reasonably satisfactory to the Administrative Agent;

            (vi) a certificate signed by a Responsible Officer of the Company certifying as to the satisfaction of the conditions set forth in Section 4.02(a) (other than with respect to the representation and warranty in Section 5.05(b)) and Section 4.02(b);

            (vii) a Committed Loan Notice or Letter of Credit Application, as applicable, relating to the initial Credit Extension.

      (b) The Company is in compliance with the Fee Letters and all fees and expenses required to be paid on or before the Closing Date shall have been paid in full in cash.

      (c) All governmental and third party consents and approvals necessary in connection with the Loan Documents and the transactions contemplated thereby shall have been obtained.

      (d) The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated, all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released and all amounts outstanding thereunder have been (or will be with Cash on Hand and the proceeds of the Loans on the Closing
Date) paid in full and (ii) the Wachovia Credit Agreement has been or concurrently with the Closing Date is being terminated and all amounts outstanding thereunder have been (or will be, at the option of the Company, with Cash on Hand and the proceeds of the Loans on the Closing Date) paid in full.

      (e) There has been no change, occurrence or development since December 31, 2005 that either individually or in the aggregate, would constitute or would reasonably be expected to (1) have a material adverse effect on the business, assets, liabilities, results of operations or financial position of the Restricted Companies, taken as a whole, (2) materially and adversely affect the ability of any Loan Party to perform its obligations under the Loan Documents or
(3) materially and adversely affect the rights and remedies of the Lenders under the Loan Documents.

      Section 4.02. Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Committed Loans) is subject to the following conditions precedent:

      (a) The representations and warranties of each Loan Party contained in
Article 5 or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) that for purposes of this Section 4.02(a), the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and Section 6.01(b) and, in the case of the financial statements furnished pursuant to Section 6.01(b), the representations contained in Section 5.05(a), as modified by this clause (ii), shall be qualified by the statement that such financial statements are subject to the absence of footnotes and year-end audit adjustments.

      (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

      (c) The Administrative Agent and, if applicable, the L/C Issuer or the applicable Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

      (d) If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.15 to the designation of such Borrower as a Designated Borrower shall have been met to the reasonable satisfaction of the Administrative Agent.

      (e) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

      Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Committed Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

      The Company and each other Borrower represents and warrants to the Agents and the Lenders that:

      Section 5.01. Existence, Qualification and Power; Compliance with Laws. Each Restricted Company (a) is a Person, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and
(ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws (including, without limitation, Environmental Laws), orders, writs and injunctions, and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clauses (a) (other than with respect to the Borrowers), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      Section 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are (a) within such Loan Party's corporate or other powers, (b) have been duly authorized by all necessary corporate, shareholder or other organizational action, and (c) do not and will not (i) contravene the terms of any of such Person's Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under, (A) any documentation governing any Permitted Subordinated Indebtedness, (B) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (C) any order, injunction, writ or decree, of or with any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) violate, in any material respect, any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

      Section 5.03. Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required to be made or obtained by any Loan Party in connection with (a) the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document or (b) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents, except for (i) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and (ii) those approvals, consents, exemptions, authorizations, actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

      Section 5.04. Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Laws affecting creditors' rights generally and by general principles of equity.

      Section 5.05. Financial Statements; No Material Adverse Effect. (a) The
(i) audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2005, and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto and (ii) unaudited consolidated balance sheet of the Company and its Subsidiaries dated September 30, 2006, and the related consolidated statements of income, shareholders' equity and cash flows for the three fiscal quarter period ended on such date (collectively, the "HISTORICAL FINANCIAL STATEMENTS") fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein (and, with respect to unaudited financial statements, the absence of footnotes and subject to such adjustments as would be made in connection with the audit of financial statements for the relevant period).

      (b) Since December 31, 2005, there has been no change, effect, event or, occurrence that has had or would reasonably be expected to have a Material Adverse Effect.

      (c) The forecasts prepared by management of the Company of consolidated balance sheets, income statements and cash flow statements for each year commencing with the fiscal year ending on December 31, 2006 through the fiscal year ending on December 31, 2011 (the "CLOSING DATE FORECASTS"), copies of which have been furnished to the Administrative Agent and the Lenders prior to the Closing Date, have been prepared in good faith based upon assumptions believed in good faith by the Company to be reasonable in light of conditions existing at the time of preparation, it being understood that (i) such forecasts, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such forecasts may differ significantly from the forecasted results and that such differences may be material and that such forecasts are not a guarantee of financial performance and (ii) no representation is made with respect to information of a general economic or general industry nature.

      Section 5.06. Litigation. Except as disclosed in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority or Regulatory Supervising Organization, by or against any Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

      Section 5.07. Ownership of Property; Liens. Each Loan Party and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title or the existence of such Lien could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      Section 5.08. [Intentionally Omitted].

      Section 5.09. Taxes. The Company and its Subsidiaries have filed all Federal and material state and other tax returns and reports required to be filed, and have paid all Federal and material state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than 30 days, (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (c) with respect to which the failure to make such filing or payment could not reasonably be expected to have a Material Adverse Effect.

      Section 5.10. ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect. In the preceding five years, each Loan Party and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and in the preceding five years, no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except to the extent a failure to make such contributions or application, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

      (b) There are no pending or, to the knowledge of any Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

      (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has an "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived, and no application for a waiver of the minimum funding standard has been filed with respect to any Pension Plan;
(iii) none of the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums not yet due or premiums due and not yet delinquent under Section 4007 of ERISA); (iv) none of the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) none of the Borrowers nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.10(c), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

      Section 5.11. Subsidiaries; Equity Interests. As of the Closing Date, (a) the Equity Interests of each Restricted Subsidiary that are owned directly or indirectly by the Company are owned free and clear of all Liens except for any Lien permitted under Section 7.01 and (b) Schedule 5.11 (i) sets forth the name and jurisdiction of organization of each Subsidiary (other than Subsidiaries that in the aggregate represent less than the greater of (x) 5% of the Total Consolidated Assets and (y) 5% of the Consolidated EBITDA of the Company and its Consolidated Subsidiaries) and (ii) sets forth the ownership interest of the Company and any other Subsidiary in each such Subsidiary, including the percentage of such ownership.

      Section 5.12. Margin Regulations; Investment Company Act. (a) No proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation U issued by the FRB.

      (b) None of the Borrowers, any Person Controlling any of the foregoing, nor any Restricted Subsidiary is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

      Section 5.13. Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole (and considered together with all information publicly disclosed by the Consolidated Companies) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under and at the time which they were made, not materially misleading; provided that, with respect to financial estimates, projected or forecasted financial information and other forward-looking information, the Company and each other Borrower represent and warrant only that such information was prepared in good faith based upon assumptions believed by the Company to be reasonable in light of conditions existing at the time of preparation; it being understood that (A) such projections and forecasts, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such projections or forecasts may differ significantly from the projected or forecasted results and that such differences may be material and that such projections and forecasts are not a guarantee of financial performance and (B) no representation is made with respect to information of a general economic or general industry nature.

      Section 5.14. Solvency. On the Closing Date after giving effect to the Transaction, the Loan Parties, on a consolidated basis, are Solvent.

                                    ARTICLE 6
                              AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding or not otherwise provided for in full in a manner reasonably satisfactory to the L/C Issuer, the Company shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02, Section 6.03 and Section 6.14) cause each Restricted Subsidiary to:

      Section 6.01. Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:

      (a) as soon as available, but in any event within 105 days after the end of each fiscal year of the Company beginning with the fiscal year ending on December 31, 2006, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and audited and accompanied by a report and opinion of KPMG LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; provided that if the independent auditor provides an attestation and a report with respect to management's report on internal control over financial reporting and its own evaluation of internal control over financial reporting, then such report may include a qualification or limitation due to the exclusion of any acquired business from such report to the extent such exclusion is permitted under rules or regulations promulgated by the SEC or the Public Company Accounting Oversight Board;

      (b) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company beginning with the fiscal quarter ending on March 31, 2007, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth, in each case, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

      (c) as soon as available, but in any event no later than 105 days after the end of each fiscal year, forecasts prepared by management of the Company, in form reasonably satisfactory to the Administrative Agent of consolidated balance sheets, income statements and cash flow statements of the Company and its Subsidiaries for the fiscal year following such fiscal year then ended, which shall be prepared in good faith upon reasonable assumptions at the time of preparation and which shall state therein all the material assumptions on the basis of which such forecasts were prepared), it being understood that actual results may vary from such forecasts and that such variations may be material; provided that compliance with this Section 6.01(c) shall not be required so long as the Company achieves and maintains at least two of the following three ratings: (i) a corporate credit rating of BBB- or higher from S&P, (ii) a corporate family rating of Baa3 or higher from Moody's and (iii) an issuer default rating of BBB- or higher from Fitch Ratings; and

      (d) if there are any Unrestricted Subsidiaries as of the last day of any fiscal quarter, simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements.

      Section 6.02. Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:

      (a) no later than five days after the delivery of each set of consolidated financial statements referred to in Section 6.01(a), a certificate of the Company's independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default under Section 7.10 or, if any such Event of Default shall exist, stating the nature and status of such event;

      (b) no later than five days after the delivery of each set of consolidated financial statements referred to in Section 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;

      (c) promptly after the same are publicly available, copies of each annual report, proxy or financial statement sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) which the Company files, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the 1934 Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

      (d) promptly after the furnishing thereof, copies of any notices of default or acceleration received by any Loan Party or notices of default or acceleration furnished by any Loan Party to any holder of debt securities of any of the Restricted Companies pursuant to the terms of any documentation governing any Permitted Subordinated Indebtedness in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders;

      (e) promptly after the receipt thereof by a Specified Responsible Officer of the Company, copies of each notice or other correspondence received from any Governmental Authority concerning any material investigation or other material inquiry regarding any material violation of applicable Law by any Restricted Company which would reasonably be expected to have a Material Adverse Effect;

      (f) together with the delivery of each Compliance Certificate pursuant to
Section 6.02(b), a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.06(b); and

      (g) promptly after any request therefor, such additional information regarding the business, legal, financial or corporate affairs of any Restricted Company, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company's website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Company's behalf on IntraLinks or other relevant website, to which each Lender and the Administrative Agent are granted access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Company shall notify (which may be by facsimile or electronic mail or by an automated electronic alert of a posting) the Administrative Agent of the posting of any such documents which notice may be included in the certificate delivered pursuant to Section 6.02(b). Except for such Compliance Certificates, the Administrative Agent shall have no obligation to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, "BORROWER MATERIALS") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "PLATFORM") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a "PUBLIC LENDER"). The Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arrangers shall treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

      Section 6.03. Notices. Promptly notify the Administrative Agent after a Specified Responsible Officer obtains knowledge of:

      (a) the occurrence of any Default; and

      (b) any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including any matter arising out of or resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Restricted Subsidiary and any Governmental Authority, (iii) the commencement of, or any material adverse development in, any litigation, investigation or proceeding affecting any Loan Party or any Subsidiary, or (iv) the occurrence of any ERISA Event.

      Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Company (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity to the extent known any and all provisions of this Agreement and any other Loan Document in respect of which such Default exists.

      Section 6.04. Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect or such obligations or liabilities are being contested in good faith by appropriate proceedings.

      Section 6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section
7.05 (and, in the case of any Restricted Subsidiary, other than a Designated Borrower, to the extent the failure to do so, could not reasonably be expected to have a Material Adverse Effect) and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      Section 6.06. Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, ordinary wear and tear excepted and casualty and condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions to material properties and equipment in accordance with prudent industry practice.

      Section 6.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance of such types and in such amounts (after giving effect to any self-insurance) reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrowers and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons except, in the case of Foreign Subsidiaries, to the extent that the failure to maintain such insurance with respect to one or more Foreign Subsidiaries could not reasonably be expected to result in a Material Adverse Effect.

      Section 6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws (including, without limitation, Environmental Laws) and all orders, writs, injunctions, and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect or the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

      Section 6.09. Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of such Borrower or such Restricted Subsidiary, as the case may be.

      Section 6.10. Inspection Rights. With respect to any Loan Party, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than once during any calendar year absent the existence of an Event of Default and such inspections shall be conducted at the sole expense of the Administrative Agent without charge to the Borrowers; provided further that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Company the opportunity to participate in any discussions with the Company's accountants.

      Section 6.11. Use of Proceeds. Use the proceeds of the Credit Extensions
(i) to repay existing Indebtedness of the Consolidated Companies, (ii) to pay fees and expenses incurred in connection with the Transaction and (iii) to provide ongoing working capital and for other general corporate purposes of the Consolidated Companies (including Permitted Acquisitions).

      Section 6.12. Covenant to Guarantee Obligations. (a) Cause the following Restricted Subsidiaries to guarantee the Obligations (each a "SUBSIDIARY GUARANTOR"): such Restricted Subsidiaries as shall constitute (x) at least 95% of the Consolidated EBITDA of the Company and its Domestic Subsidiaries (excluding, for the purposes of such calculation, all Unrestricted Subsidiaries, but including any Subsidiaries that were, at one time, designated as Unrestricted Subsidiaries, but have been redesignated as Restricted Subsidiaries pursuant to Section 6.14) for the four fiscal quarters most recently ended for which financial statements have been delivered pursuant to Section 6.01 and (y) at least 95% of the Total Assets of the Company and its

Domestic Subsidiaries (excluding, for the purposes of such calculation, all Unrestricted Subsidiaries, but including any Subsidiaries that were, at one time, designated as Unrestricted Subsidiaries, but have been redesignated as Restricted Subsidiaries pursuant to Section 6.14) as of the last day of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 6.01. Notwithstanding the foregoing, (i) any Restricted Subsidiary that is a guarantor of any Permitted Subordinated Indebtedness shall also be required to be a Subsidiary Guarantor, (ii) no Subsidiary shall be required to be a Subsidiary Guarantor if such Subsidiary is a Foreign Subsidiary or a Domestic Subsidiary of a Foreign Subsidiary and (iii) no Restricted Subsidiary that is prohibited from guaranteeing the Obligations pursuant to documents governing any Indebtedness assumed in connection with a Permitted Acquisition and not incurred in contemplation thereof shall be required to become a Subsidiary Guarantor for so long as such Indebtedness remains outstanding.

      (b) At the end of each fiscal quarter of the Company, the Company shall determine whether any Restricted Companies that are not currently Subsidiary Guarantors shall be required, pursuant to the provisions of Section 6.12(a) to become Subsidiary Guarantors and, within 30 days after the end of such fiscal quarter (or such longer period as the Administrative Agent may agree in its reasonable discretion), will at the Company's expense cause any new Subsidiary Guarantors to duly execute and deliver to the Administrative Agent a guaranty substantially in the form of Exhibit G (either directly or via a guaranty supplement) or such other form of guaranty or guaranty supplement to guarantee the Obligations in form and substance reasonably satisfactory to the Administrative Agent and the Company, it being understood and agreed that each Subsidiary that is required to be a Subsidiary Guarantor on the Closing Date shall duly execute and deliver to the Administrative Agent a Subsidiary Guaranty on the Closing Date; provided that in connection with any acquisition of any Restricted Company, if any Subsidiary that is not already a Subsidiary Guarantor shall be required, pursuant to the provisions of Section 6.12(a) to become a Subsidiary Guarantor, the Company shall, in each case at the Company's expense and within 30 days of being so required, cause such Subsidiary to duly execute and deliver to the Administrative Agent a Subsidiary Guaranty. To the extent that the Company shall determine at any time that certain Restricted Subsidiaries that are not required to be Subsidiary Guarantors pursuant to the provisions of Section 6.12(a) above are parties to a Subsidiary Guaranty, the Company shall be entitled to give notice to that effect to the Administrative Agent whereupon such Restricted Subsidiaries shall no longer be deemed to be Subsidiary Guarantors and the Administrative Agent shall promptly release each such Restricted Subsidiary from its Subsidiary Guaranty.

      Section 6.13. [Intentionally Omitted].

      Section 6.14. Designation of Subsidiaries. The Company may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) other than in the case of the designation of a Joint Venture in existence on the Closing Date that thereafter becomes a Subsidiary (an "EXCLUDED UNRESTRICTED SUBSIDIARY"), immediately before and after such designation, no Default shall have occurred and be continuing, (b) other than in the case of the designation of a Excluded Unrestricted Subsidiary, immediately after giving effect to such designation, the Company and its Consolidated Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.10 (and, as a condition precedent to the effectiveness of any such designation, the Company shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (c) no Borrower may be designated as an Unrestricted Subsidiary,
(d) no designation of a Restricted Subsidiary as an Unrestricted Subsidiary, other than an Excluded Unrestricted Subsidiary, shall be effective if, immediately after such designation, (i) the Consolidated EBITDA of the Unrestricted Subsidiaries would exceed 10% of the Consolidated EBITDA of the Consolidated Companies for the four fiscal quarter period then most recently ended or (ii) the Total Assets of all Unrestricted Subsidiaries would exceed 5% of the Total Consolidated Assets, in each case determined without regard to any Excluded Unrestricted Subsidiary at any time after such Person becomes a Subsidiary, and (e) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a "Restricted Subsidiary" for the purpose of any Permitted Subordinated Indebtedness. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the applicable Restricted Companies therein at the date of designation in an amount equal to the net book value (or, in the case of any guarantee or similar Investment, the amount) of the Restricted Companies' Investments therein. If any Person becomes a Restricted Subsidiary on any date after the Closing Date (including by redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary), the Indebtedness of such Person outstanding on such date will be deemed to have been incurred by such Person on such date for purposes of Section 7.03, but will not be considered the sale or issuance of Equity Interests for purposes of Section 7.05.

                                    ARTICLE 7
                               NEGATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding or not otherwise provided for in full in a manner reasonably satisfactory to the L/C Issuer, the Company shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

      Section 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

      (a) Liens pursuant to any Loan Document;

      (b) Liens existing on the Closing Date and listed on Schedule 7.01 and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Indebtedness) is permitted by Section 7.03;

      (c) Liens for taxes, assessments or governmental charges which are not overdue for a period of more than 30 days, or, if more than 30 days overdue, (i) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

      (d) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue, (i) no action has been taken to enforce such Lien, (ii) such Lien is being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or (iii) with respect to which the failure to make payment as to all such amounts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

      (e) (i) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, (ii) Liens incurred in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies or
(iii) obligations in respect of letters of credit or bank guarantees that have been posted by a Restricted Company to support the payment of the items set forth in clauses (i) and (ii) of this Section 7.01(e);

      (f) (i) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, performance and completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business and (ii) obligations in respect of letters of credit or bank guarantees that have been posted by a Restricted Company to support the payment of items set forth in clause (i) of this Section 7.01(f);

      (g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially and adversely interfere with the ordinary conduct of the business of the applicable Person;

      (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

      (i) Liens arising in connection with the Cash Management Practices, including Liens securing borrowings from financial institutions and their Affiliates permitted under Section 7.03(m) to the extent specified therein;

      (j) (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Company or any of its material Restricted Subsidiaries or (B) secure any Indebtedness (other than any obligation that is Indebtedness solely as a result of the operation of clause
(e) of the definition thereof) and (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by any Restricted Company or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof;

      (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

      (l) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry and (iv) of financial institutions funding the Vault Cash Operations in the cash provided by such institutions for such Vault Cash Operations;

      (m) Liens (i) (A) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to
Section 7.02(h) and (l) to be applied against the purchase price for such Investment, and (B) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05 and (ii) on cash earnest money deposits made by any Restricted Company in connection with any letter of intent or purchase agreement permitted hereunder;

      (n) Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary to the extent permitted under Section 7.03;

      (o) Liens in favor of any Restricted Company securing Indebtedness permitted under Section 7.03(e) or other obligations other than Indebtedness owed by a Restricted Company to another Restricted Company;

      (p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the date hereof and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) in the case of Liens securing purchase money Indebtedness or Capitalized Leases, such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition); provided that individual financings otherwise permitted to be secured hereunder provided by one Person (or its affiliates) may be cross collateralized to other such financings provided by such Person (or its affiliates), (iii) in the case of Liens securing Indebtedness other than purchase money Indebtedness or Capitalized Leases, such Liens do not extend to the property of any Person other than the Person acquired or formed to make such acquisition and the subsidiaries of such Person and (iv) the Indebtedness secured thereby (or, as applicable, any modifications, replacements, renewals or extensions thereof) is permitted under Section 7.03;

      (q) Liens arising from precautionary UCC financing statement filings (or similar filings under applicable Law) regarding leases entered into by the Company or any of its

Restricted Subsidiaries in the ordinary course of business (and Liens consisting of the interests or title of the respective lessors thereunder);

      (r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Restricted Company in the ordinary course of business not prohibited by this Agreement;

      (s) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness (other than Indebtedness described in clause (e) of the definition thereof), (ii) relating to pooled deposit or sweep accounts of any Restricted Company to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such Restricted Company and (iii) relating to purchase orders and other similar agreements entered into in the ordinary course of business;

      (t) Liens securing obligations permitted under Section 7.03(u) to the extent specified therein;

      (u) Liens on the assets of a Securitization Vehicle securing Indebtedness under any Securitization Financing permitted under Section 7.03(v);

      (v) Liens securing the Specified Non-Recourse Indebtedness permitted under
Section 7.03(f) to the extent specified therein; and

      (w) other Liens securing Indebtedness or other obligations outstanding in an aggregate principal amount not to exceed the greater of (i) 5% of Total Consolidated Assets and (ii) $150,000,000.

      Section 7.02. Investments. Make or hold any Investments, except:

      (a) Investments by a Restricted Company in assets that were Cash Equivalents when such Investment was made, and the holding of cash at any time by a Restricted Company;

      (b) loans or advances to directors, officers, members of management, employees and consultants of a Restricted Company in an aggregate amount not to exceed $20,000,000 at any time outstanding, for business related travel, entertainment, relocation and analogous ordinary business purposes or in connection with such Person's purchase of Equity Interests of the Company;

      (c) Investments (i) by any Loan Party in any other Loan Party, (ii) by the Company or any of its Domestic Subsidiaries in the Company or any of its Domestic Subsidiaries, (iii) by any Restricted Subsidiary that is not a Loan Party in any Restricted Company and (iv) by any Loan Party in any Restricted Subsidiary that is not a Loan Party in an aggregate amount for all such Investments under this clause (iv) not to exceed, at the time such Investment is made and after giving effect to such Investment, the sum of (A) $100,000,000, plus (B) the amount (if positive) by which 5% of the Total Consolidated Assets exceeds the aggregate amount of all Investments in Unrestricted Subsidiaries made or deemed to be made pursuant to Section 7.02(n), plus (C) the aggregate amount of any cash repayment of or return on such Investments theretofore received by the Loan Parties;

      (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

      (e) Investments consisting of Liens, Indebtedness, Dispositions and Restricted Payments permitted under Section 7.01, 7.03, 7.05 and 7.06, respectively;

      (f) Investments existing or contemplated on the Closing Date (including those in the Brazilian Joint Venture) and set forth on Schedule 7.02 and any modification, replacement, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02;

      (g) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

      (h) the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or of more than 50% of the Equity Interests in a Person that, upon the consummation thereof, will be owned directly by the Company or one or more of its wholly owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this
Section 7.02(h) (each, a "PERMITTED ACQUISITION"):

            (i) the Company and any such newly created or acquired Subsidiary shall, or will within the times specified therein, have complied with the requirements of Section 6.12;

            (ii) any Indebtedness incurred in connection with such acquisition by the Company or any Restricted Subsidiary shall be permitted by Section 7.03;

            (iii) (A) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, the Borrowers shall be in Pro Forma Compliance with all of the covenants set forth in Section 7.10, in each case such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders (either pursuant to Section 6.01(a) or (b) or in any subsequent delivery of financial information by the Company to the Administrative Agent prior to such purchase or other acquisition) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and, with respect to each such purchase or other acquisition having total consideration in excess of $100,000,000, evidenced by a certificate from the chief financial officer (or other equivalent officer) of the Company demonstrating such compliance calculation in reasonable detail;

            (iv) if the total consideration of such Permitted Acquisition exceeds $100,000,000, the Company shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this Section 7.02(h) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition; and

            (v) such purchase or other acquisition was approved by the board of the directors (or other applicable governing body) of the Person being acquired;

      (i) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of any Person and in settlement of obligations of, or other disputes with, any Person arising in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

      (j) Investments and transfers of funds among the Consolidated Companies that are made in accordance with the Cash Management Practices;

      (k) advances of payroll payments to employees in the ordinary course of business;

      (l) Guarantees by a Restricted Company of leases (other than Capital Lease Obligations) entered into in the ordinary course of business;

      (m) Investments in the ordinary course consisting of endorsements for collection or deposit;

      (n) Investments by Restricted Companies in Unrestricted Subsidiaries after the Closing Date (it being understood and agreed that the book value of the assets of an Unrestricted Subsidiary at the time of its designation as such pursuant to Section 6.14 shall be deemed to be an Investment made in such Unrestricted Subsidiary in an amount equal to such book value, but if such Unrestricted Subsidiary is not wholly-owned by the Restricted Companies, only an amount proportional to such Restricted Companies' ownership therein shall be included in this calculation) in an aggregate amount for all such Investments (less an amount equal to the book value of all Unrestricted Subsidiaries that, after the Closing Date, are redesignated by the Company to be Restricted Subsidiaries, calculated as of the date of such redesignation) not to exceed, at the time such Investment is made and after giving effect to such Investment, the sum of (i) an amount equal to 5% of the Total Consolidated Assets as of such time (net of any Investment made pursuant to Section 7.02(c)(iv)(B)), plus (ii) the aggregate amount of any cash repayment of or return on such Investments theretofore received by Restricted Companies after the Closing Date;

      (o) Investments consisting of Swap Contracts entered into in the ordinary course of business and not for speculative purposes;

      (p) Investments of funds held by the Exchange Companies for the benefit of their customers in connection with their like-kind-exchange operations;

      (q) any Investment in a Securitization Vehicle or any Investment by a Securitization Vehicle in any other Person in connection with a Securitization Financing permitted by Section 7.03(v), including Investments of funds held in accounts permitted or required by the arrangements governing the Securitization Financing or any related Indebtedness; provided that any Investment in a Securitization Vehicle is in the form of a purchase money note, contribution of additional Securitization Assets or equity investments; and

      (r) so long as immediately after giving effect to any such Investment, no Event of Default has occurred and is continuing, other Investments in an aggregate amount for all such Investments (calculated using the actual amount of such Investments as funded by the Restricted Companies) not to exceed at any time the sum of (i) $250,000,000 and (ii) the aggregate amount of any cash repayment of or return on such Investments theretofore received by the Restricted Companies.

      Section 7.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

      (a) Permitted Subordinated Indebtedness;

      (b) Indebtedness of the Loan Parties under the Loan Documents;

      (c) Indebtedness outstanding on the Closing Date and listed on Schedule
7.03 and any Permitted Refinancing thereof;

      (d) Guarantees by a Restricted Company in respect of Indebtedness of another Restricted Company otherwise permitted hereunder; provided that (x) no Guarantee by any Restricted Subsidiary of any Permitted Subordinated Indebtedness (or any Permitted Refinancing thereof) shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Subsidiary Guarantee in accordance with Section 6.12 and (y) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

      (e) Indebtedness of a Restricted Company that constitutes an Investment permitted by Section 7.02;

      (f) (i) Indebtedness incurred in the ordinary course of business by the Exchange Companies in connection with "1031 exchange" transactions under Section 1031 of the Code (or regulations promulgated thereunder, including Revenue Procedure 2000-37) that is limited in recourse to the properties (real or personal) which are the subject of such "1031 exchange" transactions and (ii) Indebtedness incurred in the ordinary course of business by the Leasing Companies in connection with their leasing business that is limited in recourse to the assets being financed by such Indebtedness (collectively, the "SPECIFIED NON-RECOURSE INDEBTEDNESS");

      (g) Indebtedness of Foreign Subsidiaries of the Company;

      (h) Indebtedness of a Restricted Company assumed in connection with any Permitted Acquisition and not incurred in contemplation thereof, and any Permitted Refinancing thereof;

      (i) Indebtedness incurred by any Restricted Company representing deferred compensation to employees of a Restricted Company incurred in the ordinary course of business;

      (j) Indebtedness consisting of promissory notes issued by any Restricted Company to future, present or former directors, officers, members of management, employees or consultants of the Company or any of its Subsidiaries or their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company permitted by
Section 7.06;

      (k) Indebtedness incurred by a Restricted Company in a Permitted Acquisition or Disposition under agreements providing for indemnification, the adjustment of the purchase price or similar adjustments;

      (l) Indebtedness consisting of obligations of any Restricted Company under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions;

      (m) Indebtedness (including intercompany Indebtedness among the Consolidated Companies) in respect of the Cash Management Practices;

      (n) obligations of the Consolidated Companies with respect to liabilities arising from the Vault Cash Operations;

      (o) Indebtedness consisting of (i) the financing of insurance premiums or
(ii) take-or-pay obligations of a Restricted Company contained in supply arrangements, in each case, in the ordinary course of business;

      (p) Indebtedness incurred by a Restricted Company constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to such similar reimbursement-type obligations; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

      (q) obligations in respect of bid, performance, stay, customs, appeal and surety bonds and performance and completion guarantees provided by a Restricted Company or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;

      (r) Guarantees by the Company of Indebtedness permitted under this Section 7.03;

      (s) Indebtedness in respect of Swap Contracts entered into in the ordinary course of business and not for speculative purposes;

      (t) Indebtedness in respect of any letter of credit or bankers' acceptance supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

      (u) Indebtedness incurred in the ordinary course of business in connection with relocation service transactions and secured by the properties which are the subject of such transactions;

      (v) Indebtedness incurred in connection with a receivables securitization transaction involving the Restricted Companies and a Securitization Vehicle (a "SECURITIZATION FINANCING"); provided that (i) such Indebtedness when incurred shall not exceed 100% of the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, (ii) such Indebtedness is created and any Lien attaches to such property concurrently with or within forty-five (45) days of the acquisition thereof, and (iii) such Lien does not at any time encumber any property other than the property financed by such Indebtedness;

      (w) Indebtedness (i) of the type described in clause (e) of the definition thereof subject to Liens permitted under Section 7.01 or (ii) secured by Liens permitted under Sections 7.01(e)(ii), 7.01(e)(iii), 7.01(f), or 7.01(r);

      (x) other Indebtedness of Restricted Companies in an aggregate principal amount not to exceed the greater of (i) 10% of Total Consolidated Assets and
(ii) $300,000,000 at any time outstanding;

      (y) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (x) above;

provided that at the time of incurrence or assumption of any Specified Debt described below, after giving effect to such Specified Debt, the aggregate principal amount of all Specified Debt shall not exceed the greater of $500,000,000 and 15% of Consolidated Shareholders' Equity. For purposes hereof, "SPECIFIED DEBT" means, without duplication, (A) any Indebtedness of a Loan Party that is secured by Liens permitted by clause (b), (n), (p) or (w) of
Section 7.01 and (B) any Indebtedness of a Restricted Subsidiary that is not a Loan Party, in each case other than (1) Indebtedness permitted by clause (a),
(b), (d), (e), (f), (i) through (v), (w)(ii) or (y) of this Section 7.03 (the "EXCLUDED DEBT") and (2) any Guarantee of Excluded Debt permitted by this
Section 7.03.

      Section 7.04. [Intentionally Omitted].

      Section 7.05. Dispositions. Make any Disposition of any of its property to Persons that are not Restricted Companies except:

      (a) Dispositions of obsolete, used, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Restricted Companies;

      (b) Dispositions of inventory in the ordinary course of business;

      (c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

      (d) Dispositions pursuant to and in accordance with the Cash Management Practices and in connection with the Vault Cash Operations;

      (e) Dispositions permitted by Sections 7.02 and 7.06 and Liens permitted by Section 7.01;

      (f) Dispositions by any Restricted Company of property pursuant to sale-leaseback transactions; provided that (i) the fair market value of all property so Disposed of shall not exceed $50,00,000 from and after the Closing Date and (ii) the purchase price for such property shall be paid to such Restricted Company for not less than 75% cash consideration;

      (g) Dispositions of cash and Cash Equivalents;

      (h) Dispositions of accounts receivable in connection with the collection or compromise thereof;

      (i) leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Restricted Companies;

      (j) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

      (k) Dispositions in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Company, are not material to the conduct of the business of the Restricted Companies;

      (l) Dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements (i) in substantially the form as such arrangements are in effect on the Closing Date or
(ii) to the extent that the Net Cash Proceeds of such Disposition are either reinvested or applied to prepay the Term Loans pursuant to Section 2.06(b);

      (m) Dispositions of property to an Unrestricted Subsidiary; provided that to the extent constituting an Investment, such Investment must be an Investment permitted by Section 7.02.

      (n) Dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, members of management, employees or consultants of the Restricted Companies;

      (o) Dispositions of tangible property in the ordinary course of business as part of a like-kind exchange under Section 1031 of the Code;

      (p) voluntary terminations of Swap Contracts;

      (q) Dispositions of Unrestricted Subsidiaries;

      (r) Dispositions of Securitization Assets (or a fractional undivided interest therein) in a Securitization Financing permitted under Section 7.03(v); and

      (s) Dispositions of property not otherwise permitted under this Section
7.05 by a Restricted Company to Persons that are not Affiliates of the Loan Parties; provided that (i) such Disposition is made in good faith on an arms' length basis and (iii) the Net Cash Proceeds of such Disposition are either reinvested or applied to prepay the Term Loans pursuant to Section 2.06(b).

      Section 7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

      (a) each Restricted Subsidiary may make Restricted Payments to any other Restricted Company (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to (i) any other Restricted Company and (ii) each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests);

      (b) any Restricted Company may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;

      (c) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Company may make Restricted Payments;

      (d) to the extent constituting Restricted Payments, the Company and its Restricted Subsidiaries may enter into transactions expressly permitted by
Section 7.05 or 7.08;

      (e) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants; and

      (f) the Company may make cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company and its Restricted Companies.

      Section 7.07. [Intentionally Omitted].

      Section 7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than (a) transactions among the Restricted Companies,
(b) on fair and reasonable terms substantially as favorable to a Restricted Company as would be obtainable by such Restricted Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate, (c) the payment of fees and expenses in connection with the consummation of the Transaction, (d) so long as no Event of Default shall have occurred and be continuing under Section 8.01(f), the payment of fees under the Management Agreements as such fee provisions are set forth in the Management Agreements as in effect on the Closing Date, (e) loans and other transactions by the Company and its Restricted Subsidiaries to the extent permitted under this Article 7,
(f) customary fees payable to any directors of the Company and reimbursement of reasonable out of pocket costs of the directors of the Company, (g) employment and severance arrangements between any Restricted Company and their officers and employees in the ordinary course of business, (h) payments by any Restricted Company pursuant to the tax sharing agreements among the Company and its Subsidiaries on customary terms, (i) the payment of customary fees and indemnities to directors, officers and employees of the Company and its Subsidiaries in the ordinary course of business, (j) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (k) Restricted Payments permitted under Section 7.06, (l) any transaction with a Securitization Vehicle as part of a Securitization Financing permitted under Section 7.03(v), and (m) transactions engaged in by Restricted Companies with Unrestricted Subsidiaries in good faith to effect (i) the Cash Management Practices and Vault Cash Operations, (ii) the operations, governance, administration and corporate overhead of the Consolidated Companies and (iii) the tax management of the Consolidated Companies. For the purposes of this Section 7.08, (x) each Unrestricted Subsidiary shall be deemed to be an Affiliate of each Restricted Company and (y) from and after the consummation of the Reorganization, the entities conducting the Separated Operations shall no longer be deemed to be Affiliates of the Restricted Companies.

      Section 7.09. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of any Restricted Subsidiary to make Restricted Payments to any Loan Party or to otherwise transfer property to or invest in any Loan Party; provided that the foregoing shall not apply to Contractual Obligations which (i) (x) exist on the date hereof and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such restrictions that are contained in such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary,
(iii) arise in connection with any Disposition permitted by Section 7.05, (iv) are customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures permitted under Section 7.02 and applicable solely to such Joint Venture entered into in the ordinary course of business, (v) are negative pledges in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (vi) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (vii) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest, or (viii) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business.

      Section 7.10. Financial Covenants. (a) Maximum Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter of the Company set forth below to be greater than the ratio set forth below opposite the applicable period ending date:

          PERIOD ENDING DATE                             LEVERAGE RATIO
-------------------------------------------              ---------------
December 31, 2006 through December 31, 2008                  3.50:1
March 31, 2009 through December 31, 2009                     3.25:1
March 31, 2010 and thereafter                                3.00:1

      (b) Minimum Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Company set forth below to be less than the ratio set forth below opposite the applicable period ending date:

         PERIOD ENDING DATE                                    INTEREST COVERAGE RATIO
-------------------------------------------                    -----------------------
December 31, 2006 through December 31, 2008                           3.50:1
March 31, 2009 and thereafter                                         4.00:1

      Section 7.11. Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest shall be permitted) any Permitted Subordinated Indebtedness or make any payment in violation of any subordination terms of any Permitted Subordinated Indebtedness, except (i) the refinancing thereof with the Net Cash Proceeds of any Permitted Subordinated Indebtedness or with the proceeds of any issuance of Equity Interests (other than Disqualified Equity Interests) of any Consolidated Company, (ii) the conversion of any Permitted Subordinated Indebtedness to Equity Interests (other than Disqualified Equity Interests) and (iii) so long as no Event of Default has occurred and is continuing or would result therefrom, prepayments, redemptions or repurchases of Permitted Subordinated Indebtedness if after giving effect to such prepayment, redemption or repurchase, the Leverage Ratio, calculated on a Pro Forma Basis, shall not be greater than 3.25:1 (and, in the case of any such prepayment, redemption or repurchase pursuant to this clause (iii) in respect of aggregate principal amounts exceeding $25,000,000 in any fiscal year, evidenced by a certificate from a Responsible Officer of the Company demonstrating such compliance calculation in reasonable detail).

                                   ARTICLE 8
                         EVENTS OF DEFAULT AND REMEDIES

      Section 8.01. Events of Default. Any of the following shall constitute an "EVENT OF DEFAULT":

      (a) Non-Payment. Any Restricted Company fails to pay (i) when due, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

      (b) Specific Covenants. Any Restricted Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05(a) (solely with respect to the Borrowers) or Article 7; or

      (c) Other Defaults. Any Restricted Company fails to perform or observe any other term, covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof by the Administrative Agent to the Company; or

      (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Restricted Company herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material and adverse respect when made or deemed made; or

      (e) Cross-Default. Any Material Company (i) fails to make any payment after the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness owed by one Restricted Company to another Restricted Company) having an aggregate outstanding principal amount of not less than the Threshold Amount or
(ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, (x) such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or (y) a mandatory offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

      (f) Insolvency Proceedings, Etc. Any Material Company institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

      (g) Inability to Pay Debts; Attachment. (i) Any Material Company becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Material Company in an amount exceeding the Threshold Amount and is not paid, released, vacated or fully bonded within 60 days after its issue or levy; or

      (h) Judgments. There is entered against any Material Company a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) and there is a period of 60 consecutive days during which such judgment has not been paid and during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

      (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

      (j) Change of Control. There occurs any Change of Control.

      Section 8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

      (a) declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

      (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

      (c) require that each Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

      (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States (or, in the case of any Designated Borrower that is a Foreign Subsidiary, under the comparable laws of the applicable jurisdiction), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of each Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

      Section 8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

            First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs payable under Section 11.04 and amounts payable under Article 3 but excluding principal of, and interest on, any Loan) payable to the Administrative Agent in its capacity as such;

            Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section
      11.05 and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Second payable to them;

            Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

            Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

            Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

            Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Lender Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Lender Parties on such date; and

            Last, the balance, if any, after all of the Obligations have been paid in full, to the Company or as otherwise required by Law.

Subject to Section 2.04(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all

Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, delivered to the Company.

                                   ARTICLE 9
                      ADMINISTRATIVE AGENT AND OTHER AGENTS

      Section 9.01. Appointment and Authorization of Agents. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein or therein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      (b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article 9 with respect to any acts taken or omissions suffered by each L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent" as used in this Article 9 and in the definition of "Agent-Related Person" included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

      Section 9.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

      Section 9.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any of their Subsidiaries or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Restricted Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any of their Subsidiaries or any Affiliate thereof.

      Section 9.04. Reliance by Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party or any of their Subsidiaries), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

      (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

      Section 9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or a Loan Party referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article 8; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

      Section 9.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any of their Subsidiaries thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Loan Party, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Loan Party or any of their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any of their Subsidiaries which may come into the possession of any Agent-Related Person.

      Section 9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person's own gross negligence or willful misconduct; provided that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; provided further that to the extent an L/C Issuer is entitled to indemnification under this Section 9.07 solely in connection with its role as an L/C Issuer, only the Multicurrency Revolving Credit Lenders shall be required to indemnify such L/C Issuer in accordance with this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this
Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section
9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

      Section 9.08. Agents in their Individual Capacities. JPMCB and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each Loan Party or any of their Subsidiaries as though JPMCB were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, JPMCB or its Affiliates may receive information regarding any Loan Party or any of their Subsidiaries (including information that may be subject to confidentiality obligations in favor of such Loan Party or any of their Subsidiaries) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, JPMCB shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include JPMCB in its individual capacity.

      Section 9.09. Successor Agents. The Administrative Agent may resign as the Administrative Agent upon 30 days' notice to the Lenders and the Company. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Company at all times other than during the existence of an Event of Default under Section 8.01(f) (which consent of the Company shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent," shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent's appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article 9 and Section 11.04 and
11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is 30 days following the retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

      Section 9.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

      (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.04(i) and (j), 2.10 and 11.04) allowed in such judicial proceeding; and

      (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Section 2.10 and 11.04.

      Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

      Section 9.11. Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent to release any Guarantor from its obligations under any Loan Document to which it is a party if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Permitted Subordinated Indebtedness unless and until such Guarantor is (or is being simultaneously) released from its guarantee with respect to such Permitted Subordinated Indebtedness. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor from its obligations under the Loan Documents pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will, at the Borrowers' expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such Guarantor from its obligations under the Loan Documents in accordance with the terms of the Loan Documents and this Section 9.11.

      Section 9.12. Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page and/or signature pages of this Agreement as a "co-syndication agent," "documentation agent," "joint book-running manager," "arranger," or "joint lead arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

      Section 9.13. Appointment of Supplemental Administrative Agents. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL ADMINISTRATIVE AGENT" and collectively as "SUPPLEMENTAL ADMINISTRATIVE AGENTS").

      (b) Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Company, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative

Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

                                   ARTICLE 10
                                    GUARANTY

      Section 10.01. Guaranty. Each Borrower (other than a Designated Borrower that is a Foreign Subsidiary) hereby guarantees the punctual payment when due, whether at scheduled maturity or by acceleration, demand or otherwise, of all Obligations of each other Borrower, in each case now or hereafter existing (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, indemnities, contract causes of action, costs, expenses or otherwise (each Borrower in its capacity as guarantor under this Article 10, a "GUARANTOR PARTY", and such Obligations, for any Guarantor Party, its "GUARANTEED OBLIGATIONS"). Without limiting the generality of the foregoing, the liability of each Guarantor Party shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

      Section 10.02. Contribution. Subject to Section 10.03, each Guarantor Party hereby unconditionally agrees that in the event any payment shall be required to be made to any Lender Party under this Article 10 or any Subsidiary Guaranty, such Guarantor Party in its capacity as such will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Loan Documents.

      Section 10.03. Guaranty Absolute. Each Guarantor Party guarantees that its Guaranteed Obligations will be paid in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The Obligations of each Guarantor Party under or in respect of this Article 10 are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor Party to enforce this Article 10, irrespective of whether any action is brought against any Borrower or any other Loan Party or whether any Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor Party under this Article 10 shall be irrevocable, absolute and unconditional, and each Guarantor Party hereby irrevocably waives any defenses (other than payment in full of the Guaranteed Obligations) it may now have or hereafter acquire in any way relating to, any or all of the following:

      (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

      (b) any change in the time, manner or place of payment of, or in any other term of, all or any of its Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in its Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

      (c) any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of its Guaranteed Obligations;

      (d) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

      (e) any failure of any Lender Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Lender Party (each Guarantor Party waiving any duty on the part of the Lender Parties to disclose such information);

      (f) the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to its Guaranteed Obligations; or

      (g) any other circumstance or any existence of or reliance on any representation by any Lender Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety other than satisfaction in full of the Obligations.

This Article 10 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of such Guarantor Party's Guaranteed Obligations is rescinded or must otherwise be returned by any Lender Party or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

      Section 10.04. Waiver and Acknowledgments. (a) Each Guarantor Party hereby waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of its Guaranteed Obligations and this Article 10 (other than any notice expressly required by the Loan Documents) and any requirement that any Lender Party exhaust any right or take any action against any Loan Party or any other Person.

      (b) Each Guarantor Party hereby unconditionally and irrevocably waives any right to revoke this Article 10 and acknowledges that this Article 10 is continuing in nature and applies to all of its Guaranteed Obligations, whether existing now or in the future.

      (c) Each Guarantor Party hereby unconditionally and irrevocably waives any defense arising by reason of any claim or defense based upon an election of remedies by any Lender Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor Party or other rights of such Guarantor Party to proceed against any of the other Loan Parties, any other guarantor or any other Person and any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor Party under this Article 10.

      (d) Each Guarantor Party hereby unconditionally and irrevocably waives any duty on the part of any Lender Party to disclose to such Guarantor Party any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Lender Party.

      (e) Each Guarantor Party acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Article 10 are knowingly made in contemplation of such benefits.

      Section 10.05. Subrogation. Each Guarantor Party hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Loan Party (including, in the case of each Borrower and Guarantor Party, each other Borrower) or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor Party's Obligations under or in respect any Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender Party against any other Loan Party or any other insider guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of such Guarantor Party's Guaranteed Obligations and all other amounts payable under this Article 10 shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated or otherwise provided for in full in a manner reasonably satisfactory to the L/C Issuer and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor Party in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article 10, (b) the Maturity Date and (c) the latest date of expiration or termination of all Letters of Credit or other provision therefor in full in a manner reasonably satisfactory to the L/C Issuer, such amount shall be received and held in trust for the benefit of the Lender Parties, shall be segregated from other property and funds of such Guarantor Party and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to such Guarantor Party's Guaranteed Obligations and all other amounts payable by it under this Article 10, whether matured or unmatured, in accordance with the terms of the Loan Documents. If (i) all of the Guaranteed Obligations and all other amounts payable under this Article 10 shall have been paid in full in cash, (ii) the Maturity Date shall have occurred and (iii) all Letters of Credit shall have expired or been terminated or other provision therefor in full shall have been made in a manner reasonably satisfactory to the L/C Issuer, the Lender Parties will, at any Guarantor Party's request and expense, execute and deliver to such Guarantor Party appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor Party of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor Party pursuant to this Article 10.

      Section 10.06. Payment Free and Clear of Taxes. Any and all payments by any Guarantor Party under this Article 10 shall be made in accordance with the provisions of this Agreement, including the provisions of Section 3.01 (and such Guarantor Party shall make such payments of Taxes or Other Taxes to the extent described in Section 3.01), as though such payments were made by a Borrower.

      Section 10.07. No Waiver; Remedies. No failure on the part of any Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 10.08. Right of Set-Off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 8.02 to authorize the Administrative Agent to declare the Loans due and payable pursuant to the provisions of said Section 8.02, the Administrative Agent and, after obtaining the prior written consent of the Administrative Agent, each other Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but not any deposits held in a custodial, trust or other fiduciary capacity) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of any Guarantor Party against any and all of the Obligations of such Guarantor Party now or hereafter existing under any Loan Document, irrespective of whether such Agent or such Lender shall have made any demand under any Loan Document and although such Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify such Guarantor Party after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

      Section 10.09. Continuing Guaranty; Assignments under the Credit Agreement. This Article 10 is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article 10, (ii) the Maturity Date and (iii) the latest date of expiration or termination of all Letters of Credit or other provision therefor in full in a manner reasonably satisfactory to the L/C Issuer, (b) be binding upon each Guarantor Party, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lender Parties and their permitted successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as and to the extent provided in Section
11.07. No Guarantor Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all Lenders.

      Section 10.10. Subordination of Certain Intercompany Indebtedness. Each Guarantor Party hereby agrees that any Indebtedness owed by it to another Loan Party shall be subordinated to the Obligations of such Guarantor Party and that any Indebtedness owed to it by another Loan Party shall be subordinated to the Obligations of such other Loan Party, it being understood that such Guarantor Party or such other Loan Party, as the case may be, may make payments on such intercompany Indebtedness unless an Event of Default has occurred and is continuing.

                                   ARTICLE 11
                                  MISCELLANEOUS

      Section 11.01. Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

            (i) no amendment, waiver or consent shall, without the written consent of each Lender directly affected thereby:

                  (A) extend or increase the Commitment of any Lender (it being understood that a waiver of any condition precedent set forth in
            Section 4.01 or 4.02 or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an extension or increase of any Commitment of any Lender);

                  (B) postpone any date scheduled for any payment of principal or interest under Section 2.08 or 2.09 or fees under Section 2.04(i) or 2.10(a), it being understood that the waiver of any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

                  (C) reduce or forgive the principal of, or the rate of
            interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, it being understood that any change to the definition of Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate of interest; provided that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of any Borrower to pay interest at the Default Rate; or

                  (D) change Section 2.14 or 8.03 in any manner that would alter the pro rata sharing of payments required thereby; and

            (ii) no amendment, waiver or consent shall, without the written consent of each Lender:

                  (A) change any provision of this Section 11.01 or the
            definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder; or

                  (B) release all or substantially all of the value of the
            Guaranty;

provided further that:

            (1) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it;

            (2) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lenders in addition to the Lenders required above, affect the rights or duties of the Swing Line Lenders under this Agreement;

            (3) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document;

            (4) Section 11.07(i) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and

            (5) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

      (b) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded from a vote of the Lenders hereunder requiring any consent of the Lenders).

      (c) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Company (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

      (d) Notwithstanding anything to the contrary contained herein, in order to implement any Additional Term Loan Tranche or Additional Revolving Credit Commitments in accordance with Section 2.16, this Agreement may be amended for such purpose (but solely to the extent necessary to add such Additional Term Loan Tranche or Additional Revolving Credit Commitments in accordance with
Section 2.16) by the Company, the Administrative Agent and the relevant Lenders providing such Additional Term Loan Tranche or Additional Revolving Credit Commitments.

      (e) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Company and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans ("REFINANCED TERM LOANS") with a replacement term loan tranche hereunder ("REPLACEMENT TERM LOANS"); provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans,
(ii) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (iii) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (iv) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

      (f) Notwithstanding anything to the contrary contained in this Section 11.01, in the event that the Company requests that this Agreement be modified or amended in a manner that would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by one or more Lenders (the "CONSENTING LENDERS"), then with the consent of the Company and the Consenting Lenders, the Company and the Consenting Lenders shall be permitted to amend this Agreement without the consent of the Lender or Lenders that did not agree to the modification or amendment requested by the Company (such Lender or Lenders, collectively the "DISSENTING LENDERS") to provide for (i) the termination of the Commitment of each of the Dissenting Lenders, (ii) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Consenting Lenders (with the written consent thereof), so that the total Commitment after giving effect to such amendment shall be in the same amount as the total Commitment immediately before giving effect to such amendment, (iii) if any Loans (including, for the avoidance of doubt, any L/C Advances and Specified Rate Loans made by any Dissenting Lender) are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Consenting Lender or Lenders, as the case may be, as may be necessary to repay in full, at par, the outstanding Loans of the Dissenting Lenders immediately before giving effect to such amendment and (iv) such other modifications to this Agreement as may be appropriate to effect the foregoing clauses (i), (ii) and (iii).

      Section 11.02. Notices and Other Communications; Facsimile Copies. (a) Generally. Unless otherwise expressly provided herein, all notices and other communications provided for under any Loan Document shall be in writing (including by facsimile transmission and, except as otherwise specifically provided herein, electronic mail). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to Section 11.02(c)) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (i) if to any Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lenders, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

            (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lenders.

All such notices and other communications shall be deemed to be given or made upon the earlier of (x) actual receipt by the relevant party and (y) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lenders pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

      (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic means. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on each Loan Party, each Agent and each Lender. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

      (c) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including electronic mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to
Article 2 if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

      (d) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Such Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such Borrower in the absence of gross negligence or willful misconduct.

      Section 11.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under each Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

      Section 11.04. Attorney Costs, Expenses and Taxes. Each Borrower agrees
(a) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of a single firm of attorneys acting as counsel to the Administrative Agent, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs of counsel to the Administrative Agent. All amounts due under this Section
11.04 shall be paid within ten (10) Business Days after receipt by the Company of an invoice in reasonable detail. The agreements in this Section 11.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

      Section 11.05. Indemnification by the Borrowers. Whether or not the transactions contemplated hereby are consummated, the Borrowers shall jointly and severally indemnify and hold harmless each Agent, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, attorneys-in-fact, trustees and advisors (collectively the "INDEMNITEES") from and against any and all liabilities, losses, damages, claims and costs (including Attorney Costs, which shall be limited to one counsel to the Administrative Agent and the Lenders (exclusive of one local counsel to the Administrative Agent and the Lenders in each relevant jurisdiction), unless (x) the interests of the Administrative Agent and the Lenders are sufficiently divergent, in which case one additional counsel may be appointed and (y) if the interests of any Lender or group of Lenders (other than all of the Lenders) are distinctly or disproportionately affected, one additional counsel for such Lender or group of Lenders in the case of clause (a) below) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with:

      (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby;

      (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); or

      (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Restricted Company or any of their Subsidiaries, or any Environmental Liability related in any way to any Restricted Company or any of their Subsidiaries; or

      (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto;

(all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, losses, damages, claims and costs (x) have resulted from the gross negligence or willful misconduct of such Indemnitee or breach of the Loan Documents by such Indemnitee as determined by the final non-appealable judgment of a court of competent jurisdiction or (y) arise from claims of any of the Lenders solely against one or more Lenders that have not resulted from any misrepresentation, default or the breach of any Loan Document or any actual or alleged performance or non-performance by a Borrower or one of its Subsidiaries or other Affiliates or any of their respective officers, directors, stockholders, partners, members, employees, agents, representatives or advisors. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, except to the extent resulting from the willful misconduct or gross negligence of such Indemnitee as determined by the final non-appealable judgment of a court of competent jurisdiction, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other

Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 11.05 shall be paid promptly after receipt by the Company of an invoice in reasonable detail. The agreements in this Section 11.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

      Section 11.06. Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then:

      (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and

      (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.

      Section 11.07. Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.07(f) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Notwithstanding Section 11.07(a), neither the Company nor any other Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender.

      (c) Notwithstanding Section 11.07(a), no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 11.07(d), (ii) by way of participation in accordance with the provisions of Section 11.07(f), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.07(h) and Section 11.07(j) or (iv) to an SPC in accordance with the provisions of Section 11.07(i) (and any other attempted assignment or transfer by any party hereto shall be null and void).

      (d) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement; provided that

      (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or, in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $25,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $10,000,000, in the case of any assignment in respect of any Term Loans, unless each of the Administrative Agent and, so long as no Event of Default in respect of Section 8.01(a) or (f) has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed);

      (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (x) apply to rights in respect of Swing Line Loans or
(y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

      (iii) any assignment of a Term Loan or a Revolving Credit Commitment to an Eligible Assignee must be approved, if applicable, by the Persons specified for such assignment in the definition of Eligible Assignee;

      (iv) the parties (other than the Company unless its consent to such assignment is required hereunder) to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee the Company shall have no obligation to pay except as required in Section 3.09); and

      (v) the assigning Lender shall deliver any Notes evidencing such Loans to the Company or the Administrative Agent (and the Administrative Agent shall deliver such Notes to the Company). Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.07(e), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01, 3.04, 3.05, 3.07, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.

      Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (d) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.07(f).

      (e) The Administrative Agent, acting solely for this purpose as an agent of each Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.04 owing to each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, absent manifest error, and each Borrower, each Agent and each Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (f) Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement; provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) each Borrower, each Agent and each other Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(a)(i) that directly affects such Participant. Subject to Section 11.07(g), each Participant shall be entitled to the benefits of Section 3.01, and Sections 3.04 through 3.07 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.07(d). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.10 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender.

      (g) A Participant shall not be entitled to receive any greater payment under Section 3.01 and Sections 3.04 through 3.07 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with each Borrower's prior written consent and such Participant complies with Section 11.16 as if such Participant were a Lender under Section 11.16. A Participant shall not be entitled to the benefits of Section 3.01 unless each Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of each Borrower, to comply with Section
11.16 as though it were a Lender.

      (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement under its Note, if any to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      (i) Notwithstanding anything to the contrary contained herein:

            (i) any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC") identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that

                  (A) nothing herein shall constitute a commitment by any SPC to fund any Loan, and

                  (B) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.

            (ii) (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of any Borrower under this Agreement (including its obligations under Section 3.01 or 3.04 through 3.07), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.

            (iii) any SPC may (A) with notice to, but without prior consent of any Borrower or the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (B) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

      (j) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 11.07,
(i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan

Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise (unless such trustee is an Eligible Assignee which has complied with the requirements of
Section 11.07(d)).

      Section 11.08. Successors. Notwithstanding anything to the contrary contained herein, either or both of JPMCB and Bank of America may, upon 30 days' notice to the Company and the Lenders, resign as L/C Issuer and/or Swing Line Lender; provided that on or prior to the expiration of such 30-day period with respect to JPMCB's resignation as L/C Issuer, JPMCB shall have identified a successor L/C Issuer reasonably acceptable to the Company willing to accept its appointment as successor L/C Issuer. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint a successor L/C Issuer or Swing Line Lender from among the Lenders willing to accept such appointment; provided that a failure by the Company to appoint any such successor shall not affect the resignation of JPMCB or Bank of America as L/C Issuer or Swing Line Lender, as the case may be, except as provided above. If JPMCB resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If JPMCB or Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Specified Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c).

      Section 11.09. Confidentiality. Each Agent and each Lender agrees to maintain the confidentiality of the Information, except that the Information may be disclosed (a) to its directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and who have agreed or are otherwise obligated to keep such Information confidential, and the applicable Agent or Lender shall be responsible for compliance by such Persons with such obligations); (b) to the extent requested by any regulatory authority having jurisdiction over the applicable Agent or Lender; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that the Agent or Lender that discloses any Information pursuant to this clause (c) shall provide the Company prompt notice of such disclosure; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section 11.09 (or as may otherwise be reasonably acceptable to each Borrower), (x) to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (y) to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to its obligations under this Agreement; (f) with the written consent of the Company; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 11.09; (h) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any

Information relating to the Loan Parties received by it from such Lender). In addition, any Agent and any Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to any Agent and any Lender in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 11.09, "INFORMATION" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 11.09.

      Section 11.10. Set-off. In addition to any rights and remedies of each Lender provided by Law, upon the occurrence and during the continuance of any Event of Default, after obtaining the prior written consent of the Administrative Agent, each Lender is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by each Borrower (on its own behalf and on behalf of each other Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but not any deposits held in a custodial, trust or other fiduciary capacity), at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 11.10 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have.

      Section 11.11. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under any Loan Document shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to such Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law,
(a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

      Section 11.12. Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other

Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

      Section 11.13. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of any Agent or any Lender in any other Loan Document shall not be deemed a conflict with this Agreement and subject, in the case of Letter of Credit Applications, to the last sentence of Section 2.04(b)(i). Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

      Section 11.14. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

      Section 11.15. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 11.16. Tax Forms. (a) (i) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

            (ii) Without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Company and the Administrative Agent, on or prior to the date which is ten Business Days after the Closing Date (or upon accepting an assignment of an interest herein), two duly signed, properly completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on all payments to be made to such Foreign Lender by the Company or any other Loan Party pursuant to this Agreement or any other Loan Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Company or any other Loan Party pursuant to this Agreement or any other Loan Document) or such other evidence reasonably satisfactory to the Company and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, United States withholding tax, including any exemption pursuant to Section 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Company and the Administrative Agent that such Foreign Lender is not (A) a "bank" as defined in Section 881(c)(3)(A) of the Code, (B) a 10-percent shareholder within the meaning of Section 871(h)(3)(B) of the Code, or (C) a controlled foreign corporation related to the Company within the meaning of Section 864(d) of the Code. Thereafter and from time to time, each such Foreign Lender shall (1) promptly submit to the Company and the Administrative Agent such additional duly and properly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Company and the Administrative Agent of any available exemption from, or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrowers or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (x) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the Company and the Administrative Agent and (z) from time to time thereafter if reasonably requested by the Company or the Administrative Agent, and (2) promptly notify the Company and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

      (iii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a typical participation by such Foreign Lender), shall deliver to the Company and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Company or the Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed, properly completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to United States withholding tax, and (B) two duly signed, properly completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender.

      (iv) Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender's status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Company, as the Administrative Agent or the Company shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender's entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. by the Borrowers pursuant to this Agreement or otherwise to establish such Lender's status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, each of the Borrowers shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

      (v) The Borrowers shall not be required to pay any additional amount or any indemnity payment under Section 3.01 to (A) any Foreign Lender with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits pursuant to this Section 11.16(a), (B) any Foreign Lender if such Foreign Lender shall have failed to satisfy the foregoing provisions of this Section 11.16(a), or (C) any U.S. Lender if such U.S. Lender shall have failed to satisfy the provisions of Section 11.16(b); provided that if such Lender shall have satisfied the requirement of this Section 11.16(a) or Section 11.16(b), as applicable, on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 11.16(a) or Section 11.16(b) shall relieve the Borrowers of their obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

            (vi) The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.

      (b) Each Lender and Agent that is a "United States person" within the meaning of Section 7701(a)(30) of the Code (each, a "U.S. LENDER") shall deliver to the Administrative Agent and the Company two duly signed, properly completed copies of IRS Form W-9 on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or any successor form. If such U.S. Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such U.S. Lender an amount equivalent to the applicable backup withholding tax imposed by the Code and the Borrowers shall not be liable for any additional amounts with respect to such withholding.

      (c) If any Governmental Authority asserts that the Borrowers or the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Foreign Lender or U.S. Lender, such Foreign Lender or U.S. Lender shall indemnify the Borrowers and the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Borrowers and the Administrative Agent under this Section 11.16, and costs and expenses (including Attorney Costs) of the Borrowers and the Administrative Agent. The obligation of the Foreign Lenders or U.S. Lenders, severally, under this Section 11.16 shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

      Section 11.17. Governing Law. (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH

JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

      Section 11.18. Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.18 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      Section 11.19. Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower and the Administrative Agent shall have been notified by each Lender, each Swing Line Lender and the L/C Issuer that each such Lender, Swing Line Lender and the L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, each Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

      Section 11.20. No Implied Duties. The Borrowers acknowledge that (a) the sole role of the Arrangers is to syndicate the Facilities and to arrange for future amendments and other modifications hereto and (b) no Agent has any duty other than as expressly provided herein. Without limiting the generality of the foregoing, the Borrowers agree that no Arranger or Agent shall in any event be subject to any fiduciary or other implied duties. Additionally, the Borrowers acknowledge and agree that the Arrangers are not advising the Borrower as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Borrowers have consulted and will continue to consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby (including any amendments or other modifications hereto), and no Arranger or Lender Party shall have any responsibility or liability to any Borrower with respect thereto. Any review by any Arranger or Lender Party of the Borrowers, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Arranger or Lender Party and shall not be on behalf of any Borrower.

      Section 11.21. USA Patriot Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies each Borrower and each Guarantor, which information includes the name and address of such Borrower or Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower or Guarantor in accordance with the Act.

      Section 11.22. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                           FIDELITY NATIONAL
                                              INFORMATION SERVICES, INC.

                                           By:/s/Michael E. Sax
                                              -------------------------------
                                              Name:Michael E. Sax
                                              Title:Senior Vice President and
                                                     Treasure

                                           JPMORGAN CHASE BANK, N.A., AS
                                              ADMINISTRATIVE AGENT, SWING LINE
                                              LENDER AND L/C ISSUER AND AS A
                                              LENDER

                                           By:/s/ Robert Anastasio
                                              -------------------------------
                                              Name:Robert Anastasio
                                              Title: Vice President

                                           BANK OF AMERICA, N.A., AS
                                              SWING LINE LENDER AND AS A LENDER

                                           By:/s/ Joshua A. Podietz
                                              -------------------------------
                                              Name:Joshua A. Podietz
                                              Title:Vice President

                               NAME OF LENDER:
                                              -------------------------------

                                           By:
                                              -------------------------------
                                              Name:
                                              Title:

                               NAME OF LENDER: ------------------------------

                                           By:
                                              -------------------------------
                                              Name:
                                              Title:

                                           By:
                                              -------------------------------
                                              Name:
                                              Title:

                                                                  SCHEDULE 1.01A

                             MANDATORY COST FORMULAE

1. The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Multicurrency Revolving Credit Lenders for the cost of compliance with:

      (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

      (b)   the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COST RATE") for each Multicurrency Revolving Credit Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Revolving Credit Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Company or any Multicurrency Revolving Credit Lender, deliver to the Company or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3. The Additional Cost Rate for any Multicurrency Revolving Credit Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender's participation in all Revolving Credit Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Revolving Credit Loans made from that Lending Office.

4. The Additional Cost Rate for any Multicurrency Revolving Credit Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

      (a)   in relation to any Revolving Credit Loan in Sterling:

                               AB+C(B-D)+E x 0.01
                               ------------------- per cent per annum
                                   100 - (A+C)

      (b)   in relation to any Revolving Credit Loan in any currency other than
            Sterling:

                                    E x 0.01
                               ------------------- per cent per annum
                                       300

                                 Schedule 1.01A
                                     Page 1

Where:

      "A" is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

      "B" is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.09(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

      "C" is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

      "D" is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

      "E" is designed to compensate Multicurrency Revolving Credit Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per (pound)1,000,000.

5.    For the purposes of this Schedule:

      (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

      (b) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

      (c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

      (d) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

                                 Schedule 1.01A

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Administrative Agent or the Company, each Multicurrency Revolving Credit Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and the Company, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per (pound)1,000,000 of the Tariff Base of such Lender.

8. Each Multicurrency Revolving Credit Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Multicurrency Revolving Credit Lender shall supply the following information in writing on or prior to the date on which it becomes a Multicurrency Revolving Credit Lender:

      (a) the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

      (b) any other information that the Administrative Agent may reasonably require for such purpose.

Each Multicurrency Revolving Credit Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Multicurrency Revolving Credit Lender for the purpose of A and C above and the rates of charge of each Multicurrency Revolving Credit Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Multicurrency Revolving Credit Lender notifies the Administrative Agent to the contrary, each Multicurrency Revolving Credit Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as its Lending Office.

10. The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Multicurrency Revolving Credit Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Multicurrency Revolving Credit Lenders on the basis of the

                                 Schedule 1.01A
                                     Page 3

      Additional Cost Rate for each Multicurrency Revolving Credit Lender based on the information provided by each Multicurrency Revolving Credit Lender pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Multicurrency Revolving Credit Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13. The Administrative Agent may from time to time, after consultation with the Company and the Multicurrency Revolving Credit Lenders, determine and notify to all parties any amendments which are required to be made to this
      Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

                                 Schedule 1.01A

                                 SCHEDULE 1.01A

                             MANDATORY COST FORMULAE

1. The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Multicurrency Revolving Credit Lenders for the cost of compliance with:

     (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

     (b)  the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COST RATE") for each Multicurrency Revolving Credit Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Revolving Credit Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Company or any Multicurrency Revolving Credit Lender, deliver to the Company or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3. The Additional Cost Rate for any Multicurrency Revolving Credit Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender's participation in all Revolving Credit Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Revolving Credit Loans made from that Lending Office.

4. The Additional Cost Rate for any Multicurrency Revolving Credit Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

     (a)  in relation to any Revolving Credit Loan in Sterling:

               AB+C(B-D)+E x 0.01
               ------------------ per cent per annum
                  100 - (A+C)

     (b)  in relation to any Revolving Credit Loan in any currency other than
          Sterling:

               E x 0.01
               -------- per cent per annum
                  300


                                Schedule 1.01A-1

Where:

     "A" is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

     "B" is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.09(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

     "C" is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

     "D" is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

     "E" is designed to compensate Multicurrency Revolving Credit Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per L1,000,000.

5.   For the purposes of this Schedule:

     (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

     (b) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

     (c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

     (d) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.


                                Schedule 1.01A-2

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Administrative Agent or the Company, each Multicurrency Revolving Credit Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and the Company, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per L1,000,000 of the Tariff Base of such Lender.

8. Each Multicurrency Revolving Credit Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Multicurrency Revolving Credit Lender shall supply the following information in writing on or prior to the date on which it becomes a Multicurrency Revolving Credit Lender:

     (a) the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

     (b) any other information that the Administrative Agent may reasonably require for such purpose.

Each Multicurrency Revolving Credit Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Multicurrency Revolving Credit Lender for the purpose of A and C above and the rates of charge of each Multicurrency Revolving Credit Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Multicurrency Revolving Credit Lender notifies the Administrative Agent to the contrary, each Multicurrency Revolving Credit Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as its Lending Office.

10. The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Multicurrency Revolving Credit Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.


                                Schedule 1.01A-3

11. The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Multicurrency Revolving Credit Lenders on the basis of the Additional Cost Rate for each Multicurrency Revolving Credit Lender based on the information provided by each Multicurrency Revolving Credit Lender pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Multicurrency Revolving Credit Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13. The Administrative Agent may from time to time, after consultation with the Company and the Multicurrency Revolving Credit Lenders, determine and notify to all parties any amendments which are required to be made to this
     Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.


                                Schedule 1.01A-4

                                 SCHEDULE 1.01B

                             CLOSING DATE GUARANTORS

                         COMPANY                             JURISDICTION OF ORGANIZATION
----------------------------------------------------------   ----------------------------
Aurum Technology Inc.                                        Delaware
Certegy Check Services, Inc.                                 Delaware
Certegy Payment Recovery Services, Inc.                      Georgia
Clear Par, LLC                                               New York
DOCX, LLC                                                    Georgia
Fidelity Information Services, Inc.                          Arkansas
Fidelity Information Services International Holdings, Inc.   Delaware
Fidelity International Resource Management, Inc.             Delaware
Fidelity National Agency Sales and Posting                   California
Fidelity National Card Services, Inc.                        Florida
Fidelity National Credit Services, Inc.                      New York
Fidelity National E-Banking Services, Inc.                   Georgia
Fidelity National Field Services, Inc.                       Delaware
Fidelity National Foreclosure Solutions, Inc.                Delaware
Fidelity National Global Card Services, Inc.                 Florida
Fidelity National Information Services, LLC                  Delaware
Fidelity National Information Solutions, Inc.                Delaware
Fidelity National Payment Services, Inc.                     Delaware
Fidelity National Tax Service, Inc.                          California
Fidelity National Transaction Services, Inc.                 Georgia
Fidelity Output Solutions, LP                                Texas
FNF Capital Leasing, Inc.                                    Delaware
FNF Capital, LLC                                             California
FNIS Flood Group, LLC                                        Delaware
FNIS Flood Services, L.P.                                    Delaware
Game Financial Corporation                                   Minnesota
Geotrac, Inc.                                                Delaware
Hansen Quality, LLC                                          California
InterCept, Inc.                                              Georgia
InterCept Services, LLC                                      Georgia
InterCept TX I, LLC                                          Georgia
International Data Management Corporation                    California
Investment Property Exchange Services, Inc.                  California
LRT Record Services, Inc.                                    Texas
LSI Appraisal, LLC                                           Delaware
LSI Title Agency, Inc.                                       Illinois


                                Schedule 1.01B-1

                         COMPANY                             JURISDICTION OF ORGANIZATION
----------------------------------------------------------   ----------------------------
LSI Title Company                                            California
Property Insight, LLC                                        California


                                Schedule 1.01B-2

                                 SCHEDULE 1.01C

                              MANAGEMENT AGREEMENTS

     None.


                                 Schedule 1.01C

                                 SCHEDULE 1.01D

                            UNRESTRICTED SUBSIDIARIES

     None.


                                 Schedule 1.01D

                                  SCHEDULE 2.01

                                   COMMITMENTS

                          (ALL FIGURES IN U.S. DOLLARS)

                                                      MULTICURRENCY        US DOLLAR
                                                        REVOLVING       REVOLVING CREDIT     TERM LOAN
                                                    CREDIT COMMITMENT      COMMITMENT        COMMITMENT     TOTAL COMMITMENT
                                                    -----------------   ----------------   --------------   ----------------
JPMorgan Chase Bank, N.A.                              $114,500,000       $  2,500,000     $  273,000,000    $  390,000,000
Bank of America, N.A.                                   114,500,000          2,500,000        273,000,000       390,000,000
Wachovia Bank, National Association                     114,500,000          2,500,000        273,000,000       390,000,000
BNP Paribas                                              90,000,000                 --        210,000,000       300,000,000
Wells Fargo Bank, National Association                           --         45,000,000        105,000,000       150,000,000
U.S. Bank National Association                           30,000,000                 --         70,000,000       100,000,000
Bear Stearns Corporate Lending Inc.                      30,000,000                 --         70,000,000       100,000,000
The Bank of Nova Scotia                                  30,000,000                 --         70,000,000       100,000,000
Mizuho Corporate Bank Ltd New York Branch                30,000,000                 --         70,000,000       100,000,000
SunTrust Bank                                            22,500,000                 --         52,500,000        75,000,000
Union Bank of California, N.A.                                   --         21,000,000         49,000,000        70,000,000
Citibank, N.A.                                           15,000,000                 --         35,000,000        50,000,000
Calyon New York Branch                                           --         15,000,000         35,000,000        50,000,000
National City Bank                                       15,000,000                 --         35,000,000        50,000,000
Credit Suisse, Cayman Island Branch                      15,000,000                 --         35,000,000        50,000,000
United Overseas Bank Limited, New York Agency                    --         15,000,000         35,000,000        50,000,000
KBC Bank N.V.                                            15,000,000                 --         35,000,000        50,000,000
The Governor and Company of the Bank of Ireland          15,000,000                 --         35,000,000        50,000,000
Citizens Bank of Massachusetts                           15,000,000                 --         35,000,000        50,000,000
Regions Bank                                                     --         10,500,000         24,500,000        35,000,000
Comerica Bank U.S. Banking-South                          9,000,000                 --         21,000,000        30,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd., NY Branch                --          9,000,000         21,000,000        30,000,000
Goldman Sachs Credit Partners L.P.                        7,500,000                 --         17,500,000        25,000,000
Commerzbank                                                      --          7,500,000         17,500,000        25,000,000
Lehman Commercial Paper Inc.                              7,500,000                 --         17,500,000        25,000,000
Bank of New York                                          7,500,000                 --         17,500,000        25,000,000
Bank of China, New York Branch                            7,500,000                 --         17,500,000        25,000,000
HSBC Bank USA, N.A.                                       7,500,000                 --         17,500,000        25,000,000
PNC Bank, National Association                            7,500,000                 --         17,500,000        25,000,000
EverBank                                                         --          7,500,000         17,500,000        25,000,000
Bank of the West                                          7,500,000                 --         17,500,000        25,000,000
RBC Centura Bank (Royal Bank of Canada)                          --          6,000,000         14,000,000        20,000,000
E.Sun Commercial Bank, Ltd., Los Angeles Branch                  --          4,500,000         10,500,000        15,000,000
Fifth Third Bank, A Michigan Banking Corporation          4,500,000                 --         10,500,000        15,000,000
Chang Hwa Commercial Bank, Ltd., New York Branch                 --          4,500,000         10,500,000        15,000,000
Taipei Fubon Commercial Bank, New York Agency             3,000,000                 --          7,000,000        10,000,000
The Bank of Kentucky, Inc                                        --          3,000,000          7,000,000        10,000,000
Hua Nan Commercial Bank, Ltd. New York Agency                    --          3,000,000          7,000,000        10,000,000
Chinatrust                                                       --          3,000,000          7,000,000        10,000,000
Bank of Communications Co.,Ltd, New York Branch                  --          1,500,000          3,500,000         5,000,000
First Commercial Bank, New York Agency                           --          1,500,000          3,500,000         5,000,000
                                                       ------------       ------------     --------------    --------------
   TOTAL                                               $735,000,000       $165,000,000     $2,100,000,000    $3,000,000,000
                                                       ============       ============     ==============    ==============


                                  Schedule 2.01

                                  SCHEDULE 5.06

                                   LITIGATION

     None.


                                  Schedule 5.06

                                  SCHEDULE 5.11

                                 SUBSIDIARIES(1)

FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation,

A. Fidelity National Asia Pacific Holdings, LLC, a Georgia limited liability company

B.   Fidelity National Asset Management, Inc., a Georgia corporation

C.   Fidelity National Capital, Inc., a Georgia corporation

D.   Fidelity National Europe LLC, a Georgia limited liability company

     1.   Certegy International Investments C.V., a Netherlands company

          a.   Aircrown Ltd., a United Kingdom company

               i.     Certegy Canada Company, a Nova Scotia company

          b. Fidelity National Canada Holdings LLC, a Georgia limited liability company

          c.   Certegy Dutch Holdings B.V., a Netherlands company

               i.     Certegy Card Services B.V., a Netherlands company

          d.   Certegy UK Holdings B.V., a Netherlands company

               i. Certegy Card Services Australia Pty Ltd., an Australia company

               ii.    Certegy Ltd., a United Kingdom company

                      1.   Certegy Card Services Ltd., a United Kingdom company

                      2.   Transax Limited, a United Kingdom company

                           a. Central Credit Services, Ltd., a United Kingdom company

                           b. Certegy Australia Limited, a United Kingdom company

                                i.   Certegy Ezi-Pay Pty Ltd., an Australia
                                     company

                                ii. The Ezi-Travel Club Pty Ltd., an Australia company

                           c.   Certegy France Ltd., a United Kingdom company

                                i.   Certegy SNC, a France company

                           d.   Certegy Ireland Limited, an Ireland company

                           e.   Certegy New Zealand Ltd., a New Zealand company

                           f.   Certegy Pty Ltd., an Australia company

----------
* Unless otherwise noted by indicating a percentage (%), each entity is wholly-owned by the entity appearing one numbering level directly above it in this Schedule.


                                 Schedule 5.11-1

                           g. Retail Credit Management Limited, a United Kingdom company

                           h.   Viv plc, a United Kingdom company

E.   Fidelity National Payment Services, Inc., a Delaware corporation

     1.   Fidelity National Card Services, Inc., a Florida corporation

          a.   Certegy Card Services (Thailand) Co., Ltd., a Thailand company

          b. Fidelity National Global Card Services, Inc., a Florida corporation

          c.   Crittson Financial Corporation, an Indiana corporation

               i. Crittson Financial LLC, an Indiana limited liability company

          d.   Payment South America Holdings, Inc., a Georgia corporation

               i.     Card Brazil Holdings, Inc., a Georgia corporation

                      1.   AGES Participacoes Ltda., a Brazil company (60.75%)

                           a. Fidelity Participacoes e Servicos Ltda., a Brazil company (72.13%)

                                i.   Arcturus S.A., a Brazil company

                                ii.  Holdco One Brasil S.A., a Brazil company

                                     1.   Celta Holdings, S.A., a Brazil company
                                          (51%)

                                          a.   Fidelity Processadora e Servicos
                                               S.A., a Brazil company

                      2.   Card Brazil LLC, a Georgia limited liability company

               ii.    Certegy Card Services Caribbean, Ltd., a Barbados company

               iii.   Payment Brasil Holdings Ltda., a Brazil company

                      1. Certegy (Cayman Islands) Limited, a Cayman Islands company

                      2. Fidelity Participacoes e Servicos Ltda., a Brazil company (27.87%)

                      3.   Partech Ltda., a Brazil company (51%)

               iv.    Payment Chile S.A., a Chile company

                      1.   Certegy S.A., a Chile company

               v. Payment South America LLC, a Georgia limited liability company

     2.   Certegy Check Services, Inc., a Delaware corporation

          a.   Certegy Payment Recovery Services, Inc., a Georgia corporation

     3.   Fidelity National E-Banking Services, Inc., a Georgia corporation

     4.   Fidelity National Transaction Services, Inc., a Georgia corporation

          a.   Game Financial Corporation, a Minnesota corporation

               i. Game Financial Caribbean N.V., a Netherlands Antilles company


                                Schedule 5.11-2

     5. Financial Insurance Marketing Group, Inc., a District of Columbia company

F.   Fidelity National First Bankcard Systems, Inc., a Georgia corporation

G.   Fidelity National Licensing Services, Inc., a Georgia corporation

H. Fidelity National Information Services, LLC, a Delaware limited liability company

     1. Fidelity National Information Solutions, Inc., a Delaware corporation ("OLD FNIS")

          a.   Arizona Sales and Posting, Inc., an Arizona corporation

          b. A.S.A.P. Legal Publication Services, Inc., a California corporation

          c.   Comstock Net Services, Inc., a Delaware corporation

          d.   DOCX, LLC, a Georgia limited liability company

          e. Fidelity Information Services, Inc., an Arkansas corporation ("OLD FIS")

               i. BenchMark Consulting International N A, Inc., a Georgia corporation

                     1. BenchMark Consulting International Europe GmbH, a Germany company

               ii.   Aurum Technology Inc., a Delaware corporation

               iii.  Clear Par, LLC, a New York limited liability company

               iv. Fidelity Information Services (Hong Kong) Limited, a Hong Kong company (99.9%)

               v. Fidelity Information Services (Thailand) Limited, a Thai company (99.9%)

               vi. Fidelity Information Services International, Ltd., a Delaware corporation

               vii. Fidelity Information Services International Holdings, Inc., a Delaware corporation

                     1. Fidelity Information Services Limited, a United Kingdom company

                     2. Fidelity Information Services S.p.Z.o.o., a Poland company

                     3. ALLTEL Servicos de Informacion (Costa Rica) S.A., a Costa Rica company

                     4. Fidelity Information Services (France) SARL, a France company

                     5. Fidelity Information Services (Germany) GmbH, a Germany company

                     6. Fidelity Information Services Canada Limited (Canada), a Canada company

                     7. Fidelity Information Services (New Zealand) Limited, a New Zealand company


                                Schedule 5.11-3

                     8. Fidelity Information Services Pakistan (Private) Company Limited, a Pakistan company

                     9. Fidelity Information Services Taiwan Company Limited, a Taiwan company

               viii. Fidelity Information Services International Holdings,
                     C.V., (FISHI-Netherlands) a Netherlands company (90% owned by Old FIS; 10% owned by FIRM)

                     1. Fidelity National Information Services, C.V., a Netherlands company (90% owned by FISHI-Netherlands; 10% owned by FIRM)

                          i. Fidelity Information Services Holdings B.V., a Netherlands company

                               1.   Fidelity Information and Technology
                                    Services (Beijing) Co., Ltd., a China
                                    company

                               2. Fidelity Information Services Holding GmbH, a Germany company

                                    i.   KORDOBA GmbH & Co. KG, a Germany
                                         company

                                    ii.  KORDOBA Verwaltungs GmbH, a Germany
                                         company

                               3.   Fidelity Information Services Brasil
                                    Participacoes Ltda., a Brazil corporation,
                                    (99.9%; .1% owned by Fidelity Information
                                    Services International Holdings, CV)

                                    i.   Fidelity Servicos de Informatica
                                         Brasil Ltda. a Brazil company, (99.9%)

                               4.   FNIS Holding Brazil Ltda., a Brazil company

                                    i.   Proservvi Banco de Servicos S.A., a
                                         Brazil company (99.9%)

                                         a.   Proservvi Empreendimentos e
                                              Servicos Ltda., a Brazil company
                                              (99.9%)

                               5. Fidelity Business Solutions India Private Limited, an Indian company

               ix. Fidelity International Resource Management, Inc., ("FIRM"), a Delaware corporation

               x. FIS Management Services, LLC, a Delaware limited liability company


                                Schedule 5.11-4

               xi. Fidelity National Information Services (Netherlands) B.V., a Netherlands company

                     1.   KORDOBA B.V., a Netherlands company

               xii.  InterCept, Inc., a Georgia corporation

                     1.   InterCept Data Services, Inc., an Alabama corporation

                     2. InterCept Services, LLC, a Georgia limited liability company

                          i. Fidelity Output Solutions, LP, a Texas limited partnership

                          ii.  Fidelity Supply, LP, a Texas limited partnership

                          iii. InterCept TX I, LLC, a Georgia limited liability
                               company

               xiii. Sanchez Computer Associates, LLC, a Delaware limited liability company

                     1. Fidelity Outsourcing Services, Inc., a Delaware corporation

                     2. Profile Venture Partners Capital Fund I, LP, a Delaware limited partnership (64.75%)

                     3. PVP Advisors, LLC, a Delaware limited liability company (62%)

                     4. Sanchez Advisors, LLC, a Delaware limited liability company

                     5.   Sanchez Software, Ltd., a Delaware corporation

                          i    Sanchez Computer Associates Pty Limited
                               (Australia)

                          ii.  FNIS Canada Inc. (Ontario Canada)

          f. Fidelity National Agency Sales and Posting, a California corporation

          g. Fidelity National Loan Portfolio Services, Inc., a California corporation

          h.   Fidelity National Credit Services, Inc., a New York corporation

          i.   FIS Capital Markets, LLC, a Delaware limited liability company

          j.   FNIS Flood Group, LLC, a Delaware limited liability company

               i. FNIS Flood of California, LLC, a Delaware limited liability company

                     1. FNIS Flood Services, L.P., a Delaware limited partnership (99%)

               ii.   FNIS Flood Services, L.P., a Delaware limited partnership
                     (1%)

          k.   FNIS Intellectual Property Holdings, Inc., a Delaware corporation

          l.   FNIS MLS Services, Inc., a Delaware corporation

          m.   FNIS Services, Inc., a Delaware corporation

          n.   Geosure, Inc., a Delaware corporation

               i.    Geosure, L.P., a New York limited partnership (83%)


                                 Schedule 5.11-5

                     1. NRC Insurance Services, Inc. a North Carolina corporation

          o.   Geotrac, Inc., a Delaware corporation

               i.    OnePointCity, L.L.C., an Ohio limited liability company

          p.   Hansen Quality, LLC, a California limited liability company

          q. HomeBuilders Financial Network, LLC, a Delaware limited liability company (75%)

               i. HomeBuilders Investment, LLC, a Delaware limited liability company

                     1. Builders Affiliated Mortgage Services, a Florida partnership

               ii. HomeBuyers Mortgage Network, LLC, a Florida limited liability company

               iii. National Underwriting Services, LLC, a Delaware limited liability company

          r.   I-Net Reinsurance Ltd., a Turks and Caicos company

          s. International Data Management Corporation, a California corporation

          t. Fidelity National Information Solutions Canada Inc., a Canada company

          u.   Geosure, LP, a New York limited partnership (17%)

     2.   Fidelity National Tax Service, Inc. a California corporation ("FNTAX")

          a. Fidelity National Asset Management Solutions, Inc., a Colorado corporation

               i.    RealEC Technologies, Inc., a Delaware corporation (56%)

          b.   Fidelity National Field Services, Inc., a Delaware corporation

          c. Investment Property Exchange Services, Inc., a California corporation

               i.    Chase Vehicle Exchange, Inc., a Delaware corporation

               ii. Indiana Residential Nominee Services, LLC, an Indiana limited liability company

               iii. Maine Residential Nominee Services, LLC, a Maine limited liability company

               iv. Massachusetts Residential Nominee Services, LLC, a Massachusetts limited liability company

               v. National Residential Nominee Services Inc., a Delaware corporation

               vi.   National Safe Harbor Exchanges, a California corporation

               vii. Strategic Property Investments, Inc., a Delaware corporation

               viii. Vermont Residential Nominee Services, LLC, a Vermont limited liability company

          d.   LSI Title Company, a California corporation

               i. Fidelity National Foreclosure Solutions, Inc., a Delaware corporation


                                 Schedule 5.11-6

                     1. New Invoice, L.L.C., a Georgia limited liability company

               ii.   Lender's Service Title Agency, Inc., an Ohio corporation

               iii. LSI Title Company of Oregon, LLC, an Oregon limited liability company

               iv.   LSI Alabama, LLC, an Alabama limited liability company

               v.    LSI Maryland, Inc., a Maryland corporation

               vi.   LSI Title Agency, Inc., an Illinois corporation

                     1. LSI Appraisal, LLC, a Delaware limited liability company

               vii. LSI Title Insurance Agency of Utah, Inc., a Utah corporation

               viii. LRT Record Services, Inc., a Texas corporation

               ix.   NCLSIGP, LLC, a Pennsylvania limited liability company

               x.    NCLSI, L.P., a Pennsylvania limited partnership

               xi. Property Insight, LLC, a California limited liability company

                     1.   APTItude Solutions, Inc., a Florida corporation

          e.   National Title Insurance of New York Inc., a New York corporation

          f.   RealInfo, L.L.C., an Illinois limited liability company (50%)

          g.   Title-Tax, Inc., a California corporation

I.   FNF Capital Leasing, Inc., a Delaware corporation

          a.   FNF Capital, LLC, a California limited liability company


                                 Schedule 5.11-7

                                  SCHEDULE 7.01

                                 EXISTING LIENS

     Liens in connection with equipment leased pursuant to the Master Lease Agreement dated September 26, 2001 between Fidelity National Information Services, Inc. and GATX Technology Services Corporation.

     Liens in connection with equipment leased by Fidelity National Information Services, Inc. from CIT Technology Financing Services, Inc.

     Liens in connection with equipment leased by Fidelity National Information Services, Inc. from IBM Credit LLC.

     Liens in connection with vendor purchase money lines of credit for equipment purchased by Fidelity National Information Services, Inc. from Pitney Bowes, Inc.

     Liens in connection with vendor purchase money lines of credit (including but not limited to the purchase money line of credit with IBM for the purchase of equipment and related property, pursuant to the Agreement for Wholesale Financing (Credit Agreement), dated December 13, 1999, between Fidelity Information Services, Inc. and IBM Credit LLC (as amended by an Amendment dated August 27, 2003)).

     Security interest between Vista Information Solutions, Inc. and Sirrom Capital Corporation recorded with the U.S. Trademark Office on June 3, 1996 under Reel/Frame 1471/0212.

     Security interest between Vista Information Solutions, Inc. and Moore Corporation Limited recorded with the USPTO on January 27, 2000 under Reel/Frame 2027/0599.

     Security interest between Lender's Service, Inc. (et al.) and Fleet National Bank recorded with the U.S. Trademark Office on August 24, 1998 under Reel/Frame 1774/0822.

     Vista Information Solutions, Inc. is one of several parties (including Vista DMS, Inc., Vista Environmental Information, Inc., E/Risk Information Services, Geosure, Inc., Geosure L.P., NRC Insurance Services, Inc., NRC Acquisition, LLC, Ensite Corporation of Denver, Ecosearch Acquisition, Inc. & Ecosearch Environmental Resources, Inc.) named in a security agreement with Moore North America, Inc. and Moore Corporation Ltd. signed on December 17, 1999.

     Aurum Technology, Inc. is party to a security agreement with Fleet National Bank (Boston) for Copyright Registration Nos. TXu 302-455 and TXu 506-509. It appears that these registrations may have been acquired by NewTrend, L.P., however, no assignment was recorded with the Copyright Office.


                                Schedule 7.01-1

     Liens in connection with equipment leased by Certegy Check Services, Inc. from IBM Credit Corporation.

     Liens in connection with equipment leased pursuant to the Master Equipment Lease Agreement dated May 6, 2003 between Certegy Check Services, Inc. and Relational, LLC f/k/a Relational Funding Corporation, as assigned to IBM Credit LLC and Banc of America Leasing & Capital, LLC.

     Liens in connection with accounts purchased pursuant to the Account Purchase Agreement dated April 16, 2004 between Certegy Check Services, Inc. and Cavalry SPV I, LLC.

     Liens in connection with accounts purchased pursuant to the Account Purchase Agreement dated July 17, 2003 between Certegy Check Services, Inc. and Arrow Financial Services LLC, as assigned to AFS Receivables Master Trust 1999.

     Liens in connection with accounts purchased pursuant to the Account Purchase Agreement dated April 16, 2004 between Certegy Check Services, Inc. and Cavalry SPV I, LLC.

     Liens in connection with equipment leased by Certegy Check Services, Inc. from FNF Capital, LLC.

     Liens in connection with equipment leased by Certegy Payment Recovery Services, Inc. from IBM Credit LLC.

     Liens in connection with equipment leased by Fidelity National Card Services, Inc. from Bell & Howell Financing Services Company.

     Liens in connection with equipment leased by Fidelity National Card Services, Inc. from Oce Financial Services, Inc. and Oce North American, Inc.

     Liens in connection with equipment leased by Fidelity National Card Services, Inc. from Alfa Financial Corporation dba OFC Capital.

     Liens in connection with equipment leased pursuant to the Master Lease Agreement between Fidelity National Payment Services, Inc. and Hewlett-Packard Financial Services, Inc.

     Liens granted in connection with Lease Agreement (Florida Property) dated December 30, 1999 between SunTrust Bank, Atlanta, as Lessor, and Equifax, Inc. (predecessor in interest to the Company), as Lessee, and all related documents, as further set forth in Schedule 7.03.


                                 Schedule 7.01-2

     Liens granted in connection with Lease Agreement (Wisconsin Property) dated December 23, 1997 between SunTrust Banks, Inc., as Lessor, and Equifax Inc. (predecessor in interest to the Company), as Lessee, and all related documents, as further set forth in Schedule 7.03.

     Under the existing Bank of America facility, liens in various property have been granted by Borrower and various subsidiaries. The indebtedness secured by such liens is being repaid with the proceeds of the initial advance under the credit facility and these liens are being terminated after such repayment.

     Liens identified on attached charts.


                                 Schedule 7.01-3

                  FIDELITY NATIONAL INFORMATION SERVICES, INC.

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Georgia Cooperative       SunTrust Banks, Inc.   060-2001-13144   07/18/01    Real property, including
-Fulton County - UCC                                                          fixtures, in regard to
Liens                                                                         certain leased property in
                                                                              Madison, Wisconsin
Georgia Cooperative       SunTrust Bank, as      060-2001-13145   07/18/01    Real property, including
-Fulton County - UCC      Agent Prefco VI                                     fixtures, in regard to
Liens                     Limited                                             certain leased property in
                          Partnership                                         St. Petersburg, Florida
Georgia Cooperative       GAXT Technology        060-2002-01741   02/04/02    Leased equipment
-Fulton County - UCC      Services Corporation
Liens
Georgia Cooperative       CIT Technology         007-2003-003553  03/31/03    Leased equipment
-Barrow County - UCC      Financing Services,
Liens                     Inc.
Georgia Cooperative       IBM Credit LLC         007-2003-011217  10/07/03    Leased computer equipment
-Barrow County - UCC
Liens
Georgia Cooperative       Pitney Bowes Credit    007-2003-012213  10/30/03    All equipment financed by
-Barrow County - UCC      Corporation                                         Pitney Bowes, Inc. and/or
Liens                                                                         its subsidiaries
Georgia Cooperative       IBM Credit LLC         007-2003-012483  11/04/03    Leased computer equipment
-Barrow County - UCC
Liens
Georgia Cooperative       IBM Credit LLC         007-2003-013251  11/21/03    Leased computer equipment
-Barrow County - UCC
Liens
Georgia Cooperative       IBM Credit LLC         007-2003-014749  12/31/03    Leased computer equipment
-Barrow County - UCC
Liens
Georgia Cooperative       IBM Credit LLC         007-2004-000422  01/12/04    Leased computer equipment
-Barrow County - UCC
Liens
Georgia Cooperative       IBM Credit LLC         007-2004-000650  01/20/04    Leased computer equipment
-Barrow County - UCC
Liens


                                 Schedule 7.01-4

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Georgia Cooperative       IBM Credit LLC         007-2004-001990  02/20/04    Leased computer equipment
-Barrow County - UCC
Liens
Georgia Cooperative       Pitney Bowes Credit    060-2004-02972   03/05/04    All equipment financed by
-Fulton County - UCC      Corporation                                         Pitney Bowes, Inc. and/or
Liens                                                                         its subsidiaries
Georgia Cooperative       IBM Credit LLC         007-2004-003430  03/22/04    Leased computer equipment
-Barrow County - UCC
Liens
Georgia Cooperative       IBM Credit LLC         007-2004-005642  05/03/04    Leased computer equipment
-Barrow County - UCC
Liens
Georgia Cooperative       CIT Technology         007-2004-006782  05/26/04    Leased computer equipment
-Barrow County - UCC      Financing Services,
Liens                     Inc.
Georgia Cooperative       IBM Credit LLC         007-2004-007682  06/11/04    Leased computer equipment
-Barrow County - UCC
Liens
Georgia Cooperative       CIT Technology         007-2004-008509  06/29/04    Leased computer equipment
-Barrow County - UCC      Financing Services,
Liens                     Inc.
Georgia Cooperative       CIT Technology         007-2004-009848  07/27/04    Leased computer equipment
-Barrow County - UCC      Financing Services,
Liens                     Inc.
Georgia Cooperative       CIT Technology         007-2004-009849  07/27/04    Leased computer equipment
-Barrow County - UCC      Financing Services,
Liens                     Inc.
Georgia Cooperative       IBM Credit LLC         007-2004-011022  08/18/04    Leased computer equipment
-Barrow County - UCC
Liens
Georgia Cooperative       IBM Credit LLC         007-2004-013358  10/04/04    Leased computer equipment
-Barrow County - UCC
Liens
Georgia Cooperative       IBM Credit LLC         007-2004-013698  10/08/04    Leased computer equipment
-Barrow County - UCC
Liens


                                 Schedule 7.01-5

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Georgia Cooperative       IBM Credit LLC         007-2004-016140  11/23/04    Leased computer equipment
-Barrow County - UCC
Liens
Georgia Cooperative       IBM Credit LLC         007-2005-000246  01/04/05    Leased computer equipment
-Barrow County - UCC
Liens
Georgia Cooperative       CIT Technology         007-2005-001472  01/31/05    Leased computer equipment
-Barrow County - UCC      Financing Services,
Liens                     Inc.
Georgia Cooperative       IBM Credit LLC         007-2005-001750  02/03/05    Leased computer equipment
-Barrow County - UCC
Liens
Georgia Cooperative       IBM Credit LLC         007-2005-003809  03/11/05    Leased computer equipment
-Barrow County - UCC
Liens
Georgia Cooperative       CIT Technology         007-2005-004802  03/30/05    Leased computer equipment
-Barrow County - UCC      Financing Services,
Liens                     Inc.
Georgia Cooperative       CIT Technology         007-2005-004975  04/01/05    Leased computer equipment
-Barrow County - UCC      Financing Services,
Liens                     Inc.
Georgia Cooperative       IBM Credit LLC         007-2005-005026  04/04/05    Leased computer equipment
-Barrow County - UCC
Liens
Georgia Cooperative       IBM Credit LLC         007-2005-005127  04/05/05    Leased computer equipment
-Barrow County - UCC
Liens
Georgia Cooperative       IBM Credit LLC         007-2005-009233  06/20/05    Leased computer equipment
-Barrow County - UCC
Liens
Georgia Cooperative       CIT Technology         007-2005-009418  06/23/05    Leased computer equipment
-Barrow County - UCC      Financing Services,
Liens                     Inc.
Georgia Cooperative       CIT Technology         007-2005-010965  07/22/05    Leased computer equipment
-Barrow County - UCC      Financing Services,
Liens                     Inc.


                                 Schedule 7.01-6

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Georgia Cooperative       CIT Technology         007-2005-012565  08/23/05    Leased computer equipment
-Barrow County - UCC      Financing Services,
Liens                     Inc.
Georgia Cooperative       IBM Credit LLC         007-2005-015102  10/06/05    Leased computer equipment
-Barrow County - UCC
Liens
Georgia Cooperative       IBM Credit LLC         007-2005-015860  10/24/05    Leased computer equipment
-Barrow County - UCC
Liens
Georgia - Central Index   Banc of America        06706001573      02/15/06    Leased aircraft             Note: As further
                          Leasing & Capital,                                                              set forth in
                          LLC                                                                             Schedule 7.03.
Georgia - Central Index   Banc of America        06706001574      02/15/06    Leased aircraft             Amendment filed
                          Leasing & Capital,                                                              11/30/06, file
                          LLC                                                                             number
                                                                                                          06706012097,
                                                                                                          deleting as
                                                                                                          co-debtor Fidelity
                                                                                                          National
                                                                                                          Financial, Inc.
                                                                                                          Note: As further
                                                                                                          set forth in
                                                                                                          Schedule 7.03.
Georgia - Central Index   Bank of America,       06706001575      02/15/06    Leased aircraft             Note: As further
                          N.A.                                                                            set forth in
                                                                                                          Schedule 7.03.
Georgia - Central Index   FNF Capital, LLC       06006008194      07/03/06    Leased equipment
Georgia - Central Index   FNF Capital, LLC       06006010469      08/21/06    Leased equipment
Georgia - Central Index   CIT Technology         00706015323      08/25/06    Leased equipment
                          Financing Services,
                          Inc.
Georgia - Central Index   CIT Technology         00706017369      09/26/06    Leased equipment
                          Financing Services,
                          Inc.
Georgia - Central Index   FNF Capital, LLC       06006012354      10/06/06    Leased equipment
Georgia - Central Index   FNF Capital, LLC       06706010712      10/20/06    Leased equipment            Assignment filed
                                                                                                          11/08/06, file
                                                                                                          number
                                                                                                          06706011366, to
                                                                                                          Fifth Third Bank
Georgia - Central Index   FNF Capital, LLC       06706010713      10/20/06    Leased equipment            Assignment filed
                                                                                                          11/08/06, file
                                                                                                          number
                                                                                                          06706011368, to
                                                                                                          Fifth Third Bank


                                 Schedule 7.01-7

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Georgia - Central Index   FNF Capital, LLC       06706010730      10/20/06    Leased equipment            Assignment filed
                                                                                                          11/08/06, file
                                                                                                          number
                                                                                                          06706011367, to
                                                                                                          Fifth Third Bank
Georgia - Central Index   FNF Capital, LLC       06006013233      10/26/06    Leased equipment
Georgia - Central Index   FNF Capital, LLC       06006013235      10/27/06    Leased equipment
Georgia - Central Index   FNF Capital, LLC       06006013236      10/27/06    Leased equipment
Georgia - Central Index   FNF Capital, LLC       06006013237      10/27/06    Leased equipment
Georgia - Central Index   FNF Capital, LLC       06706011228      11/03/06    Leased equipment            Assignment filed
                                                                                                          11/16/06, file
                                                                                                          number
                                                                                                          06706011726, to
                                                                                                          Fifth Third Bank
Georgia - Central Index   FNF Capital, LLC       06706011242      11/03/06    Leased equipment            Assignment filed
                                                                                                          11/16/06, file
                                                                                                          number
                                                                                                          06706011724, to
                                                                                                          Fifth Third Bank
Georgia - Central Index   FNF Capital, LLC       06706011256      11/03/06    Leased equipment            Assignment filed
                                                                                                          11/16/06, file
                                                                                                          number
                                                                                                          06706011725, to
                                                                                                          Fifth Third Bank
Georgia - Central Index   FNF Capital, LLC       06006014029      11/15/06    Leased equipment
Georgia - Central Index   FNF Capital, LLC       06006014030      11/15/06    Leased equipment
Georgia - Central Index   FNF Capital, LLC       06706011916      11/22/06    Leased equipment
Georgia - Central Index   FNF Capital, LLC       06006014480      11/28/06    Leased equipment
Georgia - Central Index   FNF Capital, LLC       06006014987      12/11/06    Leased equipment
Georgia - Central Index   FNF Capital, LLC       06006014988      12/11/06    Leased equipment


                                 Schedule 7.01-8

                              AURUM TECHNOLOGY INC.

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Texas Secretary of State  Bankers/Softech        00-643254        12/14/00    Leased hardware             Continued 7/25/05
                          Divisions of EAB
                          Leasing Corp.
Texas Secretary of State  Bankers/Softech        00-643257        12/14/00    Leased hardware             Continued 7/25/05
                          Divisions of EAB
                          Leasing Corp.
Texas Secretary of State  BCL Capital            01-027886        02/12/01    Leased fax machines
Texas Secretary of State  Bankers/Softech        02-0031882185    05/30/02    Leased equipment
                          Divisions of EAB
                          Leasing Corp.
Texas Secretary of State  Xerox Capital          04-0053716713    01/12/04    Leased equipment
                          Services LLC
Texas Secretary of State  Xerox Capital          04-0053999241    01/14/04    Leased equipment
                          Services LLC
Delaware Secretary of     IBM Credit             20839575         04/04/02    Leased equipment            Amendment #21083488
State - UCC Liens         Corporation                                                                     filed 05/01/02 for
                                                                                                          total assignment
Delaware Secretary of     Janna Carson           21562341         05/28/02    Leased equipment
State - UCC Liens
Delaware Secretary of     IBM Credit             21637770         06/03/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IBM Credit             21663537         06/06/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IBM Credit             21681752         06/10/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IBM Credit             21839442         06/28/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IBM Credit             21882582         07/03/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IBM Credit             21954654         07/17/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IBM Credit             22070963         08/09/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     Softech/Bankers        22072696         08/12/02    General intangibles and
State - UCC Liens         Division of EAB                                     property
                          Leasing Corp.


                                 Schedule 7.01-9

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Delaware Secretary of     Softech/Bankers        22079576         08/13/02    Leased goods
State - UCC Liens         Division of EAB
                          Leasing Corp.
Delaware Secretary of     IBM Credit             22102063         08/15/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IBM Credit             22154742         08/20/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     Key Equipment Finance  22178683         08/23/02    Leased equipment
State - UCC Liens
Delaware Secretary of     IBM Credit             22234270         08/30/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IBM Credit             22263865         09/03/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IBM Credit             22271017         09/04/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IBM Credit             22325797         09/11/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IBM Credit             22341786         09/12/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IBM Credit             22507204         09/27/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IBM Credit             22534729         10/01/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IBM Credit             22553877         10/04/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IBM Credit             22643017         10/09/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IBM Credit             22665044         10/11/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IBM Credit             22680811         10/15/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IBM Credit             22707945         10/16/02    Computer equipment and
State - UCC Liens         Corporation                                         related software


                                Schedule 7.01-10

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Delaware Secretary of     IBM Credit             22729253         10/18/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IBM Credit             22863920         10/31/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IBM Credit             22901548         11/06/02    Computer equipment and
State - UCC Liens         Corporation                                         related software
Delaware Secretary of     IOS Capital, LLC       30208861         01/24/03    Leased equipment
State - UCC Liens
Delaware Secretary of     IOS Capital, LLC       30208978         01/24/03    Leased equipment
State - UCC Liens
Delaware Secretary of     IOS Capital, LLC       30344880         02/07/03    Leased equipment
State - UCC Liens
Delaware Secretary of     IOS Capital, LLC       30345028         02/07/03    Leased equipment
State - UCC Liens
Delaware Secretary of     IOS Capital, LLC       30406804         02/17/03    Leased equipment
State - UCC Liens
Delaware Secretary of     IBM Credit LLC         30903123         04/07/03    Leased equipment
State - UCC Liens
Delaware Secretary of     CitiCapital            31967143         07/08/03    Leased equipment
State - UCC Liens         Technology Finance,
                          Inc.
Delaware Secretary of     Dynamic Funding Inc.   32634312         10/09/03    Leased equipment
State - UCC Liens
Delaware Secretary of     Merrill Lynch          32830787         10/28/03    Leased equipment
State - UCC Liens         Capital
Delaware Secretary of     Merrill Lynch          33333849         12/17/03    Leased property             Amendment #40074619
State - UCC Liens         Capital                                                                         filed 01/12/04;
                                                                                                          Amendment #40083693
                                                                                                          filed 01/12/04;
                                                                                                          Amendment #40103632
                                                                                                          filed 01/14/04; and
                                                                                                          Amendment #41269333
                                                                                                          filed 04/23/04
Delaware Secretary of     Merrill Lynch          33373589         12/19/03    Leased property             Amendment #40141137
State - UCC Liens         Capital                                                                         filed 01/16/04 and
                                                                                                          Amendment #40141152
                                                                                                          filed 01/16/04


                                Schedule 7.01-11

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Delaware Secretary of     IOS Capital            40532608         02/17/04    Leased equipment
State - UCC Liens
Delaware Secretary of     Key Equipment          51866319         06/17/05    Continuation filing         Amendment #51866350
State - UCC Liens         Finance Inc.                                                                    filed 06/17/05 and
                                                                                                          Amendment #51866392
                                                                                                          filed 06/17/05


                                Schedule 7.01-12

                          CERTEGY CHECK SERVICES, INC.

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Delaware Secretary of     IBM Credit             30141567         12/27/02    Leased equipment
State - UCC Liens         Corporation
Delaware Secretary of     Relational Funding     32347790         09/11/03    Goods leased pursuant to    Partial Release #
State - UCC Liens         Corporation                                         Master Lease Agreement      43587005 filed on
                                                                                                          12/14/04 assigning
                                                                                                          to Banc of America
                                                                                                          Leasing & Capital,
                                                                                                          LLC; Partial
                                                                                                          Release # 51620815
                                                                                                          filed on 05/19/05
                                                                                                          assigning to IBM
                                                                                                          Credit LLC;
                                                                                                          Assignment #
                                                                                                          53734663 filed on
                                                                                                          11/28/05 assigning
                                                                                                          to IBM Credit LLC;
                                                                                                          Assignment
                                                                                                          #61861863 filed on
                                                                                                          05/30/06 assigning
                                                                                                          to Banc of America
                                                                                                          Leasing & Capital,
                                                                                                          LLC
Delaware Secretary of     Cavalry SPV I, LLC     40968364         04/06/04    Accounts purchased
State - UCC Liens                                                             pursuant to Account
                                                                              Purchase Agreement
Delaware Secretary of     Arrow Financial        50787789         03/11/05    Accounts purchased
State - UCC Liens         Services LLC                                        pursuant to Account
                                                                              Purchase Agreement
Delaware Secretary of     FNF Capital, LLC       53692481         11/22/05    Leased computer equipment   Assignment
State - UCC Liens                                                                                         #54021292 filed on
                                                                                                          12/27/05 to Banc
                                                                                                          of America Leasing
                                                                                                          & Capital LLC
Delaware Secretary of     FNF Capital, LLC       53692507         11/22/05    Leased computer equipment
State - UCC Liens
Delaware Secretary of     Cavalry                60236695         01/20/06    Accounts purchased
State - UCC Liens         Investments, LLC                                    pursuant to Account
                                                                              Purchase Agreement
Delaware Secretary of     FNF Capital, LLC       61986181         06/12/06    Leased equipment            Amendment
State - UCC Liens                                                                                         #62010643 filed on
                                                                                                          06/13/06 changing
                                                                                                          name of FNF
                                                                                                          Capital to
                                                                                                          Fidelity National
                                                                                                          Information
                                                                                                          Services;
                                                                                                          Assignment
                                                                                                          #62094902 filed on
                                                                                                          06/14/06 assigning
                                                                                                          to Banc of America
                                                                                                          Leasing & Capital,
                                                                                                          LLC
Delaware Secretary of     Cavalry                62292902         07/03/06    Accounts purchased
State - UCC Liens         Investments, LLC                                    pursuant to Account
                                                                              Purchase Agreement


                                Schedule 7.01-13

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Delaware Secretary of     FNF Capital, LLC       64073573         11/03/06    Leased computer equipment
State - UCC Liens
Delaware Secretary of     FNF Capital, LLC       20070015643      12/26/06    Leased computer equipment
State - UCC Liens
Delaware Secretary of     FNF Capital, LLC       20070015734      12/26/06    Leased computer equipment
State - UCC Liens


                                Schedule 7.01-14

                     CERTEGY PAYMENT RECOVERY SERVICES, INC.

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Georgia Cooperative -     IBM Credit LLC         007-2004-016808  12/09/04    Leased computer equipment
Barrow County - UCC
Liens


                                Schedule 7.01-15

                       FIDELITY INFORMATION SERVICES, INC.

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Arkansas Secretary of     Fleet Capital          00-01222876      01/03/2000  Equipment Schedule No. 8    Amendment #03-
State - UCC Liens         Corporation,                                        of computer equipment to    12493136 filed
                          successor by merger                                 Master Lease Agreement      04/07/2003
                          to BancBoston                                                                   changing Secured
                          Leasing, Inc.                                                                   Party name;
                                                                                                          Amendment #03-
                                                                                                          12518147 filed
                                                                                                          06/16/2003
                                                                                                          changing Debtor
                                                                                                          name; Continuation
                                                                                                          #04-12640225 filed
                                                                                                          07/16/2004
Arkansas Secretary of     Fleet Capital          03-01249312611   04/07/2003  Equipment described as      Amendment
State - UCC Liens         Corporation,                                        various computers, retail   #03-12518145 filed
                          successor-by-merger                                 and furnishings equipment   06/16/2003
                          to BancBoston                                       to Master Lease Agreement   changing Debtor
                          Leasing, Inc.                                                                   name
Arkansas Secretary of     IBM Credit LLC         03-1253400199    08/01/2003  Computer equipment
State - UCC Liens
Arkansas Secretary of     IBM Corporation        04-1255521186    10/10/2003  Computer equipment and
State - UCC Liens                                                             software
Arkansas Secretary of     Minolta Business       04-1255916609    10/24/2003  Leased equipment
State - UCC Liens         Solutions
Arkansas Secretary of     IBM Credit LLC         04-1257383942    12/18/2003  Computer equipment and
State - UCC Liens                                                             related software
Arkansas Secretary of     IBM Credit LLC         04-1257671841    12/31/2003  Computer equipment and
State - UCC Liens                                                             related software
Arkansas Secretary of     IBM Credit LLC         04-1258900150    02/11/2004  Computer equipment and
State - UCC Liens                                                             related software
Arkansas Secretary of     IBM Credit LLC         04-1260763069    04/07/2004  Computer equipment and
State - UCC Liens                                                             related software
Arkansas Secretary of     Unisys Corporation     05-1266916319    10/22/2004  Computer equipment and
State - UCC Liens                                                             related items
Arkansas Secretary of     IBM Credit LLC         06-1270528809    02/28/05    Computer equipment and
State - UCC Liens                                                             related software


                                Schedule 7.01-16

                      FIDELITY NATIONAL CARD SERVICES, INC.

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Florida-Secured           Bell & Howell          200100155043-9   07/16/01    Leased equipment
Transaction Registry -    Financial Services
UCC Liens                 Company
Florida-Secured           Oce Financial          200405971158     01/22/04    Leased equipment
Transaction Registry -    Services, Inc.
UCC Liens
Florida-Secured           Oce Financial          200406320207     03/05/04    Leased equipment
Transaction Registry -    Services, Inc.
UCC Liens                 Oce North America,
                          Inc.
Florida-Secured           Oce Financial          200406356740     03/10/04    Leased equipment
Transaction Registry -    Services, Inc.
UCC Liens                 Oce North America,
                          Inc.
Florida-Secured           Alfa Financial         200406580594     04/06/04    Leased equipment
Transaction Registry -    Corporation dba OFC
UCC Liens                 Capital
Florida-Secured           Oce North America,     200407831787     09/08/04    Leased equipment
Transaction Registry -    Inc.
UCC Liens
Florida-Secured           Oce Financial          200407973875     09/29/04    Leased equipment
Transaction Registry -    Services, Inc.
UCC Liens                 Oce North America,
                          Inc.
Florida-Secured           Oce Financial          200508903589     02/04/05    Leased equipment
Transaction Registry -    Services, Inc.
UCC Liens
Florida-Secured           Oce North America,     200509764779     05/24/05    Leased equipment
Transaction Registry -    Inc.
UCC Liens


                                Schedule 7.01-17

                  FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Delaware Secretary of     EMC Corporation        20280721         01/07/2002  (1) Symmetrix 8430-73
State - UCC Liens                                                             (48) 8031-73M1
                                                                              (2)DP3-FCD2
                                                                              (2) DP3-USD4H
                                                                              (1) MEM3-8192
Delaware Secretary of     De Lage Landen         21693559         06/10/2002  Leased Computer Equipment   Amendment
State - UCC Liens         Financial Services,                                                             #40640674 filed on
                          Inc.                                                                            03/05/2004
                                                                                                          amending Debtor's
                                                                                                          name; Amendment
                                                                                                          #41005489 filed on
                                                                                                          04/08/2004
                                                                                                          amending Debtor's
                                                                                                          name
Delaware Secretary of     De Lage Landen         21693567         06/10/2002  Leased Computer Equipment   Amendment
State - UCC Liens         Financial Services,                                                             #40640633 filed on
                          Inc                                                                             03/05/2004
                                                                                                          amending Debtor's
                                                                                                          name; Amendment
                                                                                                          #41005471 filed on
                                                                                                          04/08/2004
                                                                                                          amending Debtor's
                                                                                                          name
Delaware Secretary of     De Lage Landen         22990376         11/15/2002  Computer Equipment
State - UCC Liens         Financial Services,
                          Inc.
Delaware Secretary of     De Lage Landen         31529257         06/17/2003  Computer Equipment
State - UCC Liens         Financial Services,
                          Inc.
Delaware Secretary of     De Lage Landen         31529661         06/17/2003  Computer Equipment
State - UCC Liens         Financial Services,
                          Inc.
Delaware Secretary of     De Lage Landen         32989112         11/13/2003  Computer Equipment
State - UCC Liens         Financial Services,
                          Inc.


                                Schedule 7.01-18

                    FIDELITY NATIONAL PAYMENT SERVICES, INC.

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Delaware Secretary of     Hewlett-Packard        32308982         09/08/03    All computer equipment
State - UCC Liens         Financial Services,                                 leased pursuant to Master
                          Inc.                                                Lease Agreement


                                Schedule 7.01-19

                             FNIS FLOOD SERVICES, LP

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Delaware Secretary of     AT&T Capital           63973682         11/14/2006  Telecommunications and
State - UCC Liens         Services, Inc.                                      data equipment


                                Schedule 7.01-20

                                 INTERCEPT, INC.

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Georgia Cooperative-      IOS Capital, LLC       2003008567       08/13/2003  Leased equipment
Gwinnett County - UCC
Liens
Georgia Cooperative-      Key Equipment          2002013110       12/31/2002  Leased equipment
Gwinnett County - UCC     Finance
Liens
Georgia Cooperative-      IBM Credit LLC         2003007918       07/21/2003  Leased equipment and
Gwinnett County - UCC                                                         software
Liens
Georgia Cooperative-      IBM Credit LLC         2003007989       07/22/2003  Leased equipment and
Gwinnett County - UCC                                                         software
Liens
Georgia Cooperative-      Bell & Howell          2003008847       08/11/2003  Leased equipment            Amendments, file #
Gwinnett County - UCC     Financial Services                                                              2003014598 filed
Liens                     Company                                                                         12/24/2003 adding
                                                                                                          collateral
Georgia Cooperative-      Bell & Howell          2003008851       08/11/2003  Leased equipment            Amendments, file #
Gwinnett County - UCC     Financial Services                                                              2004000261 filed
Liens                     Company                                                                         1/17/2004
                                                                                                          restating
                                                                                                          collateral
                                                                                                          description
Georgia Cooperative-      Bell & Howell          2003008852       08/11/2003  Leased equipment
Gwinnett County - UCC     Financial Services
Liens                     Company
Georgia Cooperative-      Forum Financial        2002009694       09/19/2002  Leased equipment
Gwinnett County - UCC     Services, Inc.
Liens
Georgia Cooperative-      General Electric       2003010686       10/08/2003  Leased equipment
Gwinnett County - UCC     Capital Corporation
Liens
Georgia Cooperative-      General Electric       2003010687       10/08/2003  Leased equipment
Gwinnett County - UCC     Capital Corporation
Liens
Georgia Cooperative-      IOS Capital            2003010729       10/09/2003  Leased equipment
Gwinnett County - UCC
Liens


                                Schedule 7.01-21

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Georgia Cooperative-      IOS Capital            2003010830       10/13/2003  Leased equipment
Gwinnett County - UCC
Liens
Georgia Cooperative-      IOS Capital            2003010831       10/13/2003  Leased equipment
Gwinnett County - UCC
Liens
Georgia Cooperative-      General Electric       2003010921       10/15/2003  Leased equipment
Gwinnett County - UCC     Capital Corporation
Liens
Georgia Cooperative-      General Electric       2003010995       10/16/2003  Leased equipment
Gwinnett County - UCC     Capital Corporation
Liens
Georgia Cooperative-      IBM Credit LLC         2004003230       03/17/2004  Leased equipment and
Gwinnett County - UCC                                                         software
Liens
Georgia Cooperative-      BBH Financial          2004010560       08/09/2004  Leased equipment
Gwinnett County - UCC     Services Company
Liens
Georgia Cooperative-      IBM Credit LLC         2004012396       09/15/2004  Leased equipment and
Gwinnett County - UCC                                                         software
Liens
Georgia Cooperative-      IOS Capital            2003012185       11/18/2003  Leased equipment
Gwinnett County - UCC
Liens
Georgia Cooperative-      IOS Capital            2003013262       12/16/2003  Leased equipment
Gwinnett County - UCC
Liens
Georgia Cooperative-      IOS Capital            2004001611       02/17/2004  Leased equipment
Gwinnett County - UCC
Liens
Georgia Cooperative-      IOS Capital            2004001687       02/18/2004  Leased equipment
Gwinnett County - UCC
Liens
Georgia Cooperative-      IOS Capital            2004006473       06/29/2004  Leased equipment
Gwinnett County - UCC
Liens


                                Schedule 7.01-22

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Georgia Cooperative-      General Electric       2004006744       07/06/2004  Leased equipment
Gwinnett County - UCC     Capital Corporation
Liens
Georgia Cooperative-      General Electric       2004006745       07/06/2004  Leased equipment
Gwinnett County - UCC     Capital Corporation
Liens
Georgia Cooperative-      IOS Capital            2004007758       07/30/2004  Leased equipment
Gwinnett County - UCC
Liens
Georgia Cooperative-      IOS Capital            2004008682       08/24/2004  Leased equipment
Gwinnett County - UCC
Liens
Georgia Cooperative-      IOS Capital            2004009871       10/01/2004  Leased equipment
Gwinnett County - UCC
Liens
Georgia Cooperative-      IOS Capital            2004010394       10/18/2004  Leased equipment
Gwinnett County - UCC
Liens


                                Schedule 7.01-23

                   INVESTMENT PROPERTY EXCHANGE SERVICES, INC.

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
California Secretary      BWC Equipment          0106160186       02/27/01    Leased Furniture
of State - UCC Liens      Leasing
California Secretary      BWC Equipment          0113760270       05/14/01    Leased Furniture
of State - UCC Liens      Leasing
California Secretary      Liberty Associates,    0113860054       05/17/01    All Debtor's interest in
of State - UCC Liens      L.P.                                                and to the Exchange
                                                                              Amount, created under
                                                                              that certain Agreement
                                                                              for Exchange of Real
                                                                              Property


                                Schedule 7.01-24

                               LSI APPRAISAL, LLC

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Massachusetts             De Lage Landen         200102281 310    05/14/01    Equipment located at 105
Secretary of the          Financial Services,                                 South Street, Hopkinton,
Commonwealth - UCC        Inc.                                                MA 01748
Liens
Massachusetts             De Lage Landen         200208331 270    01/15/02    Equipment located at 37
Secretary of the          Financial Services                                  Birch Street, Milford, MA
Commonwealth - UCC        Corporation                                         01757
Liens


                                Schedule 7.01-25

                              PROPERTY INSIGHT, LLC

                                                                    FILING        SUMMARY COLLATERAL
      JURISDICTION            SECURED PARTY        FILE NUMBER       DATE             DESCRIPTION          ADDITIONAL FILINGS
------------------------  ---------------------  ---------------  ----------  --------------------------  -------------------
Arizona Secretary of      US Bancorp             200312711 398    07/22/03    Leased printer and copier
State - UCC Liens


                                Schedule 7.01-26

                                  SCHEDULE 7.02

                              EXISTING INVESTMENTS

     Investments as follows:

1. Ownership by the Consolidated Companies of 29% of the outstanding equity interests in Covansys Corporation.

2. Ownership by the Consolidated Companies of 39% of the outstanding equity interests in FNRES Holdings, Inc.

3. Ownership by the Consolidated Companies of 30% of the outstanding equity interests in Profile Partners, GP, LP.

4. Ownership by the Consolidated Companies of 34% of the outstanding equity interests in PVP Management, LLC.

5. Ownership by the Consolidated Companies of 20% of the outstanding equity interests in Sanchez Capital Services Private Limited.

6. Contemplated investment by Fidelity Information Services, Inc. into Fidelity Information Services International Holdings, C.V. and related contemplated acquisition of Transworld ICT Solutions PVT Limited by Fidelity Business Solutions India Private Limited. The contemplated initial investment amount totals approximately $1 million.

7. The Brazilian Joint Venture, as more particularly described in the following related documents (together with the Development Notes, Migration Notes and Volume Notes referenced therein):

     A.   Common Terms Agreement (Contrato de Termos Comuns), dated March 24,
          2006.

     B.   Investment Agreement (Contrato de Investimento), dated March 27, 2006.

     C. Guaranty Agreement among Fidelity National Information Services, Inc., Banco Bradesco S.A. and Banco ABN AMRO Real S.A., dated April 18, 2006.

     D. Redemption Letter from Holdco One S.A. to Uniao Paticipacoes Ltda and Banco ABN Amro Real S.A., dated April 18, 2006.

     E.   Tax Indemnity Letter, dated March 27, 2006.

     F.   Amended and Restated Software License Agreement, Dated March 27, 2006.


                                 Schedule 7.02-1

     G.   Contingent Software License Agreement, dated April 18, 2006.

     H.   Non-Competition Agreement, dated April 18, 2006.

     I.   Shareholders' Agreement of Celta Holdings S.A., dated April 18, 2006.

     J. Shareholders' Agreement of Fidelity Processadora e Servicos S.A. (form attached to the Investment Agreement).

8. CAD 35,000,000 Revolving Promissory Note, dated July 3, 2002, made by FNIS Canada Inc. payable to Sanchez Software, Ltd.

9.   Guaranties by various restricted companies of the capital leases listed on
     Schedule 7.03.

10. $1,000,000 Promissory Note issued by ICUL Service Corporation to Fidelity National Card Services, Inc.

11. Various investments by Domestic Subsidiaries in Foreign Subsidiaries, as set forth on attached chart entitled "Certain Foreign Investments as of 11/30/06".

12. Various holdings of bonds, as set forth on attached chart entitled "Portfolio Holdings Report", with aggregate market value of $9,742,052.05.


                                 Schedule 7.02-2

                   CERTAIN FOREIGN INVESTMENTS AS OF 11/30/06
               ALL AMOUNTS IN US DOLLARS EQUIVALENT AS OF 11/30/06

        DOMESTIC SUBSIDIARY                                                                            EQUITY        DEBT
       MAINTAINING INVESTMENT               FOREIGN SUBSIDIARY IN WHICH INVESTMENT MAINTAINED       INVESTMENTS*   INVESTMENT*
-------------------------------------   ------------------- -------------------------------------   ------------   -----------
Fidelity National Europe LLC            Certegy International Investments C.V., a Netherlands
                                        company                                                     323,677,404     60,279,163
Fidelity National Card Services, Inc.   Certegy Card Services (Thailand) Co., Ltd., a Thailand
                                        company                                                         215,271        531,548
Card Brazil Holdings, Inc.              AGES Participacoes Ltda., a Brazil company                  112,232,168        490,895
Payment South America Holdings, Inc.    Certegy Card Services Caribbean, Ltd., a Barbados company     7,226,326        160,719
Payment South America Holdings, Inc.    Payment Brasil Holdings Ltda., a Brazil company              75,172,482             --
Payment South America Holdings, Inc.    Payment Chile S.A., a Chile company                          14,219,402             --
Fidelity Information Services, Inc.     Fidelity Information Services (Thailand) Limited, a Thai
                                        company (99.9%)                                              26,949,779             --
Fidelity Information Services           Fidelity Information Services Limited, a United Kingdom
International Holdings, Inc.            company                                                       4,369,372             --
Fidelity Information Services           ALLTEL Servicos de Informacion (Costa Rica) S.A., a Costa
International Holdings, Inc.            Rica company                                                     10,120              1
Fidelity Information Services           Fidelity Information Services (Germany) GmbH, a Germany
International Holdings, Inc.            company                                                         192,494         36,684
Fidelity Information Services           Fidelity Information Services Canada Limited (Canada), a
International Holdings, Inc.            Canada company                                                3,398,358             --
Fidelity Information Services           Fidelity Information Services (New Zealand) Limited, a
International Holdings, Inc.            New Zealand company                                              44,627             --
Fidelity Information Services           Fidelity Information Services Taiwan Company Limited, a
International Holdings, Inc.            Taiwan company                                                  119,077         36,766
Fidelity Information Services, Inc.     Fidelity Information Services International Holdings,
                                        C.V., (FISHI-Netherlands) a Netherlands company             191,633,504             --
Fidelity Information Services, Inc.     Fidelity National Information Services (Netherlands)
                                        B.V., a Netherlands company                                      25,148             --
Fidelity National Information           I-Net Reinsurance Ltd., a Turks and Caicos company
Solutions, Inc.                                                                                       7,021,268        552,577
Fidelity National Information           Fidelity National Information Solutions Canada Inc., a
Solutions, Inc.                         Canada company                                                7,443,095             --

----------
*    Internal book value of investment as of November 30, 2006.


                                 Schedule 7.02-3

                                  SCHEDULE 7.03

                              EXISTING INDEBTEDNESS

1. Any outstanding amounts under vendor purchase money lines of credit (including but not limited to, purchase money line of credit with IBM for the purchase of equipment and related property, pursuant to the Agreement for Wholesale Financing (Credit Agreement), dated December 13, 1999, between Fidelity Information Services, Inc. and IBM Credit LLC (as amended by an Amendment dated August 27, 2003)).

2. Indenture dated as of September 10, 2003, between Certegy Inc. and SunTrust Bank, as the same has been amended, supplemented or otherwise modified, regarding the issuance of $200 million in 4.75% Notes due 2008.

3.   Lease Documentation for St. Petersburg, Florida Facility:

     A. Master Agreement (Florida Property) dated as of December 30, 1999 between Equifax Inc. (as lessee and guarantor), Prefco VI Limited Partnership (as lessor), Atlantic Financial Group, Ltd., and SunTrust Bank, Atlanta (as agent and lender).

     B. Lease Agreement dated as of December 30, 1999 between Prefco VI Limited Partnership (as lessor) and Equifax Inc. (as lessee).

     C. Loan Agreement dated as of December 30, 1999 between Prefco VI Limited Partnership (as lessor and borrower) and SunTrust Bank, Atlanta (as agent).

     D. Mortgage and Security Agreement dated as of December 30, 1999 made by Prefco VI Limited Partnership (as mortgagor) in favor of SunTrust Bank, Atlanta (as agent and mortgagee).

     E. Assignment of Lease and Rents dated as of December 30, 1999 made by Prefco VI Limited Partnership Inc. (as assignor) in favor of SunTrust Bank, Atlanta (as assignee).

     F. Operative Guaranty dated as of December 30, 1999 made by Equifax Inc. (as guarantor).

     G. Assignment and Assumption of Lease and Other Operative Documents dated as of June 25, 2001 among Equifax Inc. (as assignor), Certegy Inc. (as assignee), Prefco VI Limited Partnership (as lessor), Atlantic Financial Group, Ltd., and SunTrust Bank (as agent and lender).

     H. Omnibus Amendment to Master Agreement, Lease, Loan Agreement and Definitions Appendix A [Florida] dated as of September 17, 2004 among


                                 Schedule 7.03-1

          Certegy Inc. (as lessee and guarantor), Prefco VI Limited Partnership (as lessor); and SunTrust Bank (as agent and lender).

     I. Second Omnibus Amendment to Master Agreement, Lease, Loan Agreement and Definitions Appendix A [Florida] dated as of February 1, 2006 among Fidelity National Information Services, Inc., successor to Certegy Inc. (as lessee and guarantor), Prefco VI Limited Partnership (as lessor); and SunTrust Bank (as agent and lender).

     J. Third Omnibus Amendment to Master Agreement, Lease, Loan Agreement and Definitions Appendix A [Florida] dated as of April 28, 2006 among Fidelity National Information Services, Inc., successor to Certegy Inc. (as lessee and guarantor), Prefco VI Limited Partnership (as lessor); and SunTrust Bank (as agent and lender).

     K. Fourth Omnibus Amendment to Master Agreement, Lease, Loan Agreement and Definitions Appendix A [Florida] dated on or about January 18, 2007 (as amended) among Fidelity National Information Services, Inc., successor to Certegy Inc. (as lessee and guarantor), Prefco VI Limited Partnership (as lessor); and SunTrust Bank (as agent and lender).

     L. Subsidiary Guaranty Agreement dated as of February 1, 2006 (as amended) made by certain subsidiaries of Fidelity National Information Services, Inc.

     M. The other "Operative Documents" as defined in the aforesaid Master Agreement.

4.   Lease Documentation for Madison, Wisconsin Facility:

     A. Master Agreement (Wisconsin Property) dated as of December 23, 1997 between Equifax Inc. (as lessee and guarantor), SunTrust Banks, Inc. (as lessor), and SunTrust Bank, Atlanta (as agent).

     B. Lease Agreement dated as of December 23, 1997 between SunTrust Banks, Inc. (as lessor), and Equifax Inc. (as lessee).

     C. Lease Participation Agreement dated as of December 23, 1997 between SunTrust Banks, Inc. (as lessor), and SunTrust Bank, Atlanta (as lease participant).

     D. Lease Supplement dated December 23, 1997 between Equifax Inc. (as lessee and SunTrust Banks, Inc. (as lessor).


                                 Schedule 7.03-2

     E. Operative Guaranty dated as of December 23, 1997 made by Equifax Inc. (as guarantor).

     F. Assignment and Assumption of Lease and Other Operative Documents dated as of June 25, 2001 among Equifax Inc. (as assignor), Certegy Inc. (as assignee), SunTrust Banks, Inc. (as lessor), and SunTrust Bank (as agent and lease participant).

     G. Omnibus Amendment to Master Agreement, Lease and Definitions Appendix A [Wisconsin] dated as of April 11, 2003 among Certegy Inc. (as lessee and guarantor), SunTrust Banks, Inc. (as lessor); and SunTrust Bank (as agent and lease participant).

     H. Second Omnibus Amendment to Master Agreement, Lease and Definitions Appendix A [Wisconsin] dated as of September 3, 2003 among Certegy Inc. (as lessee and guarantor), SunTrust Banks, Inc. (as lessor); and SunTrust Bank (as agent and lease participant).

     I. Third Omnibus Amendment to Master Agreement, Lease and Definitions Appendix A [Wisconsin] dated as of September 17, 2004 among Certegy Inc (as lessee and guarantor), SunTrust Banks, Inc. (as lessor); and SunTrust Bank (as agent and lease participant).

     J. Fourth Omnibus Amendment to Master Agreement, Lease and Definitions Appendix A [Wisconsin] dated as of February 1, 2006 among Fidelity National Information Services, Inc., successor to Certegy Inc. (as lessee and guarantor), SunTrust Banks, Inc. (as lessor); and SunTrust Bank (as agent and lease participant).

     K. Fifth Omnibus Amendment to Master Agreement, Lease and Definitions Appendix A [Wisconsin] dated on or about January 18, 2007 among Fidelity National Information Services, Inc., successor to Certegy Inc. (as lessee and guarantor), SunTrust Banks, Inc. (as lessor); and SunTrust Bank (as agent and lease participant).

     L. Subsidiary Guaranty Agreement dated as of February 1, 2006 (as amended) made by certain subsidiaries of Fidelity National Information Services, Inc.

     M. The other "Operative Documents" as defined in the aforesaid Master Agreement.

5. That certain Guaranty made in connection with the Brazil Joint Venture listed in Schedule 7.02.


                                 Schedule 7.03-3

6. $20,000,000 Line of Credit dated November 21, 2003 between FNF Capital, LLC, as borrower, Bremer, as lender and Fidelity National Information Services, Inc. as guarantor. The outstanding balance as of December 31, 2006 was approximately $1,000,000.

7. Lease Documentation related to the leasing of aircraft by Fidelity National Information Services, Inc.:

     A. Aircraft Lease (S/N 4008) dated as of August 12, 2004 among Bank of America, N.A. (successor by merger to Fleet National Bank), as lessor, and Fidelity National Financial, Inc. and Fidelity National Information Services, Inc., as co-lessees, as amended, supplemented and assigned thereafter.

     B. Aircraft Lease (S/N 258598) dated as of December 23, 2002 among Banc of America Leasing & Capital, LLC (successor by merger to Fleet Capital Corporation), as lessor, and Fidelity National Financial, Inc. and Fidelity National Information Services, Inc., as co-lessees (successors in interest to Rocky Mountain Aviation, Inc.), as amended, supplemented and assigned thereafter.

     C. Aircraft Lease (S/N 258568) dated as of December 13, 2002 among Banc of America Leasing & Capital, LLC (successor by merger to Fleet Capital Corporation), as lessor, and Fidelity National Financial, Inc. and Fidelity National Information Services, Inc., as co-lessees (successors in interest to Rocky Mountain Aviation, Inc.), as amended, supplemented and assigned thereafter.

8. 5 year term debt agreement dated October 27, 2006 between FNF Capital, LLC, as borrower and Fidelity National Financial, Inc, as lender. The outstanding balance as of December 31, 2006 was $13,878,378.37.

9. $100,000 Line of Credit dated December 22, 2006 between Game Financial Corporation, as borrower, and National City Bank, as lender.

10. Indebtedness associated with equipment loans and leases related to the liens therefor listed on Schedule 7.01.

11. Indebtedness set forth on the attached chart, entitled "Certain Debt to Foreign Subsidiaries as of 11/30/06".

12.  Capital Leases identified below:


                                 Schedule 7.03-4

                                 CAPITAL LEASES


                                                          DESCRIPTION      REMAINING BALANCE AS OF
                 LESSEE                    LESSOR           OF GOODS               12/31/06          DATE OF LEASE
------------------------------------    ------------   -----------------   -----------------------   -------------
Fidelity National Card Services Inc.    Pitney Bowes   2 asp Inserters             $396,000          April 2003
Fidelity National Card Services Inc.    Pitney Bowes   3rd asp Inserter            $323,000          January 2004
Fidelity National Card Services Inc.    OCE            1 Duplex Printer            $516,000          March 2005
Fidelity National Card Services Inc.    OCE            1 Triplex Printer           $685,000          April 2004
Fidelity National Card Services Inc.    CompServe      Tape Library                $190,000          April 2005


                                 Schedule 7.03-5

               CERTAIN DEBT TO FOREIGN SUBSIDIARIES AS OF 11/30/06 ALL AMOUNTS IN US DOLLARS EQUIVALENT AS OF 11/30/06

           DOMESTIC DEBTOR                            FOREIGN CREDITOR             DEBT AMOUNT*
-------------------------------------   ----------------------------------------   ------------
Payment South America Holdings, Inc.    Payment Brasil Holdings Ltda., a Brazil
                                        company                                        295,508
Payment South America Holdings, Inc.    Payment Chile S.A., a Chile company            160,968
Fidelity Information Services, Inc.     Fidelity Information Services (Thailand)
                                        Limited, a Thai company (99.9%)             24,349,406
Fidelity Information Services           Fidelity Information Services Limited, a
International Holdings, Inc.            United Kingdom company                       2,937,517
Fidelity Information Services           Fidelity Information Services Canada
International Holdings, Inc.            Limited (Canada), a Canada company           3,067,998
Fidelity Information Services           Fidelity Information Services
International Holdings, Inc.            (New Zealand) Limited, a New Zealand
                                        company                                         44,875
Fidelity Information Services, Inc.     Fidelity Information Services
                                        International Holdings, C.V.,
                                        (FISHI-Netherlands) a Netherlands
                                        company                                     11,370,793
Fidelity National Information           Fidelity National Information Solutions
Solutions, Inc.                         Canada Inc., a Canada company                  494,020

----------
*    Internal book value of investment as of November 30, 2006.


                                 Schedule 7.03-6

                                  SCHEDULE 7.08

                          TRANSACTIONS WITH AFFILIATES

None.


                                  Schedule 7.08

                                  SCHEDULE 7.09

                              EXISTING RESTRICTIONS

None.


                                  Schedule 7.09

                                 SCHEDULE 11.02

          ADMINISTRATIVE AGENT'S OFFICE; CERTAIN ADDRESSES FOR NOTICES

             ADMINISTRATIVE AGENT, SWING LINE LENDER AND L/C ISSUER

Administrative Contact:                         Administrative Contact (copy):

JPMorgan Chase Bank, N.A.                       JPMorgan Chase Bank, N.A.
1111 Fannin Street, Floor 10                    270 Park Avenue, 4th Floor
Houston, Texas 77002-6925                       New York, NY 10017
Attention: Timothy Rojas                        Attention: Desiree E. Szolnok
Tel: 713-750-2832                               Tel: (212) 270-7671
Fax: 713-750-2223                               Fax: (212) 270-4164
Email: timothy.e.rojas@jpmchase.com             E-mail: desiree.e.szolnok@jpmorgan.com

Swing Line Lender:                              L/C Issuer:

JPMorgan Chase Bank, N.A.                       JPMorgan Chase Bank, N.A.
1111 Fannin Street, Floor 10                    1111 Fannin Street, Floor 10
Houston, Texas 77002-6925                       Houston, Texas 77002-6925
Attention: Timothy Rojas                        Attention: Timothy Rojas
Tel: 713-750-2832                               Tel: 713-750-2832
Fax: 713-750-2223                               Fax: 713-750-2223
Email: timothy.e.rojas@jpmchase.com             Email: timothy.e.rojas@jpmchase.com

Account No: 323226388
ABA#: 021000021

                                SWING LINE LENDER

Bank of America, N.A.
901 Main Street
Dallas, TX 75202-3714
Mail Code: TX1-492-14-14
Attention: Marija Farmer
Telephone: 1-214-209-0183
Facsimile: 1-214-290-9428
E-mail: marija.farmer@bankofamerica.com

Account No.: 1366212250600
Ref: Fidelity National
ABA#: 026009593


                                Schedule 11.02-1

                                    BORROWER

                                                Copy:

Fidelity National Information Services, Inc.    Fidelity National Information
601 Riverside Avenue                            Services, Inc.
Jacksonville, Florida 32204                     601 Riverside Avenue
Attention: Michael Sax, Treasurer               Jacksonville, Florida 32204
Tel: 904-854-3244                               Attention: Ronald D. Cook,
Fax: 904-357-1023                               General Counsel
E-Mail: Michael.Sax@fnf.com                     Tel: 904-854-3453
                                                Fax: 904-357-1005
                                                E-Mail: Ron.Cook@fnf.com


                                Schedule 11.02-2

                                                                       EXHIBIT A

                         FORM OF COMMITTED LOAN NOTICE

                                                        Date: ___________, _____

To: JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of January 18, 2007 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT"; the terms defined therein being used herein as therein defined), among Fidelity National Information Services, Inc., a Georgia corporation (the "COMPANY"), the Designated Borrowers from time to time party thereto, each lender party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender.

     The Company hereby requests, on behalf of itself or, if applicable, the Designated Borrower referenced in item 6 below (the "APPLICABLE DESIGNATED BORROWER") (select one):

     [ ] A Borrowing of Committed Loans   [ ] A conversion or continuation of
                                              Loans

     1.   On ____________________________________ (a Business Day).

     2.   In the amount of ________________________.

     3.   Comprised of _______________________________________.
          [Class, Tranche and Type of Loan requested or to be converted]

     4.   For Multicurrency Revolving Credit Loans, in the following currency:
          ________________________

     5.   For Eurocurrency Rate Loans: with an Interest Period of __ months.

     6. On behalf of ____________________________ [insert name of applicable Designated Borrower].

     [The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01(b) of the Agreement.](1)

                                        FIDELITY NATIONAL INFORMATION SERVICES,
                                        INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

----------
(1)  Include if Multicurrency Revolving Credit Borrowing requested.

                                                                     EXHIBIT B-1

                              FORM OF BID REQUEST

                                                                   _______, ____

To: JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of January 18, 2007 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT"; the terms defined therein being used herein as therein defined), among Fidelity National Information Services, Inc., a Georgia corporation (the "COMPANY"), the Designated Borrowers from time to time party thereto, each lender party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender.

     The Revolving Credit Lenders are invited to make Bid Loans:

     1.   On ________________________________ (a Business Day).

     2. In an aggregate amount not exceeding $_________________ (with any sublimits set forth below).

     3.   Requested currency: _____________________________.

     4.   Comprised of (select one):

     [ ] Bid Loans based on an Absolute   [ ] Bid Loans based on Eurocurrency
         Rate                                 Bid Margin

               INTEREST PERIOD   MAXIMUM PRINCIPAL
BID LOAN NO.      REQUESTED       AMOUNT REQUESTED
------------   ---------------   -----------------
      1        _______days/mos   $________________
      2        _______days/mos   $________________
      3        _______days/mos   $________________

     The Bid Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.03(a) of the Agreement.


                                     B-1-1

     The Company authorizes the Administrative Agent to deliver this Bid Request to the Revolving Credit Lenders. Responses by the Revolving Credit Lenders must be in substantially the form of Exhibit B-2 to the Agreement and must be received by the Administrative Agent by the time specified in Section 2.03 of the Agreement for submitting Competitive Bids.

                                        FIDELITY NATIONAL INFORMATION SERVICES,
                                        INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                      B-1-2

                                                                     EXHIBIT B-2

                            FORM OF COMPETITIVE BID

                                                                   _______, ____

To: JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of January 18, 2007 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT"; the terms defined therein being used herein as therein defined), among Fidelity National Information Services, Inc., a Georgia corporation (the "COMPANY"), the Designated Borrowers from time to time party thereto, each lender party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender.

     In response to the Bid Request dated ______________, ____, the undersigned offers to make the following Bid Loan(s):

     1.   Borrowing date: _________________________ (a Business Day).

     2. In an aggregate amount not exceeding $_________________ (with any sublimits set forth below).

     3.   Currency: _____________________________.

     4.   Comprised of:

                                                  ABSOLUTE RATE OR
               INTEREST PERIOD                      EUROCURRENCY
BID LOAN NO.       OFFERED         BID MAXIMUM       BID MARGIN*
------------   ---------------   --------------   ----------------
      1        _______days/mos   $_____________    (- +) _______%
      2        _______days/mos   $_____________    (- +) _______%
      3        _______days/mos   $_____________    (- +) _______%

----------
*    Expressed in multiples of 1/100th of a basis point.


                                     B-2-1

Contact Person: _____________________________   Telephone: _____________________

                                        [NAME OF LENDER]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

******************************************************************

THIS SECTION IS TO BE COMPLETED BY THE COMPANY IF IT WISHES TO ACCEPT ANY OFFERS CONTAINED IN THIS COMPETITIVE BID:

The offers made above are hereby accepted in the amounts set forth below:

               PRINCIPAL AMOUNT
BID LOAN NO.       ACCEPTED
------------   ----------------
               $_______________
               $_______________
               $_______________

FIDELITY NATIONAL INFORMATION SERVICES, INC.


By:
    ---------------------------------
    Name:
    Title:

Date: _________


                                     B-2-2

                                                                       EXHIBIT C

                         FORM OF SWING LINE LOAN NOTICE

                                                       Date: ____________, _____

To: JPMorgan Chase Bank, N.A., as Swing Line Lender and Administrative Agent
    Bank of America, N.A., as Swing Line Lender

Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of January 18, 2007 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT"; the terms defined therein being used herein as therein defined), among Fidelity National Information Services, Inc., a Georgia corporation (the "COMPANY"), the Designated Borrowers from time to time party thereto, each lender party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender.

     The Company hereby requests a Swing Line Loan:

     1.   On ___________________________________ (a Business Day).

     2.   In the amount of $_______________________.

     3. The aggregate principal balance of Swing Line Loans outstanding (after giving effect to the advance requested hereunder) is $________________ (after giving effect to all repayments of the Swing Line Loans being made on such date).

     The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.05(a) of the Agreement.

                                        FIDELITY NATIONAL INFORMATION SERVICES,
                                        INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                     EXHIBIT D-1

                               FORM OF TERM NOTE

                                                                     ___________

     FOR VALUE RECEIVED, the undersigned (the "BORROWER"), hereby promises to pay to _____________________ or its registered assigns (the "TERM LENDER"), in accordance with the provisions of the Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Term Loan made by the Term Lender to the Borrower under that certain Credit Agreement dated as of January 18, 2007 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT"; the terms defined therein being used herein as therein defined), among Fidelity National Information Services, Inc., a Georgia corporation, the Designated Borrowers from time to time party thereto, each lender party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender.

     The Borrower promises to pay interest on the aggregate unpaid principal amount of each Term Loan made by the Term Lender to the Borrower under the Agreement from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Term Lender in Dollars in immediately available funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

     This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of the Guaranty. Upon the occurrence and during the continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term Loans made by the Term Lender shall be evidenced by one or more loan accounts or records maintained by the Term Lender in the ordinary course of business. The Term Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.


                                     D-1-1

     The Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

     THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                        FIDELITY NATIONAL INFORMATION SERVICES,
                                        INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                     D-1-2

                  TERM LOANS AND PAYMENTS WITH RESPECT THERETO

                                                     Amount of     Outstanding
                 Type of    Amount of    End of     Principal or     Principal
                Term Loan   Term Loan   Interest   Interest Paid   Balance This   Notation
     Date          Made        Made      Period      This Date         Date        Made By
-------------   ---------   ---------   --------   -------------   ------------   --------



                                     D-1-3

                                                                     EXHIBIT D-2

                     FORM OF US DOLLAR REVOLVING CREDIT NOTE

                                                                      __________

     FOR VALUE RECEIVED, the undersigned (the "BORROWER"), hereby promises to pay to _____________________ or registered assigns (the "US DOLLAR REVOLVING CREDIT LENDER"), in accordance with the provisions of the Agreement (as hereinafter defined), the aggregate unpaid principal amount of each US Dollar Revolving Credit Loan made by the US Dollar Revolving Credit Lender from time to time to the Borrower under that certain Credit Agreement dated as of January 18, 2007 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT"; the terms defined therein being used herein as therein defined), among Fidelity National Information Services, Inc., a Georgia corporation, the Designated Borrowers from time to time party thereto, each lender party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender.

     The Borrower promises to pay interest on the aggregate unpaid principal amount of each US Dollar Revolving Credit Loan made from time to time by the US Dollar Revolving Credit Lender to the Borrowers under the Agreement from the date of such US Dollar Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the US Dollar Revolving Credit Lender in Dollars and in immediately available funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

     This US Dollar Revolving Credit Note is one of the US Dollar Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This US Dollar Revolving Credit Note is also entitled to the benefits of the Guaranty. Upon the occurrence and during the continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this US Dollar Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. US Dollar Revolving Credit Loans made by the US Dollar Revolving Credit Lender shall be evidenced by one or more loan accounts or records maintained by the US Dollar Revolving Credit Lender in the ordinary course of business. The US Dollar Revolving Credit Lender may also attach schedules to this US Dollar Revolving Credit Note and endorse thereon the date, amount and maturity of its US Dollar Revolving Credit Loans and payments with respect thereto.


                                     D-2-1

     The Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

     THIS US DOLLAR REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                        FIDELITY NATIONAL INFORMATION
                                        SERVICES, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                     D-2-2

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                            Amount of     Outstanding
                                End of     Principal or    Principal
        Type of    Amount of   Interest   Interest Paid   Balance This   Notation
Date   Loan Made   Loan Made    Period      This Date         Date       Made By
----   ---------   ---------   --------   -------------   ------------   --------



                                     D-2-3

                                                                     EXHIBIT D-3

                   FORM OF MULTICURRENCY REVOLVING CREDIT NOTE

                                                                      __________

     FOR VALUE RECEIVED, the undersigned (the "BORROWER"), hereby promises to pay to _____________________ or registered assigns (the "MULTICURRENCY REVOLVING CREDIT LENDER"), in accordance with the provisions of the Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Multicurrency Revolving Credit Loan made by the Multicurrency Revolving Credit Lender from time to time to the Borrower under that certain Credit Agreement dated as of January 18, 2007 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT"; the terms defined therein being used herein as therein defined), among Fidelity National Information Services, Inc., a Georgia corporation, the Designated Borrowers from time to time party thereto, each lender party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender.

     The Borrower promises to pay interest on the aggregate unpaid principal amount of each Multicurrency Revolving Credit Loan made from time to time by the Multicurrency Revolving Credit Lender to the Borrower under the Agreement from the date of such Multicurrency Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.05(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Multicurrency Revolving Credit Lender in the currency in which such Multicurrency Revolving Credit Loan was denominated and in Same Day Funds at the Administrative Agent's Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

     This Multicurrency Revolving Credit Note is one of the Multicurrency Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Multicurrency Revolving Credit Note is also entitled to the benefits of the Guaranty. Upon the occurrence and during the continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Multicurrency Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Multicurrency Revolving Credit Loans made by the Multicurrency


                                     D-3-1

Revolving Credit Lender shall be evidenced by one or more loan accounts or records maintained by the Multicurrency Revolving Credit Lender in the ordinary course of business. The Multicurrency Revolving Credit Lender may also attach schedules to this Multicurrency Revolving Credit Note and endorse thereon the date, amount, currency and maturity of its Multicurrency Revolving Credit Loans and payments with respect thereto.

     The Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Multicurrency Revolving Credit Note.

     THIS MULTICURRENCY REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                        [BORROWER]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                     D-3-2

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                    Currency                Amount of      Outstanding
                      and       End of    Principal or     Principal
        Type of    Amount of   Interest   Interest Paid   Balance This   Notation
Date   Loan Made   Loan Made    Period      This Date        Date         Made By
----   ---------   ---------   --------   -------------   ------------   --------



                                     D-3-3

                                                                       EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE

                                         Financial Statement Date: _______, ____

To: JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement dated as of January 18, 2007 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT"; the terms defined therein being used herein as therein defined), among Fidelity National Information Services, Inc., a Georgia corporation (the "COMPANY"), the Designated Borrowers from time to time party thereto, each lender party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender.

     The undersigned, a Specified Responsible Officer of the Company, hereby certifies as of the date hereof that he/she is the _________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Company and its Restricted Subsidiaries, and hereby certifies on behalf of the Company that:

     [Use following paragraph 1 for fiscal year-end financial statements]

     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company and its Subsidiaries ended as of the above date, together with the report and opinion of the independent certified public accountant required by such Section.

     [Use following paragraph 1 for fiscal quarter financial statements]

     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders' equity and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

     2. To the knowledge of the undersigned Specified Responsible Officer, the Company has caused to be made, a review of the activities of the Company and its Restricted Subsidiaries in regard to the matters relevant to this Compliance

Certificate during such fiscal period and has required that the results thereof be reported to the undersigned Specified Responsible Officer.

                                  [select one:]

     [To the knowledge of the undersigned Specified Responsible Officer after taking into account the review reports described above, no Default has occurred during such fiscal period and is continuing on the Financial Statement Date.]

                                      -or-

     [To the knowledge of the undersigned Specified Responsible Officer after taking into account the review reports described above, the following is a list of each Default (and its nature and status) that has occurred during such fiscal period and is continuing on the Financial Statement Date:]

     3. The financial covenant analyses and information set forth on Schedule 2 attached hereto are delivered in compliance with Section 6.02(b).

     4. Attached hereto as Schedule 3 is a description of all events, conditions or circumstances during the fiscal quarter ended as of the above date requiring a mandatory prepayment under Section 2.06(b) of the Agreement (excluding any event regarding which the Company has notified the Administrative Agent that the Company intends to reinvest the Net Cash Proceeds thereof, provided that either such reinvestment has been made or the time permitted for such reinvestment has not expired during such period), in each case as required by Section 6.02(f) of the Agreement.

     IN WITNESS WHEREOF, the undersigned Specified Responsible Officer has executed this Certificate on behalf of the Company as of ________________.

                                        FIDELITY NATIONAL INFORMATION
                                        SERVICES, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE 1
                          to the Compliance Certificate

[Audited or unaudited financial statements required by Section 6.01(a) or (b) of the Agreement]

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

For the Quarter/Year ended _______________ ("FINANCIAL STATEMENT DATE")

"SUBJECT PERIOD" means the four consecutive fiscal quarters ending on the Financial Statement Date.

All Section references refer to the Agreement.

I.   SECTION 7.11(A)--LEVERAGE RATIO(2)

     A.   Consolidated EBITDA of the Consolidated Companies

          1.   Consolidated Net Income:                                                                                  $
                                                                                                                         ===========

          2.   The sum of the amount which, in the determination of Consolidated Net Income for such period, was deducted for, without duplication:

               (i)    total interest expense:                                                                            $
                                                                                                                         -----------

               (ii)   income, franchise and similar taxes:                                                               $
                                                                                                                         -----------

               (iii)  depreciation and amortization expense (including amortization of intangibles, goodwill and
                      organization costs):                                                                               $
                                                                                                                         -----------

               (iv)   letter of credit fees:                                                                             $
                                                                                                                         -----------

               (v)    non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options to employees of the Company or any of its Subsidiaries pursuant
                      to a written plan or agreement or the treatment of such options under variable plan accounting:    $
                                                                                                                         -----------

               (vi)   extraordinary charges:                                                                             $
                                                                                                                         -----------

               (vii)  non-cash amortization (or write offs) of financing costs (including debt discount, debt issuance
                      costs and commissions and other fees associated with Indebtedness, including the Loans):           $
                                                                                                                         -----------

----------
(2) Calculated as of the end of any fiscal quarter of the Company for the Subject Period.

               (viii) cash expenses incurred in connection with the Certegy Merger, Reorganization, or, to the extent permitted under the Agreement, any Investment permitted under Section 7.02 (including any
                      Permitted Acquisition), Equity Issuance or Debt Issuance (in each case, whether or not
                      consummated):                                                                                      $
                                                                                                                         -----------

               (ix)   losses realized upon the Disposition of property or assets outside of the ordinary course of
                      business:                                                                                          $
                                                                                                                         -----------

               (x)    to the extent actually reimbursed, expenses incurred to the extent covered by indemnification
                      provisions in any agreement in connection with a Permitted Acquisition:                            $
                                                                                                                         -----------

               (xi)   to the extent covered by insurance, expenses with respect to liability or casualty events or
                      business interruption:                                                                             $
                                                                                                                         -----------

               (xii)  management fees permitted under Section 7.08(d):                                                   $
                                                                                                                         -----------

               (xiii) non-cash purchase accounting adjustment and any non-cash write-up, write-down or write-off with respect to re-valuing assets and liabilities in connection with the Certegy Merger, the
                      Reorganization or any Investment permitted under Section 7.02 (including any Permitted
                      Acquisition):                                                                                      $
                                                                                                                         -----------

               (xiv)  non-cash losses from Joint Ventures and non-cash minority interest reductions:                     $
                                                                                                                         -----------

               (xv)   fees and expenses in connection with exchanges or refinancings permitted by Section 7.11:          $
                                                                                                                         -----------

               (xvi)  (A) non-cash, non-recurring charges with respect to employee severance, (B) other non-cash, non-recurring charges so long as such charges described in this clause (B) do not result in a cash charge in a future period (except as permitted in clause (xvi)(C)) and (C) non-recurring charges other than those referred to in clauses (A) and (B) so long as such charges described in
                      this clause (C) do not exceed $30,000,000 during any fiscal year:                                  $
                                                                                                                         -----------

               (xvii) other expenses or charges reducing Consolidated Net Income which do not represent a cash item in
                      such period or any future period:                                                                  $
                                                                                                                         -----------

                                                                                                                 Total   $
                                                                                                                         ===========

          3.   The sum of the amount which, in the determination of Consolidated Net Income, has been included for:

               (i)    non-cash gains (other than with respect to cash actually received) and extraordinary gains:        $
                                                                                                                         -----------

               (ii)   gains realized upon the Disposition of property outside of the ordinary course of business:        $
                                                                                                                         -----------

                                                                                                                 Total   $
                                                                                                                         ===========

          4.   Unrealized losses/gains in respect of Swap Contracts:                                                     $
                                                                                                                         ===========

          5.   Consolidated EBITDA (Line I.A.1 + Total for I.A.2 - Total for I.A.3 (+/-) Line I.A.4)                     $
                                                                                                                         ===========

B.   Total Indebtedness at the Financial Statement Date(3)

          1.   The aggregate Outstanding Amount of all Loans, the aggregate undrawn amount of all outstanding trade
               Letters of Credit and all Unreimbursed Amounts:                                                           $
                                                                                                                         -----------

          2.   The sum of the following other Indebtedness of the Consolidated Companies, in each case other than
               Specified Non-Recourse Indebtedness:(4)

               (i)    all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes,
                      loan agreements or other similar instruments or agreements:                                        $
                                                                                                                         -----------

               (ii)   the maximum available amount of all letters of credit (including standby and commercial) and
                      bankers' acceptances, in each case solely to the extent drawn and unreimbursed:                    $
                                                                                                                         -----------

               (iii)  all obligations to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet, and (iii) any earn-out obligation that appears in the liabilities section of the balance sheet, to the extent (A)
                      indemnified for the payment thereof by a solvent Person reasonably acceptable to the
                      Administrative Agent or (B) amounts to be applied to the payment therefore are in escrow):         $
                                                                                                                         -----------

----------
(3) For any amounts listed in items 1 or 2 (including items (i) through (vii) of 2) consisting of revolving borrowings, use the average daily outstanding amount for the Subject Period.

(4) Item 2 shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person.

               (iv)   indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (the amount for purposes of this Item (iv) shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such indebtedness and (y) the fair market value
                      of the property encumbered thereby as determined by such Person in good faith):                    $
                                                                                                                         -----------

               (v)    all Attributable Indebtedness:                                                                     $
                                                                                                                         -----------

               (vi)   all indebtedness or similar financing obligations under any Securitization Financing:              $
                                                                                                                         -----------

               (vii)  all Guarantees of the Consolidated Companies of any of items (i) through (vi):                     $
                                                                                                                         -----------

                                                                                                             Subtotal:   $
                                                                                                                         ===========

          3.   Total Indebtedness (Item 1 + Subtotal for Item 2):(5)                                                     $
                                                                                                                         ===========

     LEVERAGE RATIO (Line I.B.3 / Line I.A.5)                                                                               __: 1.00

     Maximum permitted:

              Period Ending Date              Leverage Ratio
              ------------------              --------------
December 31, 2006 through December 31, 2008       3.50:1
March 31, 2009 through December 31, 2009          3.25:1
March 31, 2010 and thereafter                     3.00:1

----------
(5) To be reduced, in the case of any Indebtedness of a Majority-Owned Subsidiary, by an amount directly proportional to the amount by which Consolidated EBITDA determined pursuant to Section I.A. above was reduced (including through the calculation of Consolidated Net Income) by the elimination of a minority interest in such Majority-Owned Subsidiary owned by a Person other than a Consolidated Company.

II.  SECTION 7.11(B)--INTEREST COVERAGE RATIO(6)

     A.   Consolidated EBITDA of the Consolidated Companies (Line I.A.5 above):                                          $
                                                                                                                         -----------

     B.   Consolidated Interest Charges of the Consolidated Companies for the Subject Period, which is the amount payable with respect to:
                                                                                                                         -----------

          1.   total interest expense payable in cash plus pay-in-kind interest in respect of all obligations (in each case other than Specified Non-Recourse Indebtedness) for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or similar instruments or agreements (including the interest component under Capitalized Leases, but excluding, to the extent included in interest expense,
               (i) fees and expenses associated with the consummation of the Transaction, (ii) annual agency fees paid to the Administrative Agent, (iii) costs associated with obtaining Swap Contracts, (iv) fees and expenses associated with any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance
               (whether or not consummated) and (v) amortization of deferred financing costs):                           $
                                                                                                                         -----------

          2.   interest income with respect to Cash on Hand:                                                             $
                                                                                                                         -----------

          Consolidated Interest Charges Total (Line II.B.1 - Line II.B.2)
                                                                                                                         ===========
     INTEREST COVERAGE RATIO (Line II.A.5 / Line II.B)                                                                       __:1.00
                                                                                                                         -----------

     Minimum required:

             Period Ending Date               Interest Coverage Ratio
             ------------------               -----------------------
December 31, 2006 through December 31, 2008            3.50:1
March 31, 2009 and thereafter                          4.00:1

----------
(6) Calculated as of the end of any fiscal quarter of the Company for the four fiscal quarters ending on the Financial Statement Date.

                                   SCHEDULE 3
                          to the Compliance Certificate
              (Items required by Section 6.02(f) of the Agreement)

Mandatory Prepayment Events:

                                                                       EXHIBIT F

                            ASSIGNMENT AND ASSUMPTION

     This Assignment and Assumption (this "ASSIGNMENT AND ASSUMPTION") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "ASSIGNOR") and [Insert name of Assignee] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions as set forth in Annex 1 hereto and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below
(i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Guaranties and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor:             ______________________________

2.   Assignee:             ______________________________ [and is an
                           Affiliate/Approved Fund of [identify Lender]]

3.   Borrower(s):          Fidelity National Information Services, Inc. (and
                           Designated Borrowers, if any)

4.   Administrative Agent: JPMORGAN CHASE BANK, N.A., as the administrative agent under the Credit Agreement

5.   Credit Agreement:     The Credit Agreement dated as of January 18, 2007 (as
                           amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time; the terms defined therein being used herein as therein defined), among Fidelity National
                           Information Services, Inc., a Georgia corporation, the Designated Borrowers from time to time party thereto, each lender party thereto, JPMorgan Chase
                           Bank, N.A., as Administrative Agent, Swing Line
                           Lender and L/C Issuer, and Bank of America, N.A., as
                           Swing Line Lender

6.   Assigned Interest:

                                          Aggregate
                                           Amount of          Amount of        Percentage
                                       Commitment/Loans   Commitment/Loans     Assigned of
         Facility Assigned              for all Lenders        Assigned      Commitment/Loans   CUSIP Number
         -----------------             ----------------   ----------------   ----------------   ------------
Multicurrency Revolving Credit
   Facility                            ________________   ________________    ______________%
US Dollar Revolving Credit Facility    ________________   ________________    ______________%
Term Facility                          ________________   ________________    ______________%

7.   Trade Date:           __________________

Effective Date: __________________, 20__ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

     The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR
                                        [NAME OF ASSIGNOR]


                                        By:
                                           ------------------------------------
                                        Title:


                                        ASSIGNEE
                                        [NAME OF ASSIGNEE]


                                        By:
                                           -------------------------------------
                                        Title:

[Consented to and] Accepted:
JPMORGAN CHASE BANK, N.A., as
Administrative Agent, Swing Line Lender
and L/C Issuer


By:
   ----------------------------------
Title:


[Consented to:]
BANK OF AMERICA, N.A., as
Swing Line Lender


By:
   ----------------------------------
Title:]


[Consented to:
FIDELITY NATIONAL INFORMATION SERVICES, INC.


By:
   ----------------------------------
Title:]

                                            ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                        STANDARD TERMS AND CONDITIONS FOR

                            ASSIGNMENT AND ASSUMPTION

     1. Representations and Warranties.

     1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) the sale and assignment of the Assigned Interest is made by this Assignment and Assumption in accordance with the terms and conditions contained in the Credit Agreement; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates, or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates, or any other Person of any of their respective obligations under any Loan Document.

     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.

     4. GOVERNING LAW. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                                                       EXHIBIT G

                               SUBSIDIARY GUARANTY

                          Dated as of January 18, 2007

                                      From

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN

                                       and

             THE ADDITIONAL SUBSIDIARY GUARANTORS REFERRED TO HEREIN

                            as Subsidiary Guarantors

                                   in favor of

                        THE LENDER PARTIES REFERRED TO IN
                     THE CREDIT AGREEMENT REFERRED TO HEREIN

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SECTION 1.  Guaranty; Limitation of Liability............................     1
SECTION 2.  Guaranty Absolute............................................     2
SECTION 3.  Waivers and Acknowledgments..................................     4
SECTION 4.  Subrogation..................................................     4
SECTION 5.  Payments Free and Clear of Taxes, Etc........................     5
SECTION 6.  Covenants....................................................     5
SECTION 7.  Amendments, Release of Subsidiary Guarantors, Etc............     6
SECTION 8.  Guaranty Supplements.........................................     6
SECTION 9.  Notices, Etc.................................................     6
SECTION 10. No Waiver; Remedies..........................................     7
SECTION 11. Right of Set-off.............................................     7
SECTION 12. Continuing Guaranty; Assignments under the Credit Agreement..     7
SECTION 13. Execution in Counterparts....................................     8
SECTION 14. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC.......     8
Exhibit A - Guaranty Supplement

                               SUBSIDIARY GUARANTY

     SUBSIDIARY GUARANTY dated as of January 18, 2007 (this "GUARANTY") made by the Persons listed on the signature pages hereof under the caption "Subsidiary Guarantors" and the Additional Subsidiary Guarantors (as defined in Section 8) (such Persons so listed and the Additional Subsidiary Guarantors being, collectively, the "SUBSIDIARY GUARANTORS" and, individually, a "SUBSIDIARY GUARANTOR") in favor of the Lender Parties (as defined in the Credit Agreement referred to below).

                              PRELIMINARY STATEMENT

     Reference is made to the Credit Agreement dated as of January 18, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) among Fidelity National Information Services, Inc., a Georgia corporation (the "COMPANY"), the Designated Borrowers from time to time party thereto, certain Lenders party thereto, JPMorgan Chase Bank, N.A., as L/C Issuer, Swing Line Lender and Administrative Agent, and Bank of America, N.A., as Swing Line Lender. Each Subsidiary Guarantor may receive, directly or indirectly, a portion of the proceeds of the Loans under the Credit Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Loan Documents. It is a condition precedent to the making of Loans and the issuance of Letters of Credit by the Lenders under the Credit Agreement that each Subsidiary Guarantor shall have executed and delivered this Guaranty.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and to issue Letters of Credit under the Credit Agreement, each Subsidiary Guarantor, jointly and severally with each other Subsidiary Guarantor, hereby agrees as follows:

     SECTION 1. Guaranty; Limitation of Liability. (a) Each Subsidiary Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or by acceleration, demand or otherwise, of all Obligations of each Loan Party now or hereafter existing (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"). Without limiting the generality of the foregoing, the liability of each Subsidiary Guarantor shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

     (B) Each Subsidiary Guarantor, and by its acceptance of this Guaranty, the Administrative Agent, on behalf of itself and each other Lender Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Subsidiary Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Subsidiary Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Lender Parties and the Subsidiary Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Subsidiary Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance under Bankruptcy Law or any comparable provision of applicable law. For purposes hereof, "BANKRUPTCY LAW" means any proceeding of the type referred to in Section 8.01(f) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

     (C) Subject to Section 4 of this Guaranty, each Subsidiary Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party under this Guaranty or Article 10 of the Credit Agreement or any other guaranty, such Subsidiary Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Subsidiary Guarantor so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Loan Documents.

     (D) Each Subsidiary Guarantor hereby agrees that any Indebtedness owed by it to another Loan Party shall be subordinated to the Obligations of such Subsidiary Guarantor and that any Indebtedness owed to it by another Loan Party shall be subordinated to the Obligations of such other Loan Party, it being understood that such Subsidiary Guarantor or such other Loan Party, as the case may be, may make payments on such intercompany Indebtedness unless an Event of Default has occurred and is continuing.

     SECTION 2. Guaranty Absolute. Each Subsidiary Guarantor guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The Obligations of each Subsidiary Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or any other Loan Party or whether any Borrower or any other Loan Party is joined in any such action or actions. The liability of each Subsidiary Guarantor under this Guaranty shall be irrevocable, absolute and unconditional, and each Subsidiary Guarantor hereby irrevocably waives any defenses (other than payment in full of the Guaranteed Obligations) it may now have or hereafter acquire in any way relating to, any or all of the following:

     (A) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

     (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

     (C) any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

     (D) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

     (E) any failure of any Lender Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Lender Party (each Subsidiary Guarantor waiving any duty on the part of the Lender Parties to disclose such information);

     (F) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Subsidiary Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

     (G) any other circumstance or any existence of or reliance on any representation by any Lender Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety other than satisfaction in full of the Guaranteed Obligations.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender Party or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

     SECTION 3. Waivers and Acknowledgments. (a) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty (other than any demand, presentment or notice required by the Loan Documents) and any requirement that any Lender Party exhaust any right or take any action against any Loan Party or any other Person.

     (B) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

     (C) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives
(i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Subsidiary Guarantor or other rights of such Subsidiary Guarantor to proceed against any other Loan Party, any other guarantor or any other Person and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Subsidiary Guarantor hereunder.

     (D) Each Subsidiary Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Lender Party to disclose to such Subsidiary Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Lender Party.

     (E) Each Subsidiary Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

     SECTION 4. Subrogation. Each Subsidiary Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Loan Party that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender Party against any other Loan Party, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Loan Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated or otherwise provided for in full in a manner reasonably satisfactory to the L/C Issuer and the Commitments shall have expired or been terminated. If any amount shall be paid to any Subsidiary Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the final Maturity Date and (c) the latest date of expiration or termination of all Letters of Credit or other provision therefor in full in a manner reasonably satisfactory to the L/C Issuer, such amount shall be received and held in trust for the benefit of the Lender Parties, shall be segregated from other property and funds of such Subsidiary Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents. If (i) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (ii) the final Maturity Date shall have occurred and (iii) all Letters of Credit shall have expired or been terminated or other provision therefor in full shall have been made in a manner reasonably satisfactory to the L/C Issuer, the Lender Parties will, at any Subsidiary Guarantor's request and expense, execute and deliver to such Subsidiary Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Subsidiary Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Subsidiary Guarantor pursuant to this Guaranty.

     SECTION 5. Payments Free and Clear of Taxes, Etc. Any and all payments by any Subsidiary Guarantor under this Guaranty or any other Loan Document shall be made in accordance with the terms of the Credit Agreement, including the provisions of Section 3.01 of the Credit Agreement (and such Subsidiary Guarantor shall make such payments of Taxes and Other Taxes to the extent described in Section 3.01), as though such payments were made by a Borrower.

     SECTION 6. Covenants. Each Subsidiary Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding or not otherwise provided for in full in a manner reasonably satisfactory to the L/C Issuer or any Lender shall have any Commitment, such Subsidiary Guarantor will perform and observe, and cause each of its Restricted Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Company has agreed to cause such Subsidiary Guarantor or such Restricted Subsidiaries to perform or observe.

     SECTION 7. Amendments, Release of Subsidiary Guarantors, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Subsidiary Guarantors (with the consent of the requisite number of Lenders specified in the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. A Subsidiary Guarantor shall automatically be released from this Guaranty and its obligations hereunder (a) upon consummation of any transaction or designation permitted by the Credit Agreement as a result of which such Subsidiary Guarantor (i) ceases to be a Restricted Subsidiary, (ii) ceases to be a Subsidiary or (iii) becomes a Foreign Subsidiary or a Domestic Subsidiary of a Foreign Subsidiary, in each case to the extent permitted by the Credit Agreement (provided that no such release shall occur if such Subsidiary Guarantor is a guarantor in respect of Permitted Subordinated Indebtedness) or (b) if the Company determines that such Subsidiary Guarantor is no longer required under
Section 6.12 of the Credit Agreement to be a Subsidiary Guarantor and gives notice to that effect to the Administrative Agent. The Administrative Agent will, at the Company's expense, execute and deliver to such Subsidiary Guarantor such documents as the Company shall reasonably request to evidence the release of such Subsidiary Guarantor from its Guarantee hereunder pursuant to this
Section 7; provided that the Company shall have delivered to the Administrative Agent a written request therefor and a certificate of the Company to the effect that the transaction, designation or determination, as the case may be, is in compliance with the Loan Documents. The Administrative Agent shall be authorized to rely on any such certificate without independent investigation.

     SECTION 8. Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Annex A hereto (each, a "GUARANTY SUPPLEMENT"), (a) such Person shall be referred to as an "ADDITIONAL SUBSIDIARY GUARANTOR" and shall become and be a Subsidiary Guarantor hereunder, and each reference in this Guaranty to a "SUBSIDIARY GUARANTOR" shall also mean and be a reference to such Additional Subsidiary Guarantor, and each reference in any other Loan Document to a "SUBSIDIARY GUARANTOR" shall also mean and be a reference to such Additional Subsidiary Guarantor, and (b) each reference herein to "THIS GUARANTY", "HEREUNDER", "HEREOF" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "SUBSIDIARY GUARANTY", "THEREUNDER", "THEREOF" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

     SECTION 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including, without limitation, telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Subsidiary Guarantor, addressed to it in care of the Company at the Company's address specified in Section 11.02 of the Credit Agreement, if to any Agent or any Lender, at its address specified in Section 11.02 of the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 11.02 of the Credit Agreement. Delivery by telecopier or electronic mail of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

     SECTION 10. No Waiver; Remedies. No failure on the part of any Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 11. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 8.02 of the Credit Agreement to authorize the Administrative Agent to declare the Loans due and payable pursuant to the provisions of said Section 8.02, the Administrative Agent and, after obtaining the prior written consent of the Administrative Agent, each other Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but not any deposits held in a custodial, trust or other fiduciary capacity) at any time held and other indebtedness at any time owing by such Agent or such Lender to or for the credit or the account of any Subsidiary Guarantor against any and all of the Obligations of such Subsidiary Guarantor now or hereafter existing under any Loan Document, irrespective of whether such Agent or such Lender shall have made any demand under this Guaranty or any other Loan Document and although such Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify such Subsidiary Guarantor after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent and such Lender may have.

     SECTION 12. Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the final Maturity Date and (iii) the latest date of expiration or termination of all Letters of Credit or other provision therefor in full in a manner reasonably satisfactory to the

L/C Issuer, (b) be binding upon each Subsidiary Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lender Parties and their permitted successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as and to the extent provided in Section 11.07 of the Credit Agreement. Except as expressly provided in the Credit Agreement, no Subsidiary Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all Lenders.

     SECTION 13. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

     SECTION 14. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

     (C) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR

OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized signatory as of the date first above written.

          Subsidiary Guarantors:

          Aurum Technology Inc.
          Certegy Check Services, Inc.
          Certegy Payment Recovery Services, Inc.
          Clear Par, LLC
          DOCX, LLC
          Fidelity Information Services, Inc.
          Fidelity Information Services International Holdings, Inc. Fidelity International Resource Management, Inc.
          Fidelity National Agency Sales and Posting
          Fidelity National Card Services, Inc.
          Fidelity National Credit Services, Inc.
          Fidelity National E-Banking Services, Inc.
          Fidelity National Field Services, Inc.
          Fidelity National Foreclosure Solutions, Inc.
          Fidelity National Global Card Services, Inc.
          Fidelity National Information Services, LLC
          Fidelity National Information Solutions, Inc.
          Fidelity National Payment Services, Inc.
          Fidelity National Tax Service, Inc.
          Fidelity National Transaction Services, Inc.
          Fidelity Output Solutions, LP
          FNF Capital Leasing, Inc.
          FNF Capital, LLC
          FNIS Flood Group, LLC
          FNIS Flood Services, L.P.
          Game Financial Corporation
          Geotrac, Inc.
          Hansen Quality, LLC
          InterCept, Inc.
          InterCept Services, LLC
          InterCept TX I, LLC
          International Data Management Corporation
          Investment Property Exchange Services, Inc.
          LRT Record Services, Inc.

          LSI Appraisal, LLC
          LSI Title Agency, Inc.
          LSI Title Company
          Property Insight, LLC


          Each By:
                    -----------------------------------
                    Name:
                    Title:

Accepted and agreed:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent


By:
   ----------------------------------
   Name:
   Title:

                                                                         ANNEX A
                                                                          TO THE
                                                             SUBSIDIARY GUARANTY

                     FORM OF SUBSIDIARY GUARANTY SUPPLEMENT

                                                              _________ __, ____

JPMorgan Chase Bank, N.A., as Administrative Agent
1111 Fannin Street, Floor 10
Houston, Texas 77002-6925

Attention: _________

Re: Credit Agreement dated as of January 18, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Fidelity National Information Services, Inc., a Georgia corporation, the Designated Borrowers from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as L/C Issuer, Swing Line Lender and Administrative Agent, and Bank of America, N.A., as Swing Line Lender.

Ladies and Gentlemen:

     Reference is made to the Credit Agreement and to the Subsidiary Guaranty referred to therein (such Subsidiary Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Subsidiary Guaranty Supplement (this "GUARANTY SUPPLEMENT"), being the "SUBSIDIARY GUARANTY"). The capitalized terms defined in the Subsidiary Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

     Section 1. Guaranty; Limitation of Liability. (a) The undersigned hereby, jointly and severally with the other Subsidiary Guarantors, absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"). Without limiting the generality of the foregoing, the undersigned's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

     (b) The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent, on behalf of itself and each other Lender Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Subsidiary Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement and the Obligations of each Subsidiary Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Lender Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned Guarantor under this Guaranty Supplement and the Subsidiary Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty not constituting a fraudulent transfer or conveyance under Bankruptcy Law or any comparable provision of applicable law.

     (c) Subject to Section 4 of the Subsidiary Guaranty, the undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party under this Guaranty Supplement, the Subsidiary Guaranty, Article 10 of the Credit Agreement or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Subsidiary Guarantor so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Loan Documents.

     (d) The undersigned hereby agrees that any Indebtedness owed by it to another Loan Party shall be subordinated to the Obligations of the undersigned and that any Indebtedness owed to it by another Loan Party shall be subordinated to the Obligations of such other Loan Party, it being understood that the undersigned or such other Loan Party, as the case may be, may make payments on such intercompany Indebtedness unless an Event of Default has occurred and is continuing.

     Section 2. Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Subsidiary Guarantor by all of the terms and conditions of the Subsidiary Guaranty to the same extent as each of the other Subsidiary Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Subsidiary Guaranty to an "ADDITIONAL SUBSIDIARY GUARANTOR" or a "SUBSIDIARY GUARANTOR" shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a "SUBSIDIARY GUARANTOR" or a "LOAN PARTY" shall also mean and be a reference to the undersigned.

     Section 3. Delivery by Telecopier. This Guaranty Supplement may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier or electronic mail shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

     Section 4. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (a) THIS GUARANTY SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY SUPPLEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

     (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

                                        Very truly yours,

                                        [NAME OF ADDITIONAL SUBSIDIARY
                                        GUARANTOR]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Accepted and agreed:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent


By:
    ---------------------------------
    Name:
    Title:

                                                                       EXHIBIT H

                           FORM OF DESIGNATED BORROWER
                        REQUEST AND ASSUMPTION AGREEMENT

                                                        Date: ___________, _____

To: JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

     This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.15 of that certain Credit Agreement, dated as of January 18, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT"), among Fidelity National Information Services, Inc., a Georgia corporation (the "COMPANY"), the Designated Borrowers from time to time party thereto, each lender party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender. All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

     Each of ______________________ (the "DESIGNATED BORROWER") and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a [Domestic/Foreign] Subsidiary of the Company.

     The documents required to be delivered to the Administrative Agent under
Section 2.15 of the Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Agreement.

     The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

IDENTIFICATION NUMBER   JURISDICTION OF ORGANIZATION
---------------------   ----------------------------


     The parties hereto hereby confirm that with effect from the date hereof, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Agreement identical to those which the Designated

Borrower would have had if the Designated Borrower had been an original party to the Agreement on the Closing Date as a Designated Borrower. The Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Agreement applicable to such Designated Borrower.

     The parties hereto hereby request that the Designated Borrower be entitled to receive Loans under the Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on its behalf shall have any right to request any Loans for its account unless and until the date five Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.15 of the Agreement.

     This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Agreement.

     THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        [NAME OF DESIGNATED BORROWER]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        FIDELITY NATIONAL INFORMATION
                                        SERVICES, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT I

                       FORM OF DESIGNATED BORROWER NOTICE

                                                        Date: ___________, _____

To: Fidelity National Information Services, Inc.
    The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

     This Designated Borrower Notice is made and delivered pursuant to Section
2.15 of that certain Credit Agreement, dated as of January 18, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "AGREEMENT"), among Fidelity National Information Services, Inc., a Georgia corporation (the "COMPANY"), the Designated Borrowers from time to time party thereto, each lender party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender. All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

     The Administrative Agent hereby notifies Company and the Lenders that effective as of the date hereof [_________________________] shall be a Designated Borrower and may receive Loans for its account on the terms and conditions set forth in the Agreement.

     This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.

                                        JPMORGAN CHASE BANK, N.A., as
                                        Administrative Agent


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT J

                           FORM OF SUBORDINATION TERMS

     Section 1. Agreement to Subordinate. The Company's obligations to [INSERT NAME OF LENDER] ("SUBORDINATED LENDER") under this [INSERT NAME OF DOCUMENT] (the "SUBORDINATED OBLIGATIONS") are subordinated in right of payment, to the extent and in the manner provided in [this Note/Instrument], to the prior payment of all Senior Debt. "SENIOR DEBT" shall include the Obligations (as defined in the Credit Agreement dated as of January 18, 2007 (as in effect from time to time, the "CREDIT AGREEMENT") among Fidelity National Information Services, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent (the "ADMINISTRATIVE AGENT") and as Swing Line Lender and L/C Issuer, Bank of America, N.A., as Swing Line Lender, and the Lenders party thereto), and "SENIOR LENDERS" means the holders from time to time of the Senior Debt. The subordination provisions of [this Note/Instrument] are for the benefit of and enforceable by the Senior Lenders.

     Section 2. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (1) the Senior Lenders are entitled to receive payment in full in cash of all Senior Debt, including all interest accrued or accruing on the Senior Debt after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the Credit Agreement, whether or not the claim for the interest is allowed or allowable as a claim in the case or proceeding with respect to the Senior Debt (only such payment constituting "PAYMENT IN FULL") before the Subordinated Lender will be entitled to receive any payment of principal of or interest on the Subordinated Obligations (except for payments made in permitted junior securities or from a satisfaction and discharge or defeasance trust); and

          (2) until the Senior Debt is paid in full, any payment or distribution to which the Subordinated Lender would be entitled but for these subordination provisions shall instead be made to the Senior Lenders as their interests may appear.

     Section 3. Default on Senior Debt. (a) The Company shall not pay the principal of or interest on the Subordinated Obligations ("PAY THE SUBORDINATED

OBLIGATIONS") if either of the following occurs (each a "PAYMENT DEFAULT") (i) at the time any Senior Debt has not been paid in full in cash when due, whether at maturity, upon acceleration, or otherwise, and the default has not been cured or waived or (ii) any other default on the Senior Debt occurs and the maturity of the Senior Debt is accelerated in accordance with its terms, unless such acceleration has been rescinded or such Senior Debt has been paid in full in cash.

     (b) During the continuance of any default other than a Payment Default with respect to any Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice that may be required to effect acceleration) or upon the expiration of a grace period, the Company may not pay the Subordinated Obligations for a period (a "PAYMENT BLOCKAGE PERIOD")

          (1) commencing upon the receipt by the Company of written notice of default from the Administrative Agent specifying an election to effect a Payment Blockage Period (a "BLOCKAGE NOTICE") and

          (2) ending 179 days thereafter (or earlier if the Payment Blockage Period is terminated) (i) by written notice to the Company from the Administrative Agent, (ii) by repayment in full of such Senior Debt or
     (iii) because the default giving rise to the Blockage Notice is no longer continuing.

Subject to the preceding paragraph, unless the Senior Lenders have accelerated the maturity of the Senior Debt, the Company may resume payments on the Subordinated Obligations after the Payment Blockage Period.

     (c) Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to the Senior Debt during such period. No default which existed or was continuing on the date of the commencement of any Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period by the Senior Lenders, whether or not within a period of 360 consecutive days, unless the default has been cured or waived for a period of not less than 90 consecutive days.

     Section 4. When Distribution Must Be Paid Over. If a payment or other distribution is made to the Subordinated Lender that because of these subordination provisions should not have been made to it, the Subordinated Lender shall hold it in trust for the Senior Lenders and pay it over to them as their interests may appear.

     Section 5. Subrogation. For purposes of subrogation, a distribution made under these subordination provisions to the Senior Lenders which otherwise would have been made to the Subordinated Lender is not, as between the Company and the Subordinated Lender, a payment by the Company on the Senior Debt. After all Senior Debt is paid in full and until the Subordinated Obligations are paid in full, the Subordinated Lender will be subrogated to the rights of the Senior Lenders to receive payments in respect of the Senior Debt.

     Section 6. Relative Rights; Subordination Not to Prevent Events of Default or Limit Right to Accelerate. These subordination provisions define the relative rights of the Subordinated Lender and the Senior Lenders and do not impair, as between the Company and the Subordinated Lender, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Subordinated Obligations in accordance with their terms. The failure to make a payment pursuant to the Subordinated Obligations by reason of these subordination provisions does not prevent the occurrence of a Default, nor do these subordination provisions prevent the Subordinated Lender from exercising its available remedies upon a Default, subject to the rights of the Senior Lenders to receive distributions otherwise payable to the Subordinated Lender.

     Section 7. Subordination May Not Be Impaired By Company. No right of any Senior Lender to enforce the subordination of the Subordinated Obligations will be impaired by any act or failure to act by the Company or by its failure to comply with [Sections 1-9].

     Section 8. Subordinated Lender Entitled to Rely. For the purpose of ascertaining the outstanding amount of the Senior Debt, the Senior Lenders, and all other information relevant to making any payment or distribution to the Senior Lenders pursuant to [Sections 1-9], the Subordinated Lender is entitled to rely upon an order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 2 above are pending, a certificate of the liquidating trustee or other person making a payment or distribution to the Subordinated Lender, or information provided by the Senior Lenders or the Administrative Agent.

     Section 9. Reliance by Senior Lenders on Subordination Provisions; No Waiver. (a) The Subordinated Lender acknowledges and agrees that these subordination provisions are, and are intended to be, an inducement and a consideration to each Senior Lender, whether the Senior Debt was created or acquired before or after the incurrence of the Subordinated Obligations, to acquire or to hold the Senior Debt, and each Senior Lender will be deemed conclusively to have relied on these subordination provisions in acquiring and holding such Senior Debt.

     (b) The Senior Lenders may, at any time and from time to time, without the consent of or notice to the Subordinated Lender, without incurring any liability or responsibility to the Subordinated Lender, and without impairing the rights of the Senior Lenders under these subordination provisions, do any of the following:

          (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Debt or any instrument evidencing the same or any agreement under which the Senior Debt is outstanding or secured;

          (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt;

          (3) release any person liable in any manner for the payment of the Senior Debt; or

          (4) exercise or refrain from exercising any rights against the Company and any other person.